As filed with the Securities and Exchange Commission on May 1, 2007
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                                AQUAMATRIX, INC.
                 (Name of Small Business Issuer in Its Charter)

          Nevada                      4953                     13-3709558
      (State or Other           (Primary Standard           (I.R.S. Employer
      Jurisdiction of       Industrial Classification      Identification No.)
     Incorporation or             Code Number)
       Organization)

                         305 Madison Avenue, Suite 4510
                            New York, New York 10165
                                  212-986-0886
          (Address and Telephone Number of Principal Executive Offices)

                                Matthew Harriton
                      President and Chief Executive Officer
                         305 Madison Avenue, Suite 4510
                            New York, New York 10165
                                  212-986-0886
            (Name, Address and Telephone Number of Agent for Service)

      The Commission is requested to send copies of all communications to:

                            Sarah M. Bernstein, Esq.
              Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100

      Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                       Number of      Proposed Maximum     Proposed Maximum
      Title of Each Class of         Shares to be      Offering Price     Aggregate Offering        Amount of
   Securities to be Registered       Registered(1)      Per Unit(2)            Price(2)          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (3)        378,737           $1.20          $   454,484.40
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (4)     13,042,272           $1.20          $15,650,726.40
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (5)      6,508,178           $1.20          $ 7,809,813.60
--------------------------------------------------------------------------------------------------------------------
Total                                 19,929,187           $1.20          $23,915,024.40         $736.80
====================================================================================================================

-----------
(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions which occur during this continuous offering.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board on April 30, 2007, which was $0.008, adjusted to $1.20 to account for the anticipated 1 for 150 reverse split.
(3) Represents shares of common stock currently issued and outstanding and held by the selling stockholders.
(4) Represents 7,452,727 shares of common stock issuable upon conversion of outstanding convertible debt held by the selling stockholders, plus an additional 5,589,545 shares, representing an additional 75% excess that the Company agreed to register as a negotiated precaution for the selling stockholders to cover future adjustments to the conversion price of the convertible debt.
(5) Represents 3,718,959 shares of common stock issuable upon exercise of outstanding warrants held by the selling stockholders plus an additional 2,789,219 shares, representing an additional 75% excess that the Company agreed to register as a negotiated precaution for the selling stockholders to cover future adjustments to the exercise price of the warrants.
                                 _______________

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                    Subject to completion, dated May 1, 2007

                                   PROSPECTUS
                                19,929,187 Shares

                                     [LOGO]
                                   AQUAMATRIX
                      Innovations in Hydrophilic Technology

                                  Common Stock
                                  _____________

      This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus, whom we refer to as the Selling Stockholders, of up to 19,929,187 shares of our common stock, which total includes 378,737 shares of currently issued common stock, 7,452,727 shares issuable upon the conversion of outstanding convertible debt, 3,718,959 shares issuable upon the exercise of outstanding warrants and an additional 8,378,764 shares representing 75% of the sum of the number of shares of common stock issuable upon conversion of the convertible debt, and the number of shares of common stock issuable upon exercise of the warrants. We are not offering or selling any of the shares of our common stock included in this prospectus, which we refer to as the Shares. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, although we will receive up to approximately $2,588,000 from the exercise of the warrants to the extent they are exercised in cash. We intend to use any proceeds received from the Selling Stockholders' exercise of the warrants for working capital and general corporate purposes. All costs associated with this registration will be borne by us.

      The Selling Stockholders may sell the Shares from time to time in various types of transactions, including in the principal market on which the stock is traded or listed or in privately negotiated transactions, through agents designated from time to time or through broker-dealers. In connection with any such sales, any Selling Stockholder or broker-dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Any commissions paid to such broker-dealers and, if broker-dealers purchase any Shares as principals, any profits received by such brokers-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions if any such Selling Stockholder is deemed an "underwriter" as defined in the Securities Act. We will not control or determine the price at which a Selling Stockholder decides to sell its Shares. Broker-dealers effecting transactions in the Shares should confirm that the Shares are registered under applicable state law or that an exemption from registration is available. For a list of the Selling Stockholders, please refer to the section entitled "Selling Stockholders."

      Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "AQMX." On May [__], 2007, the closing bid price of our common stock was [$_.__] per share.

Investing in our common stock involves significant risks. Please refer to the section entitled "Risk Factors" beginning on page 4 to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and any supplement to this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                      The date of this prospectus is , 2007

[The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................11
USE OF PROCEEDS...............................................................11
DETERMINATION OF OFFERING PRICE...............................................11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................11
SELLING STOCKHOLDERS..........................................................13
PLAN OF DISTRIBUTION..........................................................17
BUSINESS .....................................................................19
DESCRIPTION OF PROPERTY.......................................................25
LEGAL PROCEEDINGS.............................................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................27
MANAGEMENT ...................................................................36
EXECUTIVE COMPENSATION........................................................39
INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................44
DESCRIPTION OF CAPITAL STOCK..................................................46
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE........................................................48
EXPERTS ......................................................................49
LEGAL MATTERS.................................................................49
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................49
WHERE YOU CAN FIND MORE INFORMATION...........................................49
 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................47

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all information that may be important to you. Therefore, you should carefully read the entire prospectus, including the risk factors beginning on page 4 and our consolidated financial statements and the related notes, before making a decision to invest in our common stock.

      As used in this prospectus, the terms "we", "us", "our", the "Company" and "Aquamatrix" mean Aquamatrix, Inc. (f/k/a Nesco Industries, Inc.), a Nevada corporation, unless the context requires otherwise.

The Company

      Our principal business is conducted through our wholly-owned subsidiaries, Hydrogel Design Systems, Inc., which we refer to as HDS, and, since January 2006, Foam Manufacturing, Inc., which we refer to as FMI.

      Through our HDS subsidiary, we develop, manufacture and market high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. These gels are produced using proprietary manufacturing technologies which enable the Company to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, which we refer to as gels. Through discussions with various customers of our products and through market research, to the best of our management's knowledge and belief we are one of two known manufacturers in the world of these gels. The Company specializes in custom gels capitalizing on proprietary manufacturing technologies. These capabilities allow us to manufacture gels which meet the rigid specifications of our customers, a key requirement in gels used for delivery of active ingredients, the most rapidly growing component of the hydrogel industry.

      On October 3, 2005, the Company, on behalf of a wholly-owned subsidiary to be formed, entered into a manufacturing agreement with H.H. Brown Shoe Technologies, Inc., doing business as Dicon Technologies, which we refer to as Dicon. This agreement, which we refer to as the Dicon Agreement, grants the Company the exclusive rights to manufacture patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts and to distribute, along with Dicon, these products in North America in consideration of a 7-10% royalty based on sales. Products manufactured under the Dicon Agreement are being sold for use in cosmetic, medical, and household markets including the foot-care market under the brand name DRYZ, a registered trademark. In December 2005, FMI was formed as a wholly-owned subsidiary of the Company to control this activity and in February 2006, FMI entered into a lease for a manufacturing facility. Approximately $650,000 of equipment has been purchased from Dicon in connection with the Dicon Agreement.

Recent Developments

      On February 15, 2007, we consummated a financing transaction, which we refer to as the Financing Transaction, with certain unaffiliated accredited institutional investors, from which we received gross proceeds of $4.150 million. In connection with the Financing Transaction, pursuant to the terms of a Securities Purchase Agreement, which we refer to as the Purchase Agreement, we issued senior secured convertible promissory notes, which we refer to as the convertible notes, in the aggregate original principal amount of approximately $4.456 million, and five-year warrants, which we refer to as the warrants, to purchase an aggregate of approximately 480 million shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. As part of the Financing Transaction, we also entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale the shares of our common stock into which the convertible notes are convertible and the shares of our common stock for which the warrants are exercisable.

      Effective March 28, 2007, we amended our articles of incorporation to:

            o change our name from "Nesco Industries, Inc." to "Aquamatrix, Inc."; and

            o increase the authorized number of our common shares to 400,000,000.

      Prior to March 28, 2007, there were 21,636,225 shares of our common stock, 67,000 shares of Series A convertible preferred stock and 117,055 shares of Series B convertible preferred stock outstanding and entitled to vote. Following the amendment to our articles of incorporation on March 28, 2007, all shares of Series A and Series B convertible preferred stock were automatically converted to shares of our common stock. In addition, on March 29, 2007, we issued 275,309,405 shares of common stock pursuant to the terms of certain settlement agreements and conversion agreements that we and our subsidiaries entered into with the holders of our senior secured notes, our convertible subordinated debentures and our subsidiary senior secured notes and our other creditors in connection with the Financing Transaction. As of April 4, 2007, and following conversion of the Series A convertible preferred stock and the Series B convertible preferred stock, and the issuance of the additional 275,309,405 shares of our common stock, there were a total of 386,746,880 shares of common stock outstanding.

      In addition, on April 25, 2007, at the annual meeting of our stockholders, a majority of the shares present in person or by proxy at the meeting voted:

            o to approve the adoption of the Aquamatrix, Inc. 2007 Equity Incentive Plan; and

            o to approve the amendment of our articles of incorporation to effect a 1:150 reverse stock split of our outstanding shares of common stock, which we refer to as the reverse stock split.

      Effective May [__], 2007, we amended our articles of incorporation to effect the reverse stock split. On May [___], 2007, we issued 798,131,910 additional shares of common stock (5,320,879, as adjusted for the reverse stock split) pursuant to the terms of the settlement and conversion agreements entered into in connection with the Financing Transaction. As of May [__], 2007, following the reverse stock split, there were a total of 7,899,192 shares of common stock outstanding.

      On April 30, 2007, we issued an additional approximately $730 thousand of senior secured convertible notes payable in exchange for gross proceeds of approximately $679 thousand. Such senior secured convertible notes contain the same terms as the Financing Transaction and are convertible into approximately 157,328,000 (approximately 1,049,000 after the reverse split) shares of common stock and the holders were granted warrants to purchase approximately 78,675,000 (approximately 524,500 after the reverse split) shares of common stock.

Corporate information.

      Our executive offices are located at 305 Madison Avenue, Suite 4510, New York, New York 10165 and telephone number (212) 986-0886.

The Offering

Common stock currently outstanding..................   7,899,192 shares

Common stock offered by
the Selling Stockholders (3)........................   378,737 shares

Common stock offered by the
Selling Stockholders issuable upon the
conversion of convertible notes.....................   7,452,727 shares

Common stock offered by the
Selling Stockholders issuable upon the
exercise of warrants (3)............................   3,718,959 shares

Common stock outstanding
after the offering (1)(2)...........................   19,070,878 shares

Use of proceeds.....................................   We will not receive any
                                                       proceeds from the sale of
                                                       common stock offered by
                                                       this prospectus. We will
                                                       receive the proceeds from
                                                       any cash exercises of
                                                       warrants, which we intend
                                                       to use for general
                                                       corporate purposes,
                                                       including for working
                                                       capital

OTC Bulletin Board symbol...........................   "AQMX"

(1) Assumes the cash exercise by the Selling Stockholders of all warrants.

(2) The number of shares outstanding after this offering set forth above does not give effect to 1,500,000 shares reserved for issuance under the Aquamatrix, Inc. 2007 Equity Incentive Plan, of which options to purchase [____] shares at a weighted average price of $[___] were outstanding at [____], 2007.

(3) Does not include the additional 75% of the sum of (i) the number of shares of common stock issuable upon conversion of the convertible notes, and (ii) the number of shares of common stock issuable upon exercise of warrants that we agreed to register as a negotiated precaution for the selling stockholders to cover future adjustments to the conversion price of our convertible notes and the exercise price of the warrants.

                                  RISK FACTORS

      You should carefully consider the risk factors listed below before purchasing our common stock. These risk factors may cause our future earnings or our financial condition to be less favorable than we expect. Other risks may be significant, and the risks listed below may affect us to a greater extent than indicated. You should read this section together with the other information in this prospectus.

Financial Risks

We have a limited operating history and do not expect to be profitable in the near future.

      We have achieved only limited revenues to date and there is no assurance that we will be able to generate substantial revenues or be profitable in the future. We have incurred net losses of $4,399,000 and $8,597,000 for the years ended April 30, 2006 and 2005, respectively, and $2,476,000 and $3,574,000 for the nine months ended January 31, 2007 and 2006, respectively. We expect to continue to incur significant losses on a quarterly basis at least until our revenue levels permit us to reach profitability which is unlikely to occur until later in 2007 if at all . As of January 31, 2007, we had an accumulated deficit of approximately $26,157,000 and a working capital deficiency of approximately $2,463,000. We can offer no assurance that we will achieve revenue growth or profitability.

Our financial condition raises substantial doubt about our ability to continue as a going concern.

      As of April 30, 2006, our independent public accounting firm issued a "going concern opinion" wherein they stated that the accompanying financial statements were prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, including a net loss of approximately $4,399,000 for the year ended April 30, 2006 and a net loss of approximately $2,476,000 for the nine months ended January 31, 2007. These matters raise substantial doubt about the Company's ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue operations due to our inability to raise sufficient funds to maintain current and proposed operations.

We may not have sufficient funds to operate our business and may not be able to obtain additional financing.

      We have recently completed a financing which resulted in $4,829,000 gross proceeds to us. We expect these funds to be sufficient to carry out operations through approximately September 2007 . However, if revenue does not expand as anticipated or if we experience unanticipated expenses, problems, and difficulties in operations, we will require additional funds sooner than September 2007 to continue our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through stock or debt financings. Those additional financings could result in dilution to our stockholders.

We may need to raise additional money before we achieve profitability; if we fail to raise additional money, it could be difficult to continue our business.

      Based on our current plans, we believe that we have sufficient financial resources to meet our operating expenses and capital requirements through approximately September 2007. If we plan to expand our operations to manufacture and market additional products or services or if we make material acquisitions, we will need to obtain additional funds. We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

      You should be aware that in the future:

            o we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

            o     any available additional financing may not be adequate.

      If we cannot raise additional funds when needed, or on acceptable terms, we will not be able to continue to expand our operations or develop and manufacture our products.

Risks Related to our Business

We are dependent on proprietary know-how. We hold limited patents.

      Competitors may develop or market technologies that are more effective or more commercially attractive than ours. Our manufacturing know-how as to mixing, coating and cross-linking can be duplicated, even if it is difficult to do so. There is no assurance that, should we apply for intellectual property protection, we would be able to obtain such protection. Despite our efforts to protect proprietary rights, there is no assurance that such protections may not preclude competitors from developing and/or marketing similar products. While we are not aware of any third party intellectual property that would materially affect our business, our failure or inability to obtain patents and protect our proprietary information could result in our business being adversely affected.

We are dependent on the services of key personnel the loss of which would have a material adverse effect on us.

      The operations and future success of our company depends upon the efforts of our key employees, particularly our President and Chief Executive Officer, Matthew Harriton. In addition, in order to facilitate the future growth and success of our business, we will be required to hire additional management and employees. Because of the specialized nature of our business, we are dependent on our ability to attract and retain qualified personnel. We face competition for personnel from other companies with greater resources than we have. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business and financial condition. We have no key man insurance for any of our existing employees.

FMI started to produce and sell products under the Dicon agreement in 2006. Our plans are to generate synergies with our HDS business. However FMI's operations have generated significant operating losses. There is no assurance that this new business will be successful.

In October 2005, we entered into an agreement to acquire certain equipment from Dicon in order to produce products for Dicon and others. We view this as a synergistic opportunity to leverage our people and expertise. The production of items contemplated by the Dicon Agreement involves new equipment, facility, processes, human resources and products. As such, this activity has many elements of a start-up operation which has risks and uncertainties which are often unknown until first experienced. As such, we have experienced delays in starting up manufacturing under this agreement and we are still not fully operational on all of the equipment we purchased. Delays and problems resulted from our own financial condition as well as from unanticipated costs and activities. For the nine months ended January 31, 2007, operations of FMI have generated approximately $723,000 of operating losses on revenues of approximately $648,000 and required significant additional capital expenditures. Virtually all of the FMI revenues are to Dicon. There is no assurance that we can achieve profitable operations at FMI. If we do not achieve profitable operations at FMI, the operations of HDS are insufficient to absorb our corporate general and administrative costs.

We are dependant on a few significant customers, including Dicon.

      During the fiscal year ended April 30, 2006, more than 60% of our revenues were from only four customers. For the nine months ended January 31, 2007, three customers represented approximately 70% of our revenues. Further, since starting up production under the Dicon Agreement, Dicon has become a significant customer, constituting approximately 47% of our revenues in the nine months ended January 31, 2007. The loss of Dicon or of any significant customer would have a significantly negative effect on our operations. While we consider our relationships with our customers to be satisfactory, given the concentration of our sales to a few key customers, our continued relationships may be subject to the policies and practices of our customers.

We are dependent on outside suppliers for raw materials.

      Our products are manufactured using proprietary polymers that we obtain from outside suppliers. It is possible that the outside suppliers may be unable to meet our demands or may be unable to supply us with the materials necessary for us to manufacture our products. Moreover, problems in the availability, or increases in the prices, of raw materials or components could depress our sales or increase the costs of our products. If a key supplier is unable or unwilling to meet our supply requirements, we could experience supply interruptions or cost increases, either of which could have an adverse effect on our gross profit.

We may not manage growth effectively.

      If our management chooses to expand our operations to manufacture and market additional products or services, and if we are able to obtain additional funds to facilitate such expansion, we may experience rapid growth which will place a significant strain on our managerial, operational, and financial systems resources. To accommodate our current size and manage future growth, we must continue to implement and improve our financial strength and our operational systems, and expand, train and manage our sales and distribution base. There is no guarantee that we will be able to effectively manage the expansion of our operations, or that our facilities, systems, procedures or controls will be adequate to support our expanded operations. Our inability to effectively manage our future growth would have a material adverse effect on us.

Our business can be hurt by an economic downturn.

      Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A large portion of our revenues relate to products in which the end user is the consumer, particularly in cosmetic, medical and planned for footcare, among others. Many of these end uses can be considered discretionary. A decline in economic activity in the United States, with a related decline in consumer spending, could materially affect our financial condition and results of operations.

Risks Related to Our Industry

We are subject to governmental regulations

      Inherent in the development of new medical products is the potential for delay in that product testing, including clinical evaluation, is required before most products can be used with humans. The manufacture, marketing, labeling, record-keeping, claims and advertising of medical devices as well as prescription drugs, non-prescription drugs that claims to have certain therapeutic properties, and cosmetics are subject to regulation by the Food & Drug Administration, which we refer to as the FDA, and the Federal Trade Commission, which we refer to as the FTC. We are also subject to state regulation on electron beam radiation services and facilities. The expansion of our business into the manufacture and distribution of products for consumer use will subject us to additional governmental regulation. While Hydrogel patches are classified as Class I exempt devices by the FDA, there can be no assurances that the FDA will not seek to regulate this product in the future. Such action by the FDA could have a material adverse effect on our prospects as such approval requires a number of years, costly and time-consuming tests and other procedures.

Our products are subject to obsolescence; competition in the medical products field is intense and we represent a very small presence.

      The field of medical and health products is characterized by rapid and significant changes. We can give no assurance that any existing or future product of ours will be competitive and will not become obsolete in light of future technological developments. Most of our competitors have far greater financial, research, marketing and distribution resources and more established channels of distribution than we do. In addition, many of our current and potential competitors offer greater variety of products and services and can therefore offer discounts and other incentive programs unavailable to us at this time.

      Our failure to meet the prices offered by competitors, or to be unable to meet production demands for our products could have material adverse effect on our business, financial condition or results of operations. The relative speed with which we can introduce products and expand our distribution are also a competitive factor. Additionally, many of our customers have financial ability to establish in-house manufacturing capabilities similar to ours.

Our products risk exposure to product liability claims.

      If successful in developing testing and commercializing our products, we will be exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of topical therapeutic and skin care products. It is likely we will be contractually obligated, under any license agreements we enter into to indemnify the individuals and/or entities to whom we have licensed the technology against claims relating to the manufacture and sale of products sold by licensees. This indemnification liability, as well as direct liability to consumers for any defects in the products sold, could expose us to substantial risks and losses. We have obtained $1,000,000 of product liability insurance; however, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities.

Risks Related to Our Securities and this Registration

Our common stock may be affected by limited trading volume and may fluctuate significantly which may affect the value of our shares of common stock.

      Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There can be no assurance that an active trading market will be maintained. Trading of securities on the Over-the-Counter Electronic Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a limited operating history and lack of profits, which could lead to wide fluctuations in our share price. The price at which stockholders purchase shares of our common stock may not be indicative of the price of the our common stock that will prevail in the trading market.

      The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, there has been limited trading in our common stock. As a consequence of this lack of liquidity, any future trading of shares by our stockholders may disproportionately influence the price of those shares in either direction. Second, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time or as to what effect that the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

      In addition, the market price of our common stock could be subject to wide fluctuations in response to:

            o     quarterly variations in our revenues and operating expenses;

            o     announcements of new products or services by us;

            o     fluctuations in interest rates;

            o     significant sales of our common stock;

            o the operating and stock price performance of other companies that investors may deem comparable to us; and

            o news reports relating to trends in our markets or general economic conditions.

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholder.

      As of May [__], 2007, approximately 33,515,057 shares of our common stock were reserved for issuance, which equals 300% of the maximum shares of our common stock issuable upon exercise or conversion of the following securities:
(i) 7,452,727 shares of common stock issuable upon conversion of the convertible notes issued as part of the Financing Transaction (without regard to any limitations on conversion); and (ii) 3,718,959 shares of common stock issuable upon exercise in full of the warrants issued to the holders of the convertible notes (without regard to any limitations on exercise).

      The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

The conversion ratio of the convertible notes and the exercise price of the warrants may be substantially below the market price of our stock at the time of exercise.

      The convertible notes issued as part of the Financing Transaction are currently convertible into our common stock at a fixed ratio of $0.696 per share ($0.00464 before the 2007 reverse stock split). The warrants issued as part of the Financing Transaction are exercisable at a fixed exercise price of $0.696 per share ($0.00464 before the 2007 reverse stock split). Subject to certain exceptions, these conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current conversion ratio or exercise price. Conversion of the notes or exercise of the warrants is only likely to occur at such time as the conversion ratio or exercise price, as the case may be, is lower than the current market price for our common stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

Because stock ownership is concentrated, you and other investors will have minimal influence on stockholder' decisions.

      Assuming the conversion of outstanding convertible debt and the exercise of outstanding warrants to purchase our common stock, nineteen of our stockholders control, in the aggregate, in excess of 74% of our outstanding voting rights as of April 30, 2007. As a result, these stockholders may be able to significantly influence the management of the company and all matters requiring stockholder approval, including the election of directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

The application of the "penny stock" rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase stockholder transaction costs to sell those shares.

      Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Our recent financing requires a registration statement to become effective within 90 days after the filing deadline of May 1, 2007 and if this fails to happen we will incur liquidated damages.

      Our recent financing pursuant to the Purchase Agreement requires us to file a registration statement and have the registration statement declared effective by the SEC within 90 days of the filing deadline of May 1, 2007. With limited exceptions, if such registration statement is not declared effective by July 30, 2007, we begin incurring liquidated damages equal to two percent (2%) of the aggregate purchase price of the convertible notes for each 30 day period that this registration statement is not declared effective after July 30, 2007.

Selling stockholders may impact our stock value through the execution of short sales which may decrease the value of our common stock.

      Short sales are transactions in which a selling stockholder sells a security it does not own. To complete the transaction, a selling stockholder must borrow the security to make delivery to the buyer. The selling stockholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling stockholder. If the underlying security goes down in price between the time the selling stockholder sells our security and buys it back, the selling stockholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling stockholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The Selling Stockholders in this prospectus could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the debenture or warrants at a discount to replace the security borrowed. Because the Selling Stockholders control a large portion of our common stock, the Selling Stockholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other stockholders.

We do not expect to pay dividends for the foreseeable future.

      For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

           [The remainder of this page was intentionally left blank.]

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. For example, statements regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, marketing, expenses and sales are all forward-looking statements. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operations," and "Business" as well as in this prospectus generally. These statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "potential(ly)," "continue," "forecast," "predict," "plan," "may," "will," "could," "would," "should," "expect," or the negative of such terms or other comparable terminology.

      We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

      We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus in the section entitled "Risk Factors" which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. We do not undertake, and specifically decline any obligation, to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

                                 USE OF PROCEEDS

      All proceeds from the sale of the shares offered by this prospectus will be received by the Selling Stockholders, although we will receive proceeds from the cash exercise of the warrants if any are exercised. We will use any such proceeds for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

      The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is quoted on the OTC Bulletin Board under the symbol "AQMX". The following table shows the high and low bid prices for our common stock for each quarter since May 1, 2005, as reported by the OTC Bulletin Board. All share prices have been adjusted to provide for the 1-for-150 reverse stock split which was effected on May [__], 2007. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of the stock.

      Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

May 1, 2005 to April 30, 2006 (OTC Bulletin Board)         High Bid      Low Bid
First Quarter...........................................    $37.50        $12.00
Second Quarter..........................................    $37.50        $ 3.00
Third Quarter...........................................    $15.00        $ 1.50
Fourth Quarter..........................................    $ 4.50        $ 1.50
May 1, 2006 to April 30, 2007 (OTC Bulletin Board)
First Quarter...........................................    $ 3.75        $ 3.75
Second Quarter..........................................    $ 3.75        $ 3.75
Third Quarter...........................................    $ 2.25        $0.525
Fourth Quarter..........................................    $ 1.50        $ 0.75

      As of May __, 2007, [_____] shares of our common stock were subject to outstanding warrants to purchase, or securities convertible into, our common stock. As of May __, 2007, there were [____] shares of our common stock issued and outstanding that could be sold under Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale, of which [_______] are being registered hereunder.

Holders

      The number of record holders of our common stock as of April 30, 2007, was approximately 208 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in "street" or "nominee" name.

Dividends

      We have not paid any dividends since our inception. We do not anticipate paying dividends on our common stock in the foreseeable future but plan to retain earnings, if any, for the operation and expansion of our business.

Securities Authorized For Issuance Under Equity Compensation Plans

                                        (a)                               (b)                               (c)
                                                                                               Number of securities remaining
                             Number of securities to be                                        available for future issuance
                              issued upon exercise of       Weighted-average exercise price   under equity compensation plans
                           outstanding options, warrants        of outstanding options,       (excluding securities reflected
                                     and rights                   warrants and rights                  in column (a))
                          --------------------------------- --------------------------------- ---------------------------------
Equity compensation
    plans approved by
    security holders                    -----                             -----                         1,500,000 (1)
Equity compensation
    plans not approved by
    security holders                    -----                             -----                             -----
Total                                                                                                   1,500,000 (1)

----------
(1) Represents shares available for issuance under the Aquamatrix, Inc. 2007 Equity Incentive Plan. We did not issue any options, warrants or securities with vesting provisions or exercise prices in the year ended April 30, 2006.

                              SELLING STOCKHOLDERS

      This prospectus covers shares of our common stock, including (i) shares of our common stock underlying convertible notes and warrants sold in the Financing Transaction, (ii) shares of our common stock issued pursuant to the terms of certain settlement agreements that we entered into with the holders of our senior secured notes in connection with the Financing Transaction and (iii) shares of our common stock issued pursuant to the terms of a settlement agreement we entered into with a former consultant. The Selling Stockholders may from time to time offer and sell under this prospectus any or all of the shares of our common stock listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

      The following table sets forth information about the number of shares of our common stock beneficially owned by each Selling Stockholder that may be offered from time to time under this prospectus. Certain Selling Stockholders may be deemed to be "underwriters" as defined in the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

      The table below has been prepared based upon the information furnished to us by the Selling Stockholders as of May [__], 2007. The shares presented on the table below, have, in each case, been presented after reflecting the 1 for 150 reverse stock split. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of our common stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling

Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of our common stock that will be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled "Plan of Distribution" in this prospectus.

      We have been advised, as noted below in footnote 3 to the table, that one of the Selling Stockholders is a broker-dealer. We have been advised that such Selling Stockholder purchased our convertible notes and warrants in the ordinary course of business, not for resale, and that such Selling Stockholders did not have, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

      The following table sets forth the name of each Selling Stockholder, the nature of any position, office, or other material relationship, if any, which the Selling Stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

      Unless otherwise indicated, the stockholders listed in the table below acquired their shares in the Financing Transaction. Beneficial ownership is calculated based on 7,899,192 shares of our common stock outstanding as of May [__], 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of May [__], 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding when calculating the beneficial ownership of other persons for the purpose of the table. Unless otherwise set forth below, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

                                                                                          Percentage of Shares
                                                                                             of Common Stock
                                                                                           Beneficially Owned
                                                                    Maximum         ----------------------------------
                                                              Number of Shares of
                                         Number of Shares    Common Stock That May                    If Maximum
                                          of Common Stock      Be Offered By This     Before       Number of Shares
      Name of Selling Stockholder        Beneficially Owned      Prospectus(1)       Offering      Offered are Sold
----------------------------------------------------------------------------------------------------------------------
Becker, Lillian                                 3,324                 3,324              *                *
Beechwood Ventures                             23,285                23,285              *                *
Belza Development Corp.                        23,285                23,285              *                *
Beychok, Mark                                   2,911                 2,911              *                *
Block, Alvin                                1,158,695             1,158,695            12.8%              *

                                                                                          Percentage of Shares
                                                                                             of Common Stock
                                                                    Maximum                Beneficially Owned
                                                              Number of Shares of   ----------------------------------
                                         Number of Shares    Common Stock That May                    If Maximum
                                          of Common Stock      Be Offered By This     Before       Number of Shares
      Name of Selling Stockholder        Beneficially Owned      Prospectus(1)       Offering      Offered are Sold
----------------------------------------------------------------------------------------------------------------------
Bobcat Property Trust of Angel Fire N.M.      215,517               215,517             2.7%              *
Brandon Trust                                   2,911                 2,911              *                *
BridgePointe Master Fund Ltd. (2)           3,232,759             3,232,759            29.0%              *
Carey, J.C.                                    11,643                11,643              *                *
Caruso, Salvatore and Rosario                   3,493                 3,493              *                *
Chicca, Louis & Maria                          23,285                23,285              *                *
Cipollone, Emilia and Mirella Deangelis         3,493                 3,493              *                *
Cinquemani, Salvatore and Anna                  6,986                 6,986              *                *
Cohen, Brian S.                                11,643                11,643              *                *
Commonwealth Associates, L.P. (3)             463,478               463,478             5.5%              *
Deangelis, John                                 5,821                 5,821              *                *
Delta Opportunity Fund (Institutional),LLC    173,804               173,804             2.2%              *
Etra, Richard                                   3,324                 3,324              *                *
Fishman, Howard                                 4,657                 4,657              *                *
Gambino, Calogero and Maria S.                  3,493                 3,493              *                *
Giannetti, Vickey Lanzeri                       3,493                 3,493              *                *
Gottbetter Capital Master, Ltd. (4)         2,309,986             2,309,986            22.6%              *
Grgas, Tomisalva                               23,285                23,285              *                *
Harborview Master Fund L.P.                 1,738,044             1,738,044            18.0%              *
Hedge Capital Partners, LLC                   215,517               215,517             2.7%              *
Ingrasia, Frank                                11,643                11,643              *                *
J. Roebling Fund LP                           579,347               579,347             6.8%              *
Kousoulou, Christakis                           3,493                 3,493              *                *
Lawler, Timothy J.                             23,285                23,285              *                *
Mattina, Giuseppe                               3,493                 3,493              *                *
Michaels, Evan                                 11,643                11,643              *                *
Miller, Gary J.                                23,285                23,285              *                *
Mostofsky, Michael                              2,329                 2,329              *                *
Naftol, Jeffrey E.                              5,821                 5,821              *                *

                                                                                          Percentage of Shares
                                                                                             of Common Stock
                                                                    Maximum                Beneficially Owned
                                                              Number of Shares of   ----------------------------------
                                         Number of Shares    Common Stock That May                    If Maximum
                                          of Common Stock      Be Offered By This     Before       Number of Shares
      Name of Selling Stockholder        Beneficially Owned      Prospectus(1)       Offering      Offered are Sold
----------------------------------------------------------------------------------------------------------------------
Neil V. Moody Revocable Trust dtd. 2/9/95      11,643                11,643              *                *
Nicholson, Donald J.                            2,329                 2,329              *                *
November, Lynn                                579,347               579,347             6.8%              *
Nybor Group, Inc.                             215,517               215,517             2.7%
Overbrook Fund I, LLC                         289,674               289,674             6.8%              *
Rubin, Alan T.                                 11,643                11,643              *                *
Saltzstein, Stephen E.                         11,643                11,643              *                *
Sapper, Wayne                                   5,821                 5,821              *                *
Sternberg, Eric                                 5,821                 5,821              *                *
Strategic Capital Initiatives, Ltd.            10,000                10,000              *                *
Sulcis, Antonio                                46,570                46,570              *                *
Toms, Nicholas & Caroline                      11,643                11,643              *                *
Vigilant Investment LLC                         11,643                11,643              *                *
Watson, George                                  4,657                 4,657              *                *
           Total                           11,550,422            11,550,422

----------
*     Represents less than 1%

(1) The amounts listed in this column reflect the shares held by the Selling Stockholders and shares underlying convertible notes and warrants owned by the Selling Stockholders. In accordance with the terms of registration rights agreements we entered into with the Selling Stockholders who acquired convertible notes and warrants as part of the Financing Transaction. We are also required to register an additional 75% of the sum of (i) the number of shares of common stock issuable upon conversion of the convertible notes, and (ii) the number of shares of common stock issuable upon exercise of warrants. We agreed to register the 75% excess of shares as a negotiated precaution for the Selling Stockholders to cover future adjustments to the conversion prices of our convertible notes and the exercise price of the warrants. The number of shares of our common stock into which our convertible notes are convertible and for which our warrants are exercisable are subject to adjustment in certain circumstances, in accordance with the operative agreements. The amount of shares listed in this column does not include this additional 75%.

(2) The names of the persons who have voting or investment control over the securities owned by BridgePointe Master Fund Ltd. are Michael Kendrick and Eric Swartz.

(3) Commonwealth Associates, L.P. is a broker-dealer. We have been advised that Commonwealth, L.P. purchased our convertible notes and warrants in the ordinary course of its business, not for resale, and did not, at the time of purchase, have any agreements or underwriting, directly or indirectly, with any person to distribute the related common stock.

(4) The name of the person who has voting or investment control over the securities owned by Gottbetter Capital Master, Ltd., is Adam Gottbetter. Gottbetter Capital Master, Ltd. is managed by Gottbetter Capital Management, LP. Mr. Adam Gottbetter also has voting and investment control over that entity and ultimately Gottbetter Capital Master, Ltd.

(5) Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on our principal markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o settlement of short sales entered into after the date of this prospectus;

            o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

            o     a combination of any such methods of sale;

            o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

            o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the buyer of shares, from such buyer) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay certain fees and expenses we incur incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each buyer at or prior to the time of the sale.

                                    BUSINESS

Overview and Corporate History

      Aquamatrix, Inc. is a Nevada corporation whose principal business is conducted through its wholly-owned subsidiaries, HDS and, since January 2006, FMI. HDS is engaged in the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic consumer products. FMI is engaged in the manufacture and sale of patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts for use in the cosmetic, medical, and household markets. The Company acquired the rights to produce the FMI products during October 2005, when it entered into an agreement which grants it the exclusive rights to manufacture and distribute these products in North America as described further in "--Business of the Issuer" below. Between January 2006 and April 2006, FMI's activities consisted of start-up activities and in April 2006 FMI made its first shipment to a customer. FMI's operations constitute a significant portion (approximately 47%) of our revenues for the nine months ended January 31, 2007 and management expects this to increase going forward. One customer, Dicon, represents virtually all of FMI's revenues.

      Prior to April 29, 2004, Aquamatrix, then known as Nesco Industries, Inc. or Nesco, was a "shell company" having ceased business operations and become inactive in May 2003. Prior to May 2003, Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. Nesco provided services through its wholly-owned subsidiary National Abatement Corporation, which we refer to as NAC and other wholly-owned subsidiaries including NAC/Indoor Air Professionals, Inc., which we refer to as IAP, and NAC Environmental Services, Inc., which we refer to as NACE.

      On April 29, 2004, Nesco entered into a share exchange agreement with HDS, a Delaware privately held corporation, whereby HDS became a majority-owned subsidiary of Nesco and the holders of HDS common stock and debt acquired a majority interest of Nesco. This exchange, which we refer to as the share exchange, was completed on May 25, 2004. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS, which was treated as the accounting acquirer. The acquired assets and assumed liabilities of Nesco were carried forward at their historical values which approximated fair value (with the exception of deferred liabilities for which there was no legal continuing obligation, which were not recorded). HDS's historical financial statements were carried forward as those of the combined entity.

Our Business

      Through our HDS subsidiary, the Company develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. These gels are produced using proprietary manufacturing technologies which enable the Company to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, which we refer to as gels. Through discussions with various customers of our products and through market research, to the best of management's knowledge and belief we are one of two known manufacturers in the world of these gels. The Company specializes in custom gels capitalizing on proprietary manufacturing technologies. These capabilities allow us to manufacture gels which meet the rigid specifications of our customers, a key requirement in gels used for delivery of active ingredients, the most rapidly growing component of the hydrogel industry.

      On October 3, 2005, the Company, on behalf of a wholly-owned subsidiary to be formed, entered into a manufacturing agreement with Dicon, an entity affiliated with a Director of the Company. The Dicon Agreement grants the

Company the exclusive rights to manufacture patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts and to distribute, along with Dicon, these products in North America in consideration of a 7-10% royalty based on sales. The Dicon Agreement also provides for a supply agreement between the Company and Dicon. Products manufactured under the Dicon Agreement are being sold for use in cosmetic, medical, and household markets including the foot-care market under the brand name DRYZ, a registered trademark. In December 2005, FMI was formed as a wholly-owned subsidiary of the Company to control this activity and in February 2006, FMI entered into a lease for a manufacturing facility. Approximately $650,000 of equipment has been purchased from Dicon in connection with the Dicon Agreement and more than $150,000 has been spent on installation and electrical work. FMI's activities have been funded by subsidiary senior secured notes, which were converted into shares of our common stock in connection with the Financing Transaction, and an equipment note with Dicon.

      In acquiring the manufacturing rights under the Dicon Agreement we have acquired rights to produce products that are similar to our HDS products and that address many of the same markets, customers and end users as the HDS products. Furthermore, there are production similarities between the FMI manufacturing processes and the HDS manufacturing processes. We have located the FMI manufacturing facility within close proximity to the HDS manufacturing facility. Therefore, our strategy in acquiring the rights under the Dicon Agreement is to achieve production, management and marketing synergies with our HDS business. However, as a result of delays and difficulties encountered, FMI has had approximately $723,000 of losses from operations (unaudited) on revenues of approximately $648,000 (unaudited) for the nine months ended January 31, 2007. Certain equipment which became operational during April 2007, is still not being utilized due to difficulties in arranging certain dies and materials.

      Our HDS gels exhibit significant potential in the following high growth fields: topical therapeutics in moist wound/burn healing applications; in trans (systemic) and intradermal (non-systemic) delivery of prescription and non-prescription medications; cosmetic skin care; and components in medical diagnostics. FMI manufactures products derived from "Hydrophilic Urethane Chemistry." The hydrophilic system has two parts: a hydrophilic pre-polymer phase and a water phase. During the water phase we introduce various water soluble active ingredients into our products. Current ingredients incorporated into our proprietary process include: health additives, moisturizers, super absorbents, soaps, detergents, antibacterials, carbons, electrostatic dissipative agents, fragrances, and waxes.

      The Company has developed successful strategic relationships in each of these categories with partners who are meaningful participants in these markets, including the market leaders in several medical device categories and the world's leading cosmetic companies.

      Hydrogels are gel-like or colloidal substances made of water and solids. They can be created chemically (through a combination of ultra violet cross-linking and chemical interface), or by mixing polymer and water then exposing it to an electron beam creating a "sheet" of water. Currently, and for the foreseeable future, all of the hydrogel products that we produce are electron beam cross-linked, water and polymer gels, a category in which our hydrogels have a significant competitive advantage, in part due to the following product characteristics: painless adhesion to the human body; stability of form and composition; purity; reproducibility (manufacturing high quality product on a consistent basis); compatibility with active ingredients; and high water content.

      Hydrophilic Urethane Foam comprises a prepolymer phase with a high concentration of water to form a plastic membrane that wicks and absorbs up to 160 times its weight. In the water phase, many ingredients can be incorporated in the foaming process. These ingredients become an integral part of the water based membrane and can be released over time by heat or pressure. The process lends itself to many industries such as apparel, sporting goods, athletic, medical, footwear, and cosmetic.

      Many of the competitive products feature physical characteristics which are less desirable than those of the Company's gels and foams. These include aggressive skin bonding, chemical and form instability, lack of uniformity, low water content, odor and active receptivity issues.

      The Company's products are manufactured using proprietary and non-proprietary mixing, coating, drying and cross-linking technologies. Together, these proprietary technologies enable us to produce gels and foams that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics - thickness, water content, adherence, absorption, vapor transmission, release rates - while maintaining product integrity. These manufacturing technologies allow the Company to participate in the development of FDA regulated medical devices. We are currently participating in other highly regulated, confidential projects. Management believes that the Company has sufficient capacity in its core assets to address the anticipated manufacturing demand for all current and planned projects.

      In addition to our ability to specifically regulate the aforementioned physical characteristics of the gels and foams, we have the manufacturing technology to offer broad choices in selection of liners, allowing customers to create even tighter tolerances in vapor transmission and active ingredient release rates, while personalizing color and texture, characteristics critical in the cosmetic category.

Products and Services

      The Company manufactures and markets electron-beam cross-linked sheet gels, hydrophilic urethane foam and patches for use as moist wound/burn dressings with and without active ingredients, components in certain medical devices, transdermal and intradermal delivery of medication, and topical application of non-prescription drugs, other skin care treatments, cosmetics and other commercial products. We market our own brand of moist wound/burn dressings under the AQUAMATRIX(TM) brand name, and we are currently developing additional line extensions of this product. In addition, the gels and foams are prepared as components for products distributed by our customers under their brand names. In addition to manufacturing roll stock, the Company offers its customers converting services, which creates competitive advantage in pricing while expediting the production process. The Company also specializes in cutting sheet gels and roll stock foam to customers' specified shape, a converting process requiring technological expertise and pouching.

      Hydrogels and hydrophilic urethane foam are now being marketed in the United States or abroad for many different applications:

      Moist Wound and Burn Dressings. Dressings made from hydrogels and/or foams have long been used for the treatment of wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, keeping the wound bed moist allowing for the freer cell flow and less scarring, increased absorption of exudate and accelerated healing. The current market for moist wound healing dressings is estimated to be in excess of $2 billion worldwide and growing at 10% per annum. In addition, "active wound healing" dressings, those with ingredients which further provide healing benefits, are estimated to generate global sales of over $600 million with annual growth of over 20%.

      Hydrogel and Foams as A Method of Drug Delivery. Patches are a relatively new method of delivering medication that has important advantages over other more traditional methods of drug delivery. As a system of drug delivery, hydrogel and/or foam patches are less intrusive, painless, can medicate for preplanned time periods, provide the potential for a release of medication more consistent with the body's own glandular activity, thereby avoiding dosage spikes and, or, digestive alteration, and minimize side effects apparent in more traditional delivery methodologies of injection or ingestion.

      Other Medical Applications. Hydrogel and foam patches are being used for transdermal applications such as: hormone replacement therapy and contraception; treatment of acne, shingles, diabetes and motion sickness; treatment of angina with nitroglycerin; treatment of smoking addiction using nicotine; and palliatives, i.e., pain relievers, such as lidocaine.

      Non-Prescription Therapeutic Applications. Hydrogel and foam patches are used in the medical community, and also directly marketed to consumers for the following uses: topical application of over-the-counter drugs such as non-prescription acne treatments, pain relievers, and diet preparations; cough suppressants; treatment of warts, calluses and corns; pain relief.

      Cosmetic and Consumer Applications. Hydrogel and foam patches and applications are being used to deliver cosmetics, such as skin care products to consumers and skin care providers for uses that include; moisturizers, face masks, cooling masks and applicators. We have begun to produce moisture managed foam inserts for footwear beginning in April 2007.

Customers & Markets

      Moist Wound Healing. The Company markets products under its proprietary brand AQUAMATRIX(TM) as well as supplying products to developers and distributors of prescription and over-the-counter wound healing products for redistribution to healthcare professionals and retailers. The benefits of the Company's hydrogel and foam wound healing products include reduced scarring and pain, greater speed of healing and increased absorption of exudate. The Company expects the markets for its wound healing products to continue to expand due to the growing recognition by professionals and consumers of the benefits of moist wound healing.

      Medical Device Manufacturers. The Company has targeted the high quality, medical device manufacturers, e.g. monitoring electrodes and devices, defibrillator pads, as a core segment of its revenue stream.

      Transdermal Delivery of Prescription Drugs and OTC Treatments. The Company actively seeks new applications for two types of transdermal delivery through patches which adhere to the skin and are impregnated with active ingredients; and through iontophoresis, which drives the active ingredients through the skin by use of controlled electrical currents. Iontophoresis allows for greater control over the delivery of active ingredients.

      We are actively involved in various development projects for use of hydrogels and foams in transdermal delivery of specific ingredients. We also sell our products to manufacturers and distributors of non-prescription medications.

      Cosmetics and Other Consumer Products. We currently manufacture hydrogels, hydrogel patches and foam products for some of the leading U.S. cosmetics companies, among others. These products include over-the-counter skin care preparations and other products for cosmetic use. We have begun to produce moisture managed foam inserts for footwear beginning in April 2007.

      Direct Retailing. We are exploring various opportunities for the manufacture and distribution of over-the-counter therapeutic, skin care and cosmetic products using hydrogel and foam products through such retailers as chain drug, food and mass merchandise stores under co-branding arrangements.

      For the year ended April 30, 2006, the Company filled orders from approximately 16 different customers. Approximately 63% of the annual revenue is attributable to 4 of these customers which each had revenues in excess of 10% of our annual revenues individually with our largest customer accounting for approximately 23% of annual revenues. For the nine months ended January 31, 2007, FMI revenues (all to one customer, Dicon) represented approximately 47% of consolidated revenues, Revenue from three customers, including Dicon, were approximately 70% of consolidated revenues (unaudited).

Technology & Manufacturing

      Hydrogels and Hydrophilic Urethane Foams are manufactured using similar processes. Both are made by introducing a hydrophilic polymer (solid) into water, creating a feed mix. Active ingredients such as over-the-counter medication, and skin care, wound healing or other materials can be added before or after cross-linking. Materials that do not survive the irradiation process or dehydration process are added after the cross-linking process is completed. Once the products have been mixed and cross-linked, or in the case of the foams dehydrated, they form sheets which can be delivered to customers or first cut and shaped according to customer specifications. Management believes that many of the processes described above are proprietary to the Company and provide significant competitive advantages.

Proprietary Technologies

      o Proprietary Mixing. Management believes that the Company is able to manufacture hydrogel feed mixes with far greater homogeneity than those of the competition. This is critical especially as it relates to the dosing of active ingredients. In addition, the Company's proprietary mixing technology allows for the incorporation of sensitive materials that may degrade if subjected to other types of mixing.

      o Proprietary Coating. The Company's proprietary coating technology enables it to handle the gels properly even though they are extremely viscous (thick and resistant to flow). The Company has achieved coating tolerances which have allowed it to coat materials as thin as 0.005 inches with a margin for error of typically less than 5%. Thickness controls are critical with respect to the performance of many of the end products utilizing the Company's hydrogels including medical electrodes, transdermal delivery patches and cosmetic patches. We have also developed coating methodology which minimizes imperfections such as wrinkling in the end product by significantly reducing line tension. This proprietary know-how allows us to manufacture high quality, consistent product which meet the exacting standards of the Company's customers.

      o Proprietary Cross-linking Technology. The Company cross-links its hydrogels using an electron beam accelerator. Electron beam cross-linking is achieved through the introduction of the high energy field, created by the accelerated electrons, which causes the release of hydrogen atoms thereby causing carbon molecule covalent bonding. The creation of longer chains of the polymer in the gel increases its molecular integrity, giving the gel characteristics which make it useful in a variety of products.

      The Company's electron-beam cross-linking process is one of three types of cross-linking used in the industry. The other types used are ultra violent cross-linking and chemical cross-linking. The benefits of electron beam cross-linking include: precise control of the amount of polymer cross-linking; other types allow for the continuation of cross-linking over a period of time; no need for chemical cross-linking agents which may complicate or interfere with other additives or active ingredients; and the ability to manufacture high quality hydrogels on a consistent basis.

      The physical characteristics can be further modified by varying the percent of polymer cross-linking and the way in which the high energy field is delivered. There are three variables in the use of an electron beam accelerator for cross-linking of hydrogels: time of exposure of the target material to the electron stream; voltage (electrical potential); and amperage (strength of the electrical current).

      The Company believes that its methods of managing these three variables make it possible to produce high quality gels matching customer specifications as to a wide range of characteristics. These methods are proprietary to the Company.

      We own and operate a Radiation Dynamics, Inc., Dynamitron IEA 1500-40 Industrial Electron Accelerator, which we refer to as the RDI Accelerator. The uses for such particle beam accelerators include but are not limited to: sterilization of medical products and devices; modification of polymers, polymerization and de-polymerization; crosslinking of thermoplastics; crystal modification; grafting; de-infestation of spices, fruits and vegetables; cold pasteurization of foods, meats and seafood; sterilization of wastes; treatment of sewage; controlled degradation of PTFE (Teflon); cold curing of resins and adhesives; de-infestation of wood chips and pulp products; coloring gemstones; pollution control; and treating wire, cable and tubing.

      The RDI Accelerator has been customized to handle the cross-linking of the type of materials the Company uses, but can also be used for several of the other potential uses such as coloring gemstones and treating wire, cable and tubing. Replacement cost of the RDI Accelerator and processing equipment is estimated to be in excess of $7 million. The delivery and installation process is time-consuming with replacement estimated to take 2.5 to 3 years. The Company's equipment has a useful life of approximately 20 years and provides annual production capacity in excess of 6,000 hours. The Company's current utilization is significantly less than capacity.

Competition

      The opportunity for aqueous polymer hydrogels is significant. Our proprietary competitive manufacturing advantages, along with the high barrier to entry (the substantial cost of acquiring an electron beam as compared to other cross-linking devices and the cost and extended time required for installing this beam) and current minimal level of competition for high performance gels, give us the opportunity to be dominant in the outlined focus application categories. Awareness of our product, low cost, speed to market, and unique manufacturing techniques, are advantages which will be conveyed to our customer base through a combination of consumer product entries, expansion within current OEM base, institutional reach programs, e.g. trade magazines, trade shows, and through senior management contacts. The opportunity for hydrophilic foams is also significant. Our competitive manufacturing capabilities along with our rights to certain patented foam based products gives us an opportunity to play an expanding role in the growing market for such products.

Government Regulation

      There is no required government regulation with respect to our hydrogel and foam related products at this time. Although some applications of the hydrogels and foams fall under the jurisdiction of the FDA, we are not currently manufacturing any medical foams and the hydrogels are generally classified as Class I exempt devices. The majority of the hydrogel products that we manufacture are thereby exempt from the FDA filing of any regulatory submissions and/or pre-market notification requirements (this would include 510K, NDA and PMA submission). To the extent that any FDA regulatory submissions are required, we file these submissions and maintain all appropriate documentation. With respect to registering the manufacturing facility with the FDA, under the Code of Federal Regulations, 21CFR820.1, Scope: Part A, it is stated that the regulation does not apply to manufacturers of component parts of finished devices. At the current time, hydrogels and foams are sold as component parts to various medical device/cosmetic manufacturers. If at any time in the future we manufacture products which would require such filings or registration, we will take the appropriate steps to comply.

Sources and availability of raw materials; principal suppliers

      Our principal suppliers for the two polymers that we primarily use in the manufacture of our hydrogels, polyethylene oxide and polyvinylprolidone are Dow Chemical and BASF, respectively. Although we have not experienced significant production delays attributable to supply changes, we believe that, for the polymers used to make our current hydrogels, alternative sources of supply would be difficult to develop over a short period of time. Our principal suppliers of prepolymer used in the FMI operations is Dow Chemical, however, we have been purchasing such prepolymer from Dicon (who in turn purchases it from Dow Chemical) as Dicon has offered us payment terms. Because we have no direct control over our third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary raw material or products, or to deliver them at prices that we find acceptable, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems.

Patents, Proprietary Rights and Trademarks

      The Company's policy is to file patent applications to protect technology, inventions and improvements that are important to the development of its business. The Company also relies on trade secret protection for its confidential and proprietary information.

      The Company holds no issued patents related to the hydrogel products, but has several patents pending and holds a registered trademark on AQUAMATRIX(TM) which is used on its hydrogels. Under our agreement with Dicon Technologies, Inc. we obtained the right to manufacture and market foam products under U.S. Patent No. 5,976,616 - Polyurethane Foam Materials With Skin Conditioning Additives, U.S. Patent No. 6,566,576 B1 - Hydrocolloid Foam Medical Dressings and Method Of Making The Same, U.S. Patent No. 6,706,775 - Polyurethane Foam Products with Controlled release of Agents and Additives, as well as certain other patent applications and patents pending.

Employees

      As of April 30, 2007 the Company had twenty six employees, two in administration and twenty four in manufacturing and quality control. Additionally, the Company has utilized the services of temporary factory workers in the operations of its FMI subsidiary. Approximately eleven such workers were utilized as of April 30, 2007 and plans continue to be implemented to hire some of these temporary workers as we build out our workforce for FMI.

      We believe we have good relations with our employees and other human resources, and have never incurred a significant work stoppage due to any strike or protest by our employees.

                             DESCRIPTION OF PROPERTY

      The Company leases manufacturing facilities for approximately 16,500 square feet in Langhorne, PA and for approximately 28,000 square feet of space in Trenton, New Jersey under long term leases that are described below. Additionally, the Company leases under 1,000 square feet of office space in New York, NY under a month-to-month lease. The leases for space in Langhorne and New York are with related parties.

      In February 2006, the Company entered into a lease for an approximately 28,000 square foot manufacturing facility in Trenton, New Jersey. The lease calls for annual rentals ranging from $159,600 in the initial year to $194,600 in the year ending in 2012. In addition to rent, the Company is obligated to pay all costs of occupying the building including utilities, taxes and maintenance. In addition, additional rent may be charged for facility improvements.

      On January 25, 2002, the Company entered into a lease for a manufacturing facility in Langhorne, Pennsylvania that was purchased by an entity owned by a related party, which provides for minimum monthly rental payments of $11,687 and expires in 2012, unless we exercise either or both of our two, successive five year options. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt due to the related party, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase. In April 2007, that related party sold this property to a third party. Our lease continues with that third party.

      On April 1, 2004, the Company, along with other co-tenants, entered into a month-to-month lease for office space for its corporate headquarters in New York, NY with an entity majority-owned by a director of the Company, which provided for a monthly lease payment beginning in August of 2004 of $2,276. This lease payment was increased to $3,004 per month effective March 1, 2005 due to reallocation of the space with other tenants.

      On October 1, 1998, the Company entered into a ten-year lease in New York, NY through September 30, 2008 for rental of office facilities. The lease provides for annual rent of $178,710 and escalations for scheduled rent increases and for the Company's proportionate share of increases in real estate taxes and maintenance costs. On March 4, 2000, the Company entered into a sublease agreement for the October 1998 lease with a company in which a major shareholder is a stockholder of the Company. The sublease expires on September 30, 2008. The sublease rent is being paid directly to the landlord by the sublease tenant.

      We believe our offices and other facilities are adequate for our current needs.

                                LEGAL PROCEEDINGS

      During August 2006, the Company was served with a judgment filed with the Clerk of Southern District of New York on March 13, 2006 in the amount of $227,126.02 in favor of Universal Bonding Insurance Company as Defendant/Judgment Creditor, and against the Company and its former subsidiary National Abatement Corp. who were all named as Defendants/Judgment Debtors in a matter entitled Trustees of the Mason Tenders District Council Welfare Fund, Pension Fund, Annuity Fund and Training Program Fund and Manson Tenders District Council of Greater New York, by its business manager, Robert Bonanza against National Abatement Corp., Nesco Industries Inc. and Universal Bonding Insurance Company. The Company believes that such matter, which is related to business matters prior to its merger in 2004, is covered by the indemnification provided under the share exchange agreement executed in 2004. The Company is presently communicating with counsel, the Judgment creditor and the indemnifying party with respect to this matter.

      On June 8, 2006, a complaint was filed against the Company in the Court of Common Pleas of Philadelphia County, Pennsylvania seeking recovery of $71,663.52 of legal fees, plus interest and other costs, alleged to be owed since 1999. The Company believes that this litigation is similarly covered by the indemnification of claims as part of the share exchange completed on May 25, 2004.

      On October 27, 2006, a complaint was filed against the Company by Strategic Corporate Initiatives, Ltd. in the Supreme Court of Nassau County alleging nonpayment of $116,400 of consulting fees alleged to be due. On January 25, 2007, we entered into a settlement agreement with Strategic Corporate Initiatives under which we issued to Strategic Corporate Initiatives 1,500,000 shares of common stock and paid to them $16,200.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Safe Harbor Cautionary Statement

      Some of the statements contained in this report as well as statements made from time to time by our representatives discuss our plans and strategies for our business and information concerning the ability of the Company to service its obligations and other financial commitments as they become due or state other forward-looking statements as this term is defined in the Private Securities Litigation Reform Act of 1995, or the "Act". Statements that are not statements of historical facts may be deemed to be forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "should," "seek," "will," and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements. Our business is subject to many risks including those set forth in the section entitles "Risk Factors". The forward looking statements are qualified in their entirety by these cautionary statements, which are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. The Company cautions investors that any forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. We assume no obligation to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise. Any investment in our common stock involves a high degree of risk.

Overview, Background and History; Share Exchange Agreement

      Aquamatrix, Inc., formerly known as Nesco Industries, Inc. (hereinafter referred to as "Nesco" or, together with its wholly-owned subsidiaries, the "Company") is a Nevada corporation whose principal business is conducted through its wholly-owned subsidiaries, Hydrogel Design Systems, Inc. ("HDS") and, since January 2006, Foam Manufacturing, Inc. ("FMI"). HDS is engaged in the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic consumer products. FMI is engaged in the manufacture and sale of patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts for use in the cosmetic, medical, and household markets. The Company acquired the rights to produce the FMI products during October 2005, when it entered into an agreement which grants it the exclusive rights to manufacture and distribute these products in North America, as described further in "Business - Our Business". Between January 2006 and April 2006, FMI's activities consisted of start-up activities and in April 2006 FMI made its first shipment to a customer. During the nine months ended January 31, 2007, FMI's revenues totaled approximately $648,000 (unaudited) and represented approximately 47% of consolidated sales. Substantially all of FMI's sales to date are to one customer, Dicon.

      Prior to April 29, 2004, Nesco was a "shell company" having ceased business operations and it became inactive in May 2003. Prior to May 2003, Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. Nesco provided services through its wholly-owned subsidiary National Abatement Corporation ("NAC") and other wholly-owned subsidiaries including NAC/Indoor Air Professionals, Inc. ("IAP") and NAC Environmental Services, Inc. ("NACE").

      On April 29, 2004, Nesco entered into a share exchange agreement with HDS, a Delaware privately held corporation, whereby HDS became a majority-owned subsidiary of Nesco and the holders of HDS common stock and debt acquired a majority interest of Nesco. This exchange (the "Share Exchange") was completed on May 25, 2004. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS, which was treated as the accounting acquirer. The acquired assets and assumed liabilities of Nesco were carried forward at their historical values which approximated fair value (with the exception of deferred liabilities for which there was no legal continuing obligation, which were not recorded). HDS's historical financial statements were carried forward as those of the combined entity.

      The Company had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the Share Exchange. However, the Company did not have the required number of authorized shares of common stock to complete the exchange on this basis. As such, it agreed to issue shares of its newly designated Series B Preferred Stock instead of shares of common stock, which common stock has not been issued. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of common stock. On March 28, 2007 the Company filed the Certificate of Amendment to increase its authorized shares to 400,000,000 and thereafter issued the common stock. Also on March 28, 2007, the Certificate of Amendment was made to change the name of the Company to Aquamatrix, Inc.

      As part of the Share Exchange, Nesco conditionally transferred its three wholly-owned subsidiaries, NAC, IAP and NACE, to a consultant and interim officer of Nesco who resigned his position as officer at the time of the transfer. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify the Company against any claims and, in exchange therefore, received 3,000,000 shares of common stock of the Company and certain related registration rights. As additional consideration for the indemnification by the transferee, the Company agreed that if the transferee could not in good faith resell the shares of common stock in an arm's length transaction during, as amended, the twenty four-month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or
(ii) $330,000, then the Company will repurchase from the transferee 2,400,000 of the common shares at that amount upon written notice from the transferee requesting such. The repurchase of the 2,400,000 common shares, which were subject to redemption by the transferee, was included in current liabilities at an aggregate of $330,000, the maximum amount the Company would be required to pay in the event of redemption, until such obligation expired on May 26, 2006, at which time the shares were reclassified to common stock and additional paid in capital.

      The accompanying consolidated financial statements of the Company reflect the historical results of the predecessor entity, HDS, prior to May 25, 2004 and the consolidated results of operations of the Company subsequent to the acquisition date of May 25, 2004.

      On February 15, 2007, the Company issued approximately $4,456,000 of new senior secured convertible notes payable in exchange for gross proceeds of approximately $4,150,000 and was successful in restructuring approximately $9,959,000 of short term obligations, including all of its overdue debt. Such short term obligations and overdue debt were settled by the payment of approximately $2,428,000 in cash, promises to pay an additional approximately $321,000 in cash over time and committing to issue approximately 1,073,440,000 shares of common stock and warrants to purchase approximately 397,030,000 shares of common stock as described further in Notes 6 and 11 to the January 31, 2007 condensed consolidated financial statements. The new senior secured convertible notes payable bear interest at 9% per annum and are convertible into approximately 960,000,000 shares of common stock (approximately 6,400,000 after the reverse-split) of the company, together with warrants to purchase approximately 480,000,000 shares of common stock (approximately 3,200,000 shares after the reverse-split) and contain customary registration and anti-dilution rights.

      On April 30, 2007, the Company issued an additional approximately $730,000 of new senior secured convertible notes payable in exchange for gross proceeds of approximately $679,000. Such senior secured convertible notes contain the same terms as the February 15, 2007 notes and are convertible into approximately 157,328,000 (approximately 1,049,000 after the reverse split) shares of common stock and the holders were granted warrants to purchase approximately 78,675,000 (approximately 524,500 after the reverse split) shares of common stock.

Trends

      The Company's historical revenue run rate is not at a level of profitable operations. The Company experiences high fixed costs of maintaining a Good Manufacturing Practices ("GMP") manufacturing facility (including FDA regulated medical device manufacturing) and trained staff. As such, operations continued to generate operating losses, and management anticipates operations will continue to generate losses in the absence of increased revenues or significant cost reductions. HDS revenue levels are highly dependant on the stage of development of customer projects. Customers generally order sporadically or in small production runs while they perform testing and market analysis. It is difficult to assess when large scale production orders may be received although several are being actively pursued. Revenue levels would need to increase significantly or costs would need to be reduced significantly or other synergies would have to be developed for the business to generate operating income.

      One strategic effort to increase revenue and realize synergies is evidenced by the October 2005 manufacturing agreement with Dicon. In the Dicon Agreement the Company acquired rights to produce and distribute, in North America, patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts that have characteristics that are somewhat similar to our HDS products. Further, these new products address many of the same markets, customers and end users as the HDS products, namely cosmetic, medical, and household markets. Furthermore, there are production similarities between the manufacturing processes for these new products and the HDS manufacturing processes. We have opened a manufacturing facility for production of these new products within close proximity to our existing HDS manufacturing facility. Therefore, our strategy in acquiring the rights under the Dicon Agreement is to achieve revenue growth as well as production, management and marketing synergies with our HDS business.

      The Company started selling these new products under the Dicon Agreement in the last week of April 2006. Sales of such products during the nine months ended January 31, 2007 have aggregated approximately $648,000, approximately 47% of consolidated revenues. Although the Company has added significant revenues under the Dicon Agreement, losses from operations have increased rather than decreased. This is generally because revenue levels are not yet sufficient to absorb additional facilities, equipment and personnel that were added to take advantage of this opportunity. Additionally various start up problems and delays have been encountered. During July 2006, the Company purchased an additional $380,000 of equipment to produce the Dicon Agreement products which equipment became operational in April 2007 but is still experiencing delays in achieving volume production. . Getting the equipment operational has been hampered by the constraints of our limited cash. It is expected that this additional equipment would add additional production and sales capacity and that such additional activity will require additional investments in human resources to operate and manage. Currently, Dicon is the principal customer for these new products until the Company can generate its own sales and marketing opportunities. Additional investments in sales and marketing would be required on our part to generate additional sales; these are investments the Company has not yet made.

      There are new risks and uncertainties associated with FMI including the risks of start-up manufacturing and sales.

Results of Operations-

Nine months ended January 31, 2007 compared to the nine months ended January 31, 2006

      Results of operations for the nine months ended January 31, 2007 reflect the following changes from the prior period:

                                             Nine months ended January 31,
                                             -----------------------------
                                       2007              2006           Change
                                       ----              ----           ------
      Revenues                     $ 1,367,000      $   823,000      $  544,000
      Gross profit (loss)             (656,000)          50,000        (706,000)
      General and administrative
      expenses                         898,000          892,000           6,000
      Loss from operations          (1,554,000)        (842,000)        712,000
      Other expense                   (922,000)      (2,732,000)     (1,810,000)
      Net loss                    ($ 2,476,000)    ($ 3,574,000)    ($1,098,000)

      Revenues in the nine months ended January 31, 2007 consisted of approximately $719,000 of sales of HDS products and approximately $648,000 of FMI products. No FMI products were sold in the nine months ended January 31, 2006 and therefore the entire increase in the current year is due to FMI. The decrease in HDS sales of approximately $104,000 (13%) resulted from sales to one significant customer in the nine months ended January 31, 2006 which did not recur in the nine months ended January 31, 2007. This decrease in HDS revenues was more than offset by the sales of FMI products.

      Gross profit was negatively impacted by operating losses at FMI of approximately $650,000 primarily as a result of start-up costs as well as fixed costs, such as occupancy, being spread over a low volume of revenue and high materials usage and labor expenses that reflect start-up production of FMI's products and not volume production.

      The change in general and administrative expenses reflects reductions in expenses for payroll and corporate overhead costs which were offset by a provision for potential losses on certain pre-merger litigation matters for approximately $100,000 during the nine months ended January 31, 2007 (see Note 10 to condensed consolidated financial statements).

      The decrease in other expense reflects principally the reduction in amortization of debt discount and financing costs of $2,024,000 in the nine months ended January 31, 2007 due to such costs being fully amortized as of December 31, 2005. This reduction was partially offset by an increase in interest expense of approximately $92,000 due to higher debt levels. Penalties under registration rights agreement and related interest of approximately $510,000 is associated with the Company's failure to perform under a registration rights agreement in favor of debt holders who were paid in February 2007. Pursuant to agreement with such former creditors, these penalties and interest will cease to accrue as of January 31, 2007. The increase over the prior year reflects the period of penalty and higher interest on unpaid penalties.

Three months ended January 31, 2007 compared to the three months ended January 31, 2006

      Results of operations for the three months ended January 31, 2007 reflect the following changes from the prior period:

                                          Three months ended January 31,
                                          ------------------------------
                                      2007             2006             Change
                                      ----             ----             ------
      Revenues                     $ 472,000        $ 190,000         $ 282,000
      Gross profit (loss)           (186,000)         (57,000)          129,000
      General and administrative
      expenses                       263,000          228,000            35,000
      Loss from operations          (449,000)        (285,000)          164,000
      Other expense                 (323,000)        (620,000)         (297,000)
      Net loss                    ($ 772,000)      ($ 905,000)       ($ 133,000)

      Revenues in the three months ended January 31, 2007 consisted of approximately $257,000 of sales of HDS products and approximately $214,000 of FMI products. No FMI products were sold in the three months ended January 31, 2006. The increase in HDS sales of approximately $67,000 (35%) resulted from sales to one significant customer in the three months ended January 31, 2007 which were greater than sales to that customer in the three months ended January 31, 2006. This decrease in HDS revenues was more than offset by revenues of FMI products.

      Gross profit was negatively impacted by operating losses at FMI of approximately $183,000 primarily as a result of start-up activities as well as fixed costs, such as occupancy, being spread over a low volume of revenue and materials usage and labor expenses that reflect start-up production not volume production.

      The decrease in other expense reflects principally the reduction in amortization of debt discount and financing costs of $368,000 in the three months ended January 31, 2007 due to such costs being fully amortized as of December 31, 2005. This reduction was partially offset by an increase in interest expense of approximately $39,000 due to higher debt levels. Penalties under registration rights agreement and related interest of approximately $178,000 is associated with the Company's failure to perform under a registration rights agreement in favor of creditors that were paid in February 2007. Pursuant to agreement with such creditors, these penalties and interest will cease at accrue January 31, 2007. Such penalties increased by approximately $33,000 in the three months ended January 31, 2007 compared to approximately $146,000 in the three months ended January 31, 2006 due to higher interest on unpaid penalties.

Year ended April 30, 2006 compared to the year ended April 30, 2005

      Results of operations for the year ended April 30, 2006 reflect the following changes from the prior period:

                                             April 30,
                                             ---------
                                        2006            2005            Change
                                        ----            ----            ------
      Sales                        $ 1,001,000        $738,000        $ 263,000
      Gross (loss)                    (140,000)       (190,000)          50,000
      Stock compensation charge         67,000       3,011,000       (2,944,000)
      Amortization and other                 0         136,000         (136,000)
      Other operating expenses       1,114,000       1,393,000         (279,000)
      Loss from operations          (1,321,000)     (4,730,000)      (3,409,000)
      Other expense                 (3,078,000)     (3,867,000)        (789,000)
      Net loss                    ($ 4,399,000)   ($ 8,597,000)    ($ 4,198,000)

      Revenues increased by approximately 36% due to the stage of development of revenue projects in the year ended April 30, 2006 vs. 2005. Customer mix was also a factor as four customers accounted for approximately 63% of the higher revenues in the fiscal year ended April 30, 2006 vs. two customers accounting for approximately 62% of revenues in the fiscal year ended April 30, 2005. The most significant customer in the year ended April 30, 2005 reduced its purchases in the current fiscal year by approximately 50% and that decrease was more than replaced with other customer business. FMI products represented only approximately $26,000 of consolidated revenues as shipments did not begin until the last week in April 2006.

      The decrease in gross (loss) of approximately $50,000 reflects two factors; (1) approximately $173,000 of gross margin improvement on sales of HDS products due largely to fixed overhead costs being utilized over approximately $263,000 of higher revenues offset partially by (2) losses associated with the start up of the production of the FMI products of approximately $123,000.

      The reduction in stock compensation charge reflects stock compensation granted in the prior year that did not recur in the current year. The reduction in amortization and other of approximately $136,000 reflects the completion in 2005 of amortization associated with certain licensed technology. The reduction in other operating expenses of approximately $279,000 reflects principally lower professional costs and consulting fees subsequent to the merger and related activity in the prior year as well as lower insurance costs and human resources. The decrease in other expense reflects principally; (a) the charge in the year ended April 30, 2005 of $713,000 for stock issuance costs which did not recur in the current fiscal year and (b) the decrease of an aggregate of approximately $654,000 of amortization of debt discount and financing costs which were fully amortized in the third quarter of the fiscal year ended April 30, 2006, offset by (c) increases in interest expense of approximately $53,000, (d) the permanent impairment of available-for-sale security and (d) an increase in penalties associated with the Company's failure to perform under a registration rights agreement of approximately $456,000. Such registration rights penalties are continued at approximately $46,000 per month plus interest on the unpaid penalties until January 31, 2007.

Liquidity, Capital Resources and Going Concern

January 31, 2007 compared to April 30, 2006 -

      The Company's liquidity at January 31, 2007 compared to April 30, 2006 is as follows:

                                January 31,         April 30,
                                   2007               2006           Change
                                   ----               ----           ------

      Cash                      $      4,000       $    27,000    ($    23,000)
                               -------------      ------------     -----------
      Deficit in
        working capital         $  2,463,000       $10,214,000    ($ 7,751,000)
                               -------------      ------------     -----------
      Liabilities in
        excess of assets       ($11,5631,000)     ($ 9,602,000)    $ 1,937,000
                               -------------      ------------     -----------

      Subsequent to January 31, 2007, on February 15, 2007, the Company issued approximately $4,456,000 of new senior secured convertible notes payable in exchange for gross proceeds of approximately $4,150,000 and was successful in restructuring approximately $9,959,000 of short term obligations, including all of its overdue debt. Such short term obligations and overdue debt were settled by the payment of approximately $2,428,000 in cash, promises to pay an additional approximately $321,000 in cash over time and committing to issue approximately 1,073,440,000 shares of common stock and warrants to purchase approximately 397,030,000 shares of common stock as described further in Notes 6 and 11 to the condensed consolidated financial statements as of and for the three and nine months ended January 31, 2007 (See "Index to Consolidated Financial Statements.") The new senior secured convertible notes payable are convertible into approximately 960,000,000 (6,400,000 after the reverse split) shares of common stock of the company, bear interest at 9% per annum and are payable, beginning with installments in April 2008, in February 2009 and contain customary registration and anti-dilution rights.. The note holders were also granted warrants to purchase 480,000,000 shares of common stock at $0.0046 (3,200,000 shares at $0.695 after the reverse split) prior to February 14, 2012 and such warrants contain anti-dilution protection. On April 30, 2007, the Company issued an additional approximately $730,000 of new senior secured convertible notes payable in exchange for gross proceeds of approximately $679,000. Such senior secured convertible notes contain the same terms as the February 15, 2007 notes and are convertible into approximately 157,328,000 (approximately 1,049,000 after the reverse split) shares of common stock and the holders were granted warrants to purchase approximately 78,675,000 (approximately 524,500 after the reverse split) shares of common stock.

      The February and April 2007 financings and debt restructuring provides the Company with additional working capital in the short term however the Company currently does not have the liquidity or financing available to it to fund its operations for the next 12 months without additional capital being raised and/or significant improvement in operations. The Company continues to experience losses from operations subsequent to January 31, 2007. Net cash used in operating and investing activities in the nine months ended January 31, 2007 was approximately $721,000, which was largely funded by net accounts receivable financing of approximately $138,000 and the issuance of additional subsidiary senior secured notes of approximately $560,000. Under the February and April 2007 financings, these sources of financing are no longer available to the Company. These factors, among others, indicate that the Company may be unable to continue operations as a going concern. The Company believes that its liquidity will permit it to operate until approximately September 2007 without raising additional funds.

      In the nine months ended January 31, 2007, the following items impacted liquidity significantly:

o     net loss of approximately $2,476,000

o settlement or restructuring of approximately $9,959,000 of overdue obligations in February 2007 which have been reclassified to non-current in the January 31, 2007 condensed consolidated financial statements

      The Company continues to address its significant liquidity shortage. In addition to the February and April 2007 financings and debt restructure, the Company is attempting to improve its liquidity through a combination of measures including increasing revenues at its HDS operation, increasing Company-wide revenues by the manufacture and sale of the FMI products and raising a significant amount of new capital.

April 30, 2006 compared to April 30, 2007 -

The Company's liquidity at April 30, 2006, compared to April 30, 2005, changed as follows:

                                 April 30,          April 30,
                                   2006               2005           Change
                                   ----               ----           ------

      Cash                     $     27,000      $    22,000       $     5,000
                               ------------      -----------       -----------
      Deficit in
        working capital        $ 10,214,000      $ 6,049,000       $ 4,165,000
                               ------------      -----------       -----------
      Liabilities in
        excess of assets       $  9,602,000      $ 5,431,000       $ 4,171,000
                               ------------      -----------       -----------
      Debt in default          $  7,133,000      $         0       $ 7,133,000
                               ------------      -----------       -----------

      Net cash used in operating and investing activities in the years ended April 30, 2006 and 2005 was approximately $762,000 and $1,718,000, respectively. These expenditures were largely funded in the year ended April 30, 2006 by advances of approximately $165,000 from a related party, accounts receivable financing of approximately $122,000 and the issuance of subsidiary senior secured notes of approximately $480,000. In the year ended April 30, 2005, these expenditures were largely funded by the issuance of $2,295,000 of 8% senior secured convertible debentures due in December 2005, net of expenses and pay down of other debts. The Company continues to experience losses from operations subsequent to April 30, 2006.

At April 30, 2006, the Company did not have the liquidity or financing available to it to fund its operations for the next 12 months without additional capital being raised and/or forbearance from creditors and others. In the year ended April 30, 2006, the following items impacted liquidity negatively:

      o Operations - Losses from operations of approximately $1,321,000, approximately 10% of which represents start-up losses at FMI

      o Finance - Interest and penalties on debt obligations of approximately $1,031,000, which interest and penalties continue to accrue at more than $90,000 per month

      o Accounting charges - Normal amortization of debt discount of $1,731,000 increases the outstanding balance reported as debt by a systematic charge to earnings

      o Capital expenditures - Purchases of equipment and deposits on a new lease aggregate approximately $413,000 for the FMI subsidiary

      These negative impacts to liquidity, approximately $4,496,000, were partially offset by the proceeds from issuance of subsidiary senior secured notes, accounts receivable financing and advances from affiliates aggregating approximately $767,000.

      See above regarding the issuance of new senior secured convertible notes payable in February and April 2007 and the repayment or restructure of all debts that were previously in default and described above.

Commitments for capital expenditures

      In June 2006, the Company purchased certain "second line" equipment as contemplated under the Dicon Agreement for $380,000. Such amount was paid $50,000 in cash and $330,000 under a three year note with interest at prime plus 1.5% per annum. The installation and operation of such equipment requires the additional expenditure on equipment and leasehold improvements of more than $175,000, much of which as been incurred or is ongoing.

      There are no other material commitments for capital expenditures.

                                   MANAGEMENT

Directors and Executive Officers

      The names, ages and positions of our directors and executive officers as of April 30, 2007 are as follows:

Name (age)                Director Since    Position with Aquamatrix
----------                --------------    ------------------------
Matthew Harriton (age 42)      2004         President, Chief Executive Officer,
                                            Chief Financial Officer and Director
Arlen Reynolds (age 64)        2004         Chairman of the Board
Gene E. Burleson (age 66)      2004         Director
Joel S. Kanter (age 50)        2004         Director

      Matthew Harriton became our chief executive officer and president in May 2004 and chief financial officer in January 2006. He also served as chairman of our board from May 2005 until June 2005, at which time Arlen Reynolds assumed the role. He has served as chief executive officer and the sole director of Hydrogel Design Systems, Inc., our wholly owned subsidiary, since October 1996, and as chief executive officer and the sole director of Foam Manufacturing, Inc., our wholly owned indirect subsidiary, since its formation in January 2006. Mr. Harriton also serves as chief executive officer, chief financial officer and director of Embryo Development Corporation, a company formerly involved in the medical device development industry, since January 1996. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities Corporation, Coopers & Lybrand, and The First Boston Corporation. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

      Arlen Reynolds became a director in December 2004 and assumed the role of chairman of the board from Mr. Harriton in June 2005. He is currently and has been since 1997, a private investor and strategic advisor to healthcare companies. From 1995 to 1997, Mr. Reynolds was President of TeamCare, Inc., an institutional pharmacy company. From 1972 to 1995, he served as chief executive officer of, among others, Brookwood Medical Center in Birmingham, Alabama and Park Plaza Hospital in Houston, Texas. Mr. Reynolds serves on the boards of several private companies and not-for-profit charitable organizations.

      Gene E. Burleson became a director in December 2004. From June 2002 to the present he has been a private investor in healthcare companies. From January 2000 to June 2002, he served as chairman of the board of directors of Mariner Post-Acute Network Inc., an operator of long term health care facilities. From October 1989 to November 1997 he served as chairman of the board of GranCare Inc., and from December 1990 to February 1997, its president and chief executive officer. Mr. Burleson is currently chairman of the board and chief executive officer of Echo Healthcare Acquisition Corp., and is involved with several private health care companies as an investor and member of the board of directors.

      Joel S. Kanter became a director in December 2004. Since July 1986, he has served as president of Windy City Inc., a privately held investment firm. Mr. Kanter has also served as President and Secretary of Echo Healthcare Acquisition Corp. since June 2006. He serves on the board of directors of several public companies including Echo Healthcare Acquisition Corp., Prospect Medical Group, Inc., Magna-Lab Inc., and I-Flow Corporation as well as a number of private concerns. Mr. Kanter was a director of Encore Medical Corporation until its sale in November 2006.

      All directors were elected at our annual meeting of stockholders held on April 25, 2007, and will hold office for a term of one year, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. No director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Exchange Act) or of any investment company, except for Mr. Harriton, Mr. Burleson and Mr. Kanter.

Corporate Governance

General

      Generally, the board of directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Aquamatrix, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Harriton, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). In March 2007, Wayne Celia resigned from our board, reducing the number of our directors to four.

      With the exception of Mr. Harriton, all of our current directors are "independent" as defined by NASDAQ and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating Committee, a Corporate Governance Committee and a Compensation Committee.

      Our board of directors held four meetings during the fiscal year ended April 30, 2006. All of the continuing directors attended at least 75% of the board meetings and meetings of committees of which they were members. Although we do not have a specific policy regarding attendance at the annual stockholder meeting, all directors are encouraged and expected to attend the meeting.

Audit Committee

      The Audit Committee was established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our consolidated financial statements by our independent auditors. The audit committee is made up of Mr. Kanter (chairman), Mr. Reynolds and Mr. Burleson. We believe that each of the members of the Audit Committee meets the independence requirements of the SEC. Each of the members of the Audit Committee is financially literate and has accounting and finance experience and Mr. Kanter is deemed an Audit Committee financial expert within the meaning of SEC regulations as defined in Item 401 of Regulation S-B. In the fiscal year ended April 30, 2006, the Audit Committee met five times and in the fiscal year ended April 30, 2007, the Audit Committee met four times.

Compensation Committee

      During the fiscal years ended April 30, 2006 and April 30, 2007, the Compensation Committee was comprised of Mr. Burleson and Mr. Reynolds. Each of the members is considered "independent" according to the independence requirements of the SEC, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Exchange Act. The purpose of the Compensation Committee is to determine the salary and bonus to be paid to Mr. Harriton, our President and Chief Executive Officer as well as to administer our 2007 Equity Incentive Plan. In the fiscal years ending April 30, 2006 and April 30, 2007, the Compensation Committee did not meet.

Corporate Governance Committee

      During the fiscal years ended April 30, 2006 and April 30, 2007, the members of the Corporate Governance Committee were Mr. Reynolds, Mr. Harriton and Mr. Kanter. We believe that each of the members of the committee meets the independence requirements of the SEC. The primary purposes of the committee are to review and report to the board of directors on a periodic basis with regards to matters of corporate governance (which is defined for this purpose as the relationships of the board, the stockholders and management in determining the direction and performance of the company), including the review of, and recommendations with regards to, stockholder proposals. In the fiscal years ending April 30, 2006 and 2007, the Corporate Governance Committee did not meet.

Nominating Committee

      Our Board of Directors has adopted a charter for a Nominating Committee but the committee members have not been assigned and the committee has not met. Each member expected to be assigned to the committee is expected to be considered "independent" according to the independence requirements of the SEC. The primary purposes of the committee are to identify and recommend individuals to be presented to our stockholders for election or re-election to the board of directors. To this point, the Board of Directors, acting as a whole, has fulfilled the duties and responsibilities of the Nominating Committee. The full Board of Directors will continue to fulfill such responsibilities until members of the Nominating Committee have been appointed.

Director Nominations and Qualifications

      For the 2006 annual meeting held on April 25, 2007, our Board of Directors nominated for re-election to the board the four incumbent directors. We did not receive any stockholder nominations for director for the 2006 annual meeting.

      Our Board of Directors evaluates all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, in the same manner. Generally, our board believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills and sound judgment. The board also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are "independent" in accordance with the requirements of the SEC (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates.

Code of Ethics

      We have a Code of Business Conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer. In addition, we have a Code of Ethics for CEO and Senior Financial Officers in place, which includes additional policies to which the Chief Executive Officer and any senior financial officers are subject. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and any senior financial officer.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the Company's fiscal year ended April 30, 2006, all compensation awarded to, earned by or paid to Matthew Harriton, the Company's President and Chief Executive Officer. The Company does not have any executive officers other than the President and Chief Executive Officer whose salary and bonus payments exceeded $100,000 in the fiscal year ended April 30, 2006.

                                                                     Other
Name & Principal Position      Salary ($)       Bonus ($)       Compensation ($)
-------------------------      ----------       ---------       ----------------

Matthew Harriton
(Chief Executive Officer and
primary financial and
accounting officer)            $203,000 (1)         --             $26,040(2)

----------
(1) Approximately $106,250 of salary for the year ended April 30, 2006 was accrued but not paid. In connection with the Financing Transaction, the April 30, 2006 amounts plus additional salary owed through January 31, 2007 were deferred for payment until August 2009 ($136,000) and February 2010 ($136,000).

(2)   Represents payments for health care benefits for Mr. Harriton.

      No options or warrants have been issued to our executive officer named in the above summary compensation table during the fiscal year ended April 30, 2006.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      On May 19, 2004 we entered into an employment agreement with Mr. Matthew Harriton for a term of three years with an automatic one year extension. The agreement provides for an annual base salary of $120,000 with annual increases of 10%. The agreement also provides for an annual performance bonus based on an annual operating profit in excess of $500,000. The agreement provides for certain payments in the event of death, disability or change in control. In addition, the officer was granted a nonqualified option, effective on May 24, 2004, the date of the closing of the share exchange agreement, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee. The options are exercisable at the "Applicable Trading Price" based on a formula contained in the share exchange agreement which resulted in an option price, based on the average bid closing price for 30 consecutive trading days prior to the closing, of $0.15.

      On November 22, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. The annual performance bonus was eliminated and bonuses now are to be paid at the discretion of the board of directors. The agreement was also extended to December 31, 2009. All other terms remained the same as in the original agreement.

      Mr. Harriton had not collected cash compensation under this agreement since October 2005 and was owed approximately $106,000 at April 30, 2006. In connection with the Financing Transaction, those amounts plus additional salary owed to Mr. Harriton through January 31, 2007 were deferred for payment until August 2009 ($136,000) and February 2010 ($136,000) and, beginning on February 15, 2007, Mr. Harriton returned to current payment of his salary under the contract.

Options/SAR Grants in Last Fiscal Year

      During the fiscal year ended April 30, 2006 no option grants were made to the named executive officer.

Outstanding Equity Awards at Fiscal Year-End

      Information relating to the number and value of options held at year end by the named executive officer is set forth in the following table:

                                Number of              Number of
                               Securities             Securities
                               Underlying             Underlying
                           Unexercised Options    Unexercised Options
                                   (#)                    (#)           Option Exercise Price    Option Expiration
                               Exercisable           Unexercisable               ($)                   Date
                          -------------------------------------------------------------------------------------------
Matthew Harriton                4,000,000              1,000,000                $0.15              May 24, 2009

Compensation of Directors

      During the fiscal year ended April 30, 2006, no director received any compensation for services provided in such capacity. Directors are reimbursed for reasonable expenses incurred by them in connection with their activities on behalf of Aquamatrix.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      As permitted by Nevada Law, our articles of incorporation limit the liability of directors and officers for breaches of fiduciary duties other than with respect to the distribution of unlawful dividends or acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

      Our bylaws provide that the Company will indemnify any person against any expenses, liabilities or other loss incurred as a result of any threatened, pending or completed action to which such person was a party by reason of the fact that such person is or was a director or officer of the Corporation or its predecessor. The bylaws further provide that such indemnification (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person.

      Additionally, the bylaws also provide that the Company shall advance expenses reasonably incurred by a person entitled to indemnification in defending a proceeding in advance of final disposition of such proceeding and may, but is not required to, advance expenses of other persons entitled to indemnification pursuant to any other agreement or provision of law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      On February 15, 2007, the date of our recent Financing Transaction, our authorized voting stock consisted of 25,000,000 shares of common stock, 850,000 shares of Series A convertible preferred stock and 150,000 shares of Series B convertible preferred stock. On that date, there were 21,636,225 shares of common stock, 67,000 shares of Series A convertible preferred stock and 117,055 shares of Series B convertible preferred stock outstanding and entitled to vote.

      On March 28, 2007, we filed an amendment to our articles of incorporation with the Secretary of State of the State of Nevada whereby we increased, effective March 28, 2007, our authorized number of shares of common stock to 400,000,000 shares, at which time all Series A and Series B convertible preferred stock were automatically converted to shares of our common stock. Upon conversion, these shares aggregated to 89,801,250 shares of common stock. There remains 2,916,308 shares reserved for issuance to the former HDI shareholders who have not yet tendered their shares in connection with the share exchange we executed in May 2004. In addition, on March 29, 2007, we issued 275,309,405 shares of common stock pursuant to the terms of certain settlement agreements and conversion agreements that we and our subsidiaries entered into with the holders of our senior secured notes, our convertible subordinated debentures and our subsidiary senior secured notes and our other creditors in connection with the Financing Transaction. As of April 4, 2007, and following conversion of the Series A convertible preferred stock and the Series B convertible preferred stock, and the issuance of the additional 275,309,405 shares of our common stock, there were a total of 386,746,880 shares of common stock outstanding.

      In addition, on April 25, 2007, at the annual meeting of our stockholders, a majority of the shares present in person or by proxy at the meeting voted:

            o to approve the adoption of the Aquamatrix, Inc. 2007 Equity Incentive Plan; and

            o to approve the amendment of our articles of incorporation to effect a 1:150 reverse stock split, which we refer to as the reverse stock split.

      Effective May [__], 2007, we amended our articles of incorporation to effect the reverse stock split. On May ___, 2007, we issued 798,131,910 additional shares of common stock pursuant to the terms of the settlement agreements and conversion agreements entered into in connection with the Financing Transaction. As of May [__], 2007, following the reverse stock split, there were a total of 7,899,192 shares of our common stock issued and outstanding.

      The following table sets forth the beneficial ownership of our common stock by officers and directors, individually and as a group, and all holders of more than 5% of our common stock. Unless otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the beneficial owners indicated.

     Name and Address of                   Amount and Nature of      Percent
       Beneficial Owner                  Beneficial Ownership (1)    of Class
-------------------------------------------------------------------------------

Richard Harriton (2)(3)                         4,794,064             38.0%

Matthew Harriton (2)(4)                          214,217              2.7%

Gene E. Burleson (2)(5)                          344,697              4.2%

Joel S. Kanter (2)                                 -0-                  *

Arlen Reynolds (2)(6)                             91,919              1.2%

Chicago Investments, Inc. (7)(8)                2,297,980             23.3%

CIBC Trust Company (Bahamas)
   Limited as Trustee of T-555 (9)(10)          1,148,990             12.9%

Kanter Family Foundation (11)(12)                459,596              5.5%

Gottbetter Capital Master, Ltd (13)(14)         2,309,986             22.6%

BridgePoint Master Fund, Ltd. (15)(16)          3,232,759             29.0%

Harborview Master Fund, L.P. (17)(18)           1,738,044             18.0%

J. Roebling Fund, L.P. (19)(20)                  579,347              6.8%

Lynn November (21)(22)                            579,347             6.8%

Alvin Block (23)(24)                            1,158,695             12.8%

Commonwealth Associates, L.P.(25)(26)            463,478              5.5%

Directors and Officers
   as a Group (4 persons)                        653,264              7.9%

----------
*     Represents less than 1%

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. Additionally, the number of shares shown assumes the conversion or exercise of all convertible debentures, warrants and vested options. Those shares, however, are not deemed outstanding when calculating the beneficial ownership of other persons for the purpose of the table.

(2) The address for these entities and individuals is c/o Aquamatrix, Inc., 305 Madison Avenue, Suite 4510, New York, New York 10165.

(3) The above number of shares beneficially owned by Mr. R. Harriton includes 532,366 shares issuable upon the exercise of warrants granted in conjunction with convertible debentures and for the extensions of debenture debt of HDS, our wholly owned subsidiary. Also includes warrants which are currently exercisable for the purchase of 148,738 shares at an exercise price of $0.0022 per share. Mr. Richard Harriton is a related party of Mr. Matthew Harriton, a director and officer (See footnote 4 below).

(4) Mr. M. Harriton is our president, chief executive officer, chief financial officer and a director. The above number of shares beneficially owned by Mr. M. Harriton includes 32,350 shares of common stock owned by Embryo Development Corp., a public company traded under the symbol "EMBR," of which Mr. Harriton is chief executive officer and a director and the holder of approximately 32.1% of the outstanding common and Class B shares. The above number of shares beneficially owned also includes 2,431 shares issuable upon exercise of an option granted for the extension of debt, and 33,333 shares issuable upon exercise of an option granted as part of Mr. Harriton's employment agreement in May 2004.

(5) Includes warrants to purchase 117,425 shares of common stock at an exercise price of $0.0022 per share.

(6) Includes warrants to purchase 31,313 shares of common stock at an exercise price of $0.0022 per share.

(7) The address for Chicago Investments, Inc. is 6340 S. 3000 E., Suite 330, Salt Lake City, Utah 84121.

(8) Includes warrants to purchase 782,828 shares of common stock at an exercise price of $0.0022 per share.

(9) The address for CIBC Trust Company (Bahamas) Limited as Trustee of T-555 is Goodman's Bay Corporate Center, Ground Floor, West Bay Street, P.O. Box 3933, Nassau, Bahamas.

(10) Includes warrants to purchase 391,414 shares of common stock at an exercise price of $0.0022 per share.

(11) The address for Kanter Family Foundation is 6340 S. 300 E., Suite 330, Salt Lake City, Utah 84121.

(12) Includes warrants to purchase 156,566 shares of common stock at an exercise price of $0.0022 per share.

(13) The address for Gottbetter Capital Master, Ltd. is 488 Madison Avenue, 12th Floor, New York, NY 10022. The name of the person who has voting or investment control over the securities owned by Gottbetter Capital Master, Ltd. is Adam Gottbetter. Gottbetter Capital Master, Ltd. is managed by Gottbetter Capital Management, LP. Mr. Adam Gottbetter also has voting and investment control over that entity and ultimately Gottbetter Capital Master, Ltd.

(14) Includes convertible notes convertible into approximately 1,544,926 shares of common stock and warrants exercisable to purchase approximately 765,060 shares of common stock at an exercise price of $0.696 per share.

(15) The address for BridgePointe Master Fund, Ltd. is 1125 Sanctuary Parkway, Suite 275, Alpharetta, GA 30004. The names of the persons who have voting or investment control over the securities owned by BridgePointe Master Fund, Ltd. are Michael Kendrick and Eric Swartz.

(16) Includes convertible notes convertible into approximately 2,155,172 shares of common stock and warrants exercisable to purchase approximately 1,077,586 shares of common stock at an exercise price of $0.696 per share.

(17) The address for Harborview Master Fund, Ltd. is Harbor House, Waterfront Drive, Road Town, Tortola, British Virgin Islands. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(18) Includes convertible notes convertible into approximately 1,158,696 shares of common stock and warrants exercisable to purchase 579,348 shares of common stock at an exercise price of $0.696 per share.

(19) The address for J. Roebling Fund, L.P. is 780 Third Avenue, 43rd Floor, New York, New York 10017.

(20) Includes convertible notes convertible into approximately 386,232 shares of common stock and warrants exercisable to purchase approximately 193,116 shares of common stock at an exercise price of $0.696 per share.

(21) The address for Lynn November is 27-2 Mitchell Road, Westhampton Beach, New York, New York 11978.

(22) Includes convertible notes convertible into approximately 386,232 shares of common stock and warrants exercisable to purchase approximately 193,116 shares of common stock at an exercise price of $0.696 per share.

(23) The address for Alvin Block is One Commerce Street, 2005 Market Street, 7th Floor, Philadelphia, Pennsylvania 19103.

(24) Includes convertible notes convertible into approximately 772,463 shares of common stock and warrants which, after the reverse stock split, will be exercisable to purchase approximately 386,232 shares of common stock at an exercise price of $0.696 per share.

(25) The address for Commonwealth Associates, L.P. is ___ Third Avenue, New York, N.Y. ______.

(26) Includes convertible notes convertible into approximately 308,985 shares of common stock and warrants to purchase approximately154,492 shares of common stock at an exercise price of $0.696.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Between December 20, 2005 and December 28, 2006, the Company raised approximately $1,040,000 by issuing 11% per annum subsidiary senior secured notes of FMI, our indirect wholly-owned subsidiary, pursuant to a note purchase agreement as amended and restated on February 1, 2006. The notes were issued to directors (Gene Burleson, $75,000, Arlen Reynolds, $20,000) and other related parties (Richard Harriton, $95,000), as well as third parties (Chicago Investments, Inc., $500,000, Kanter Family Foundation, $100,000, and CIBC, solely as Trustee for T-555, $250,000). Such subsidiary senior secured notes were secured by all the assets of FMI and, as extended, were due on the earlier of January 31, 2007 or the completion of a financing of at least $500,000. Contemporaneously with the consummation of the Financing Transaction, the obligations owed by the Company to each of the holders of subsidiary senior secured notes were converted into the right to receive, in the aggregate, approximately 104,000,000 shares of our common stock (693,333, as adjusted for the reverse stock split) and warrants to purchase approximately 244,000,000 shares of our common stock (1,626,667, as adjusted for the reverse stock split) issuable at such time as our authorized common stock was increased to 400,000,000 shares, and approximately 369,000,000 shares of our common stock (2,400,000, as adjusted for the reverse stock split) issuable upon the consummation of the reverse stock split. The Company also made a cash payment of approximately $78,000 at the time of the conversion representing the outstanding interest accrued on the subsidiary senior secured notes. On March 29, 2007, we issued approximately 104,000,000 shares of common stock and warrants to purchase approximately 244,000,000 shares of our common stock per the terms of the conversion.

      Beginning in November 2005, the Company began raising short-term financing through financing its accounts receivable. Under this program, specific accounts receivable are sold at a discount and the Company retains the right to repurchase the accounts, subject to a 2% per month financing charge. Additionally, beginning in April 2006, borrowings under this arrangement were extended to customer purchase orders. The Company records this as a financing transaction in which the receivables sold are carried on the consolidated balance sheet and the amount to be repaid is reflected as a short-term debt. At April 30, 2006, approximately $92,000 of this liability was payable to Mr. R. Harriton, a related party to Mr. M. Harriton.

      On January 25, 2002, the manufacturing facility of HDS was purchased by an entity owned by Mr. R. Harriton. On January 25, 2002, HDS entered into a lease with 2150 Cabot, LLC, an entity owned by Mr. R. Harriton, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for the extension of certain debt due, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase. In April 2007, Mr. Harriton sold his interest in this property. The Company's lease continues with the new owner of the property. HDS also entered into a month to month lease for office space with another entity, Park Avenue Consulting, owned by Mr. R. Harriton in December 1, 2001 which terminated in April 2004. Unpaid rents of approximately $312,000, $77,000 and $229,000 were due to Mr. R. Harriton on these leases as of April 30, 2006, 2005 and 2004, respectively. In addition, Mr.
R. Harriton made temporary advances to the Company during 2006 and 2005, of which approximately $243,000 and $78,000, respectively, was due to Mr. Harriton at April 30, 2006 and 2005. In February 2007, contemporaneously with the consummation of the Financing Transaction, these liabilities owed to Mr. R. Harriton, plus additional amounts owed to him for unpaid rent and advances through January 31, 2007, were settled in exchange for the agreement to issue approximately 265,350,372 shares of common stock (1,769,002, as adjusted for the reverse stock split) and warrants to purchase approximately 135,260,571 shares of common stock (901,737, as adjusted for the reverse stock split), of which 58,240,112 shares of common stock (388,267, as adjusted following the reverse stock split) were issued on March 29, 2007. The remaining 207,110,260 shares of common stock owed to Mr. R. Harriton (1,380,735, as adjusted following the reverse stock split) were issued on May [__], 2007.

      As of April 30, 2006, the Company owed Mr. R. Harriton approximately $1,652,000 consisting of approximately $1,308,000 in principal and approximately $344,000 of accrued interest under a convertible 8% debenture. Interest expense was approximately $105,000 for each of the fiscal years ended April 30, 2006 and April 30, 2005. In February 2007, contemporaneously with the consummation of the Financing Transaction, these liabilities to Mr. R. Harriton were settled in exchange for the agreement to issue approximately 173,151,200 shares of common stock (1,154,341 as adjusted for the reverse stock split), of which 38,003,886 shares (253,359, as adjusted for the reverse stock split) of common stock were issued on March 29, 2007. The remaining 135,147,314 shares of common stock owed to Mr. R. Harriton (900,982, as adjusted following the reverse stock split) were issued on May [__], 2007.

      In addition, in May 2004, Mr. R. Harriton exchanged an aggregate of options and warrants to purchase 331,500 shares of HDS common stock for an aggregate of warrants to purchase 10,566,000 shares of our common stock (70,440, as adjusted for the reverse stock split) based on the same ratios described above. These options and warrants are currently exercisable at prices that range between $0.005 -$0.02 ($0.75 - $3.00, as adjusted for the reverse stock split) and expire between six and seven years from issuance.

      At April 30, 2006, the Company owed Mr. M. Harriton approximately $421,000 consisting of approximately $365,000 in principal, approximately $56,000 of accrued interest under a convertible 8% indenture. Interest expense was approximately $27,000 for each of the years ended April 30, 2006 and April 30, 2005. In February 2007, contemporaneously with the consummation of the Financing Transaction, these liabilities to Mr. M. Harriton were settled in exchange for the agreement to issue approximately 20,000,000 shares of common stock (133,333, as adjusted for the reverse stock split), which were issued on March 29, 2007.

      At April 30, 2006, the Company owed Mr. Geoffrey Donaldson, the Chief Operating Officer of HDS until December 19, 2005, approximately $507,000 consisting of approximately $439,000 in principal and approximately $68,000 of accrued interest under a convertible 8% debenture. Interest expense was approximately $34,000 for the each of years ended April 30, 2006 and 2005. In February 2007, contemporaneously with the consummation of the Financing Transaction, Mr. Donaldson agreed to settle the amount owed to him under this debenture for the total amount of $100,000, $50,000 of which was paid at the closing of the Financing Transaction and the remainder of which is payable in 25 monthly cash payments of $2,000 each. Following the reverse stock split, Mr. Donaldson also received as part of the settlement, warrants to purchase approximately 46,667 of our shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

      The following description of the material terms of the capital stock of Aquamatrix includes a summary of specified provisions included in Aquamatrix's articles of incorporation and bylaws. This description also summarizes relevant provisions of the Nevada Revised Statutes, which we refer to as Nevada Law. The terms of Aquamatrix's articles of incorporation and bylaws and the terms of the Nevada Revised Statutes are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents and the Nevada Revised Statutes.

Common Stock

      Pursuant to our articles of incorporation, we are authorized to issue 400,000,000 shares of common stock, of which, as of the date of this prospectus, 7,899,192 shares were issued, outstanding, and held by approximately 208 record holders. Each holder of common stock is entitled to one vote per share on all matters voted on generally by the stockholder, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Our articles of incorporation do not provide for cumulative voting for the election of directors. As a result, under Nevada Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors as our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholder in the event of our liquidation, dissolution or winding up. Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

      Pursuant to our articles of incorporation, the board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock. The board of directors may issue this stock in one or more series and may fix the rights, preferences, and designations of this stock. Some of the rights and preferences that the board of directors may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The board of directors may determine the number of shares constituting any series or the designation of such series. Any or all of the rights and preferences selected by the board of directors may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that stockholder will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of Aquamatrix. While we have no present intention to issue shares of preferred stock, any such issuance could dilute the equity of the outstanding shares of common stock and could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. In addition, such preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the common stock. We have designated two series of preferred stock and a summary of the terms of which are set forth below.

      We are authorized to issue 850,000 shares of our Series A Convertible Preferred Stock ("Series A Preferred Stock"). As of April 30, 2006, there were 67,000 shares of our Series A Preferred Stock outstanding. Each share of Series A Preferred Stock was automatically converted into 30 shares of our common stock upon the filing of an amendment to our Articles of Incorporation on March 28, 2007 to increase the number of shares of common stock we are authorized to issue. Each share of our Series A Preferred Stock has 30 votes per share on all matters to be voted on by all stockholders. Each share of Series A Preferred Stock when voting as a class shall be entitled to one vote per share. Until exchanged for common shares as contemplated by the exchange agreement, upon any liquidation or dissolution, holders of Series A Preferred Stock were entitled to receive $2.00 per share plus an amount equal to all dividends accrued but unpaid.

We are authorized to issue 150,000 shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock"). At April 30, 2006, we had 117,054.94 Series B Preferred Shares outstanding. Each share of Series B Preferred Stock was automatically converted into 750 shares of our common stock upon the filing of an amendment to our Articles of Incorporation on March 28, 2007 to increase the number of shares of common stock we are authorized to issue sufficient to convert the then outstanding shares of Series B Preferred Stock. Each share of our Series B Preferred Stock shall have 750 votes per share on all matters to be voted on by all stockholders. Each share of Series B Preferred Stock when voting as a class shall be entitled to one vote per share. Shares of Series B Preferred Stock shall rank junior to shares of Series A Preferred Stock.

Options

      Pursuant to the Aquamatrix, Inc. 2007 Equity Incentive Plan, which is effective as of May 1, 2007, the Company may deliver to participants or their beneficiaries up to an aggregate of 1,500,000 shares of our common stock (subject to permitted adjustments for certain corporate transactions), all of which may be granted as incentive stock options or SAR. The Compensation Committee may use shares of stock available under the 2007 Equity Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations. As of the date of this prospectus, no incentive stock options or SARs have been issued under the Aquamatrix, Inc. 2007 Equity Incentive Plan.

Limitations on Liability and Indemnification of Directors and Officers

      Nevada Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our articles of incorporation limit the liability of directors and officers for breaches of fiduciary duties other than with respect to the distribution of unlawful dividends or acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

      The limitation of liability and indemnification provisions included in our articles of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc. Their address is 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117 and telephone number (801) 272-9294.

Listing

      Shares of our common stock are quoted on the OTC Bulletin Board under the symbol "AQMX."

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On October 6, 2004, the Company dismissed BP Audit Group, as its independent registered public accounting firm, and engaged Rothstein Kass & Company, P.C., which we refer to as Rothstein Kass, as its new independent registered public accounting firm for the fiscal year ending April 30, 2005. BP Audit Group audited the Company's financial statements for fiscal year ending April 30, 2004. Rothstein Kass was the public accounting firm for HDS, the accounting acquirer as a result of the reverse acquisition, for the years ending April 30, 2004 and 2003 and was retained as the auditors of the Company on October 6, 2004.

      BP Audit Group's report on the Company's financial statements for the fiscal year ended April 30, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company's financial statements for the fiscal year ended April 30, 2004 raised a substantial doubt about the ability of the Company to continue as a going concern due to losses from operations and net working capital and stockholders' equity deficiencies.

      During the Company's two most fiscal years preceding the change, and the subsequent interim period preceding BP Audit Group's dismissal, the Company had no disagreements or reportable events with the BP Audit Group on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the BP Audit Group would have caused them to make reference thereto in their reports on the financial statements for such years.

      During the Company's two most fiscal years preceding the change, and the subsequent interim period preceding BP Audit Group's dismissal, the Company has not consulted with Rothstein Kass regarding any matters or reportable events described in Items 304 (a)(2) of Regulation S-B.

                                     EXPERTS

      The consolidated financial statements of Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and subsidiaries as of April 30, 2006 and 2005 and for the years then ended, included in this prospectus, have been audited by Rothstein Kass, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL MATTERS

      Certain legal matters relating to the common stock offered by this prospectus have been passed upon for us by Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the Selling Stockholders by Gottbetter & Partners, LLP, New York, New York.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      As part of the Financing Transaction, the Company sold to Gottbetter Capital Master, Ltd. a convertible note and a warrant convertible into, or exercisable for, an aggregate of 2,309,986 shares of our common stock. Each of the shares of our common stock underlying the securities issued to Gottbetter Capital Master, Ltd. have been registered in the registration statement of which this prospectus is a part. Gottbetter & Partners, LLP is an affiliate of Gottbetter Capital Master, Ltd.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at Room 100, F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

      We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. Upon written request delivered to Aquamatrix, Inc., Attn: Matthew Harriton, President and CEO, 305 Madison Avenue, New York, New York 10165, we will send to any stockholder a copy of our annual report, complete with audited financial statements, at no charge to the stockholder.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Nesco Industries, Inc. as of April 30, 2006 and For the Years Ended April 30, 2006 and 2005:

                                                                            Page
                                                                            ----

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  51

     FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEET                                           52

         CONSOLIDATED STATEMENTS OF OPERATIONS                                53

         CONSOLIDATED STATEMENTS OF CASH FLOWS                                54

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT          56

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                      57 - 73

Unaudited Condensed Consolidated Financial Statements of Nesco Industries, Inc. as of January 31, 2007 and For the Three and Nine Months ended January 31, 2007 and 2006:

         CONDENSED CONSOLIDATED BALANCE SHEET                                 75

         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS                      76

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS                      76

         CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
            STOCKHOLDERS' DEFICIT                                             77

         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS            79 - 89

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Nesco Industries, Inc.

      We have audited the accompanying consolidated balance sheet of Nesco Industries, Inc. and Subsidiaries (collectively the "Company") as of April 30, 2006, and the related consolidated statements of operations, cash flows and changes in stockholders' deficit for each of the years in the two-year period ended April 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nesco Industries, Inc. and Subsidiaries as of April 30, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred cumulative losses of approximately $23,681,000 since inception and utilized cash of approximately $2,144,000 for operating activities during the two-years ended April 30, 2006. The Company has a working capital deficit of approximately $10,214,000 (including approximately $7,133,000 of debt which is in default), and a stockholders' deficit of approximately $9,602,000 as of April 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ Rothstein, Kass & Company, P.C.
                                       -----------------------------------


Roseland, New Jersey
June 23, 2006

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                 April 30,
                                                                                   2006
ASSETS
Current assets
  Cash                                                                         $     27,000
  Accounts receivable                                                                85,000
  Inventories                                                                       100,000
  Prepaid expenses and other current assets                                          19,000
                                                                               ------------
      Total current assets                                                          231,000

Property and equipment, net of accumulated depreciation
  and amortization of approximately $1,833,000                                      633,000
Other assets - deposits and other                                                    49,000
                                                                               ------------

                                                                               $    913,000
                                                                               ============

LIABILITIES AND STOCKHOLDERS'  DEFICIT
Current liabilities
  Secured accounts receivable and purchase order financing,
   including $92,000 payable to a related party                                $    122,000
  Subsidiary senior secured notes payable and interest, including
   $168,000 payable to related parties                                              489,000
  Note and interest payable, in default                                             709,000
  Convertible debentures, including interest and penalties, in default
   ($3,013,000 is secured by the assets of the Company and another
   $2,579,000 is payable to related parties and current or former officers)       6,424,000
  Customer deposits                                                                 846,000
  Accounts payable and accrued expenses                                             829,000
  Stock to be issued                                                                190,000
  Common stock subject to redemption                                                330,000
  Due to related party and affiliates                                               506,000
                                                                               ------------
      Total current liabilities                                                  10,445,000
                                                                               ------------
Long-term liability - deferred sublease income                                       70,000
                                                                               ------------

Commitments and contingencies

Stockholders' deficit
  Series A convertible preferred stock, $.001 par value, authorized
   850,000 shares, 67,000  issued and outstanding                                        --
  Series B convertible preferred stock, $.001 par value, authorized
   150,000 shares, 117,055 issued and outstanding                                        --
  Common stock, $.001 par value, authorized 25,000,000 shares,
   17,736,225 issued and outstanding                                                 18,000
  Additional paid-in-capital                                                     14,061,000
  Accumulated deficit                                                           (23,681,000)
                                                                               ------------
      Total stockholders' deficit                                                (9,602,000)
                                                                               ------------

                                                                               $    913,000
                                                                               ============

See accompanying notes to the consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                              Years ended April 30,
                                                         -----------------------------
                                                              2006             2005
Revenues                                                 $  1,001,000     $    738,000

Cost of revenues                                            1,141,000          928,000
                                                         -----------------------------

Gross profit (loss)                                          (140,000)        (190,000)
                                                         -----------------------------

Operating expenses
  General and administrative                                1,114,000        1,393,000
  Stock compensation charge                                    67,000        3,011,000
  Amortization and other expenses                                  --          136,000
                                                         -----------------------------
                                                            1,181,000        4,540,000
                                                         -----------------------------

Loss from operations                                       (1,321,000)      (4,730,000)
                                                         -----------------------------

Other income (expenses)
  Sublease income                                              47,000           47,000
  Amortization of debt discount                            (1,731,000)      (2,281,000)
  Stock issuance costs expensed                                    --         (713,000)
  Interest  and other expense                                (351,000)        (265,000)
  Interest expense, related parties                          (132,000)        (165,000)
  Amortization of financing costs                            (294,000)        (398,000)
  Penalties under registration rights agreement              (548,000)         (92,000)
  Permanent impairment of available-for-sale securities       (69,000)              --
                                                         -----------------------------
                                                           (3,078,000)      (3,867,000)
                                                         -----------------------------
Net loss                                                 $ (4,399,000)    $ (8,597,000)
                                                         =============================

Weighted average common shares
  Basic and diluted                                        17,812,000       15,743,000
                                                         -----------------------------

Net loss per common share
  Basic and diluted                                      $      (0.25)    $      (0.55)
                                                         =============================

See accompanying notes to the consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                Year Ended April 30,
                                                                            ---------------------------
                                                                                2006            2005
Cash flows from operating activities
  Net loss                                                                  $(4,399,000)    $(8,597,000)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
     Stock and warrants issued for services                                      67,000       1,217,000
     Revaluation of warrants issued for services                                     --       1,794,000
     Stock issuance costs expensed                                                   --         713,000
     Depreciation and amortization                                              161,000         251,000
     Amortization of debt discount                                            1,731,000       2,281,000
     Amortization of financing costs                                            294,000         398,000
     Permanent impairment of available-for-sale securities                       69,000              --
  Changes in operating assets and liabilities:
     Accounts receivable                                                         39,000         (50,000)
     Inventories                                                                (35,000)         23,000
     Prepaid expenses and other current assets                                   32,000           1,000
     Accrued penalties and interest (included in Convertible debentures)        548,000          92,000
     Customer deposits                                                            7,000          (8,000)
     Accounts payable, accrued expenses and other                               521,000         (55,000)
     Interest payable                                                           459,000         343,000
     Due to affiliates                                                          192,000        (151,000)
     Deferred sublease income                                                   (35,000)        (47,000)
                                                                            ---------------------------
Net cash used in operating activities                                          (349,000)     (1,795,000)
                                                                            ---------------------------
Cash flows from investing activities
  Net cash acquired from merger                                                      --          86,000
  Purchase of equipment and deposit on lease                                   (413,000)         (9,000)
                                                                            ---------------------------
Net cash provided (used) by investing activities                               (413,000)         77,000
                                                                            ---------------------------
Cash flows from financing activities
  Proceeds from issuance of subsidiary senior secured notes                     480,000              --
  Proceeds from accounts receivable financing                                   336,000              --
  Payments of accounts receivable financing                                    (214,000)             --
  Proceeds from issuance of senior secured convertible debentures                    --       2,295,000
  Payments for financing costs                                                       --        (286,000)
  Payments on notes payable                                                          --        (238,000)
  Payments of stock issuance costs                                                   --         (88,000)
  Payments on loan from officer                                                      --          (7,000)
  Payments from affiliate                                                       165,000          63,000
                                                                            ---------------------------
Net cash provided by financing activities                                       767,000       1,739,000
                                                                            ---------------------------
Net increase in cash                                                              5,000          21,000
Cash
  Beginning of year                                                              22,000           1,000
                                                                            ---------------------------
  End of year                                                               $    27,000     $    22,000
                                                                            ===========================
Supplemental disclosure of cash flow information,
 Cash paid during the year for interest                                     $     1,000     $    89,000
                                                                            ===========================

See accompanying notes to the consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------

                                                                          Years Ended April 30,
                                                                      ----------------------------
                                                                          2006             2005
Supplemental disclosure of non-cash investing and financing, activities:
Stock issued for interest payment on convertible debentures           $    93,000      $    59,000
                                                                      ============================
Stock issued in connection with Equity Distribution Agreement         $        --      $   625,000
                                                                      ============================
Fair value of warrants issued to brokers                              $        --      $   405,000
                                                                      ============================
Debt discount related to convertible debentures                       $        --      $ 3,971,000
                                                                      ============================
Reclassification of note receivable (and interest), officer, accrued expenses, officer, and due to officer to convertible
  debentures and interest payable, officer                            $        --      $   922,000
                                                                      ============================
Reclassification of accounts payable to due to affiliate              $        --      $     5,000
                                                                      ============================
Reclassification of treasury stock to additional paid in capital      $        --      $    43,000
                                                                      ============================
Reclassification of additional paid in capital to series A
  convertible preferred stock                                         $        --      $        --*
                                                                      ============================
Reclassification of additional paid in capital to series B
  convertible preferred stock                                         $        --      $        --*
                                                                      ============================
Conversion of series A convertible preferred stock to series B
  convertible preferred stock                                         $        --      $     1,000
                                                                      ============================

Balance sheet of Nesco Industries, Inc. at the date of the
 Share Exchange (See Note 1):
  Property and equipment                                              $        --      $     5,000
                                                                      ----------------------------
  Accounts payable and accrued expenses                                                    177,000
  Deferred sublease income                                                                 164,000
  Stockholders' equity                                                         --            7,000
                                                                      ----------------------------
    Total liabilities and stockholders' equity                                 --          348,000
                                                                      ----------------------------
  Elimination of intercompany bridge loan                                      --         (209,000)
                                                                      ----------------------------
  Cash acquired from merger                                                    --          134,000
  Expenditure of legal fees in connection with merger                          --          (48,000)
                                                                      ----------------------------
  Net cash acquired from merger                                       $        --      $    86,000
                                                                      ----------------------------

* Amounts round to less than $1,000 in the fiscal year ended April 30, 2005.

See accompanying notes to the consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Years Ended April 30, 2006 and 2005

                                                                          Nesco                           HDS
                                           Series A                     Series B                       Series B
                                         Convertible                   Convertible                   Convertible
                                       Preferred Stock               Preferred Stock               Preferred Stock
                                 ---------------------------   ---------------------------   ---------------------------
                                    Shares         Amount          Shares        Amount         Shares          Amount
                                 ------------   ------------   ------------   ------------   ------------   ------------
Balances, May 1, 2004                      --   $         --             --   $         --        522,487   $         --

Reverse acquisition                   512,500             --         94,625             --       (522,487)            --
Revaluation of warrants
Conversion of series A
  to series B convertible            (445,500)            --         17,820             --
  preferred stock
Conversion of officer note
  receivable to convertible
  debentures
Issuance of common stock
  for services
Issuance of common stock
  in connection with sale
  of subsidiaries
Issuance of common stock
  for interest expense
Issuance of series B
  convertible preferred
  stock for services                                                  4,242             --
Debt discount on
  convertible securities
Issuance of warrants
  for services
Net loss
                                 ------------------------------------------------------------------------------------------

Balances, April 30, 2005               67,000             --        116,687             --             --             --

Issuuance of common stock
  for interest
Issuance of convertible
  preferred stock for services                                          368
Stock compensation charge
Permanent impairment in
  available-for-sale security
Net loss
                                 ------------------------------------------------------------------------------------------

Balances, April 30, 2006               67,000   $         --        117,055   $         --             --   $         --
                                 ==========================================================================================


                                                                               Accumulated
                                                                                   Other
                                        Common Stock            Additional        Compre-       Officer
                                 ---------------------------      Paid-in         hensive         Note
                                     Shares         Amount        Capital           Loss       Receivable
                                 ------------   ------------   ------------    ------------   ------------
Balances, May 1, 2004               4,702,806   $         --   $  6,318,000    $    (69,000)  $    (80,000)

Reverse acquisition                 2,924,299          7,000      1,346,000
Revaluation of warrants                                           1,794,000
Conversion of series A
  to series B convertible                                                --
  preferred stock
Conversion of officer note
  receivable to convertible
  debentures                                                                                        80,000
Issuance of common stock
  for services                      8,500,000          9,000        986,000
Issuance of common stock
  in connection with sale
  of subsidiaries                     600,000          1,000         (1,000)
Issuance of common stock
  for interest expense                390,305             --         58,000
Issuance of series B
  convertible preferred
  stock for services                                                727,000
Debt discount on
  convertible securities                                          2,204,000
Issuance of warrants
  for services                                                      470,000
Net loss
                                 ----------------------------------------------------------------------------

Balances, April 30, 2005           17,117,410         17,000     13,902,000         (69,000)            --

Issuuance of common stock
  for interest                        618,815          1,000         92,000
Issuance of convertible
  preferred stock for services                                       47,000
Stock compensation charge                                            20,000
Permanent impairment in
  available-for-sale security                                                        69,000
Net loss
                                 ----------------------------------------------------------------------------

Balances, April 30, 2006           17,736,225   $     18,000   $ 14,061,000    $         --   $         --
                                 ============================================================================


                                           Treasury
                                            Stock
                                 ---------------------------    Accumulated
                                     Shares        Amount         Deficit          Total
                                 ------------   ------------   ------------    ------------
Balances, May 1, 2004                 250,000   $    (42,000)  $(10,685,000)   $ (4,558,000)

Reverse acquisition                  (250,000)        42,000                      1,395,000
Revaluation of warrants                                                           1,794,000
Conversion of series A
  to series B convertible                                                                --
  preferred stock
Conversion of officer note
  receivable to convertible
  debentures                                                                         80,000
Issuance of common stock
  for services                                                                      995,000
Issuance of common stock
  in connection with sale
  of subsidiaries                                                                        --
Issuance of common stock
  for interest expense                                                               58,000
Issuance of series B
  convertible preferred
  stock for services                                                                727,000
Debt discount on
  convertible securities                                                          2,204,000
Issuance of warrants
  for services                                                                      470,000
Net loss                                                         (8,597,000)     (8,597,000)
                                 ----------------------------------------------------------

Balances, April 30, 2005                   --             --    (19,282,000)     (5,432,000)

Issuuance of common stock
  for interest                                                                       93,000
Issuance of convertible
  preferred stock for services                                                       47,000
Stock compensation charge                                                            20,000
Permanent impairment in                                                                  --
  available-for-sale security                                                        69,000
Net loss                                                         (4,399,000)     (4,399,000)
                                 ----------------------------------------------------------

Balances, April 30, 2006                   --   $         --   $(23,681,000)   $ (9,602,000)
                                 ==========================================================

See accompanying notes to the consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization and Nature of Operations

Nesco Industries, Inc. (hereinafter referred to as "Nesco" or, together with its wholly owned subsidiaries, the "Company") is a Nevada corporation whose principal business is conducted through its wholly-owned subsidiaries, Hydrogel Design Systems, Inc. ("HDS") and, since January 2006, Foam Manufacturing, Inc. ("FMI"). HDS is engaged in the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic consumer products. FMI is engaged in the manufacture and sale of patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts for use in the cosmetic, medical, and household markets. The Company acquired the rights to produce the FMI products during October 2005, by agreement granting it the exclusive rights to manufacture and distribute these products in North America as described further in Note 4.

Prior to April 29, 2004, Nesco was a "shell company" having ceased business operations and become inactive in May 2003. Prior to May 2003, Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. Nesco provided services through its wholly-owned subsidiary National Abatement Corporation ("NAC") and other wholly-owned subsidiaries including NAC/Indoor Air Professionals, Inc. ("IAP") and NAC Environmental Services, Inc. ("NACE").

On April 29, 2004, Nesco entered into a share exchange agreement with HDS, a Delaware privately held corporation, whereby HDS became a majority-owned subsidiary of Nesco and the holders of HDS common stock and debt acquired a majority interest of Nesco. This exchange (the "Share Exchange") was completed on May 25, 2004. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS, which was treated as the accounting acquirer. The acquired assets and assumed liabilities of Nesco were carried forward at their historical values, which approximated fair value (with the exception of deferred liabilities for which there was no legal continuing obligation, which were not recorded). HDS's historical financial statements were carried forward as those of the combined entity. See Note 11.

The accompanying consolidated financial statements of the Company reflect the historical results of the predecessor entity, HDS, prior to May 25, 2004 and the consolidated results of operations of the Company subsequent to the acquisition date of May 25, 2004. The common stock and per share information in the condensed consolidated financial statements and related notes have been retroactively adjusted to give effect to the reverse acquisition on May 25, 2004. See also Note 11. The following unaudited supplemental pro forma condensed financial information is presented to illustrate the effects of the acquisition of HDS on the historical operating results for the year ended April 30, 2005 as if the acquisition had occurred at the beginning of the period:

                                         Year ended
                                       April 30, 2005
                                       --------------
            Revenues                   $      738,000
            Net loss                   $   (8,641,000)
            Net loss per share         $        (0.52)

The above information is presented for illustrative purposes only and is not necessarily indicative of the condensed consolidated results of operations that actually would have been realized had HDS and Nesco been a combined company during the specified periods.

All amounts in the consolidated financial statements have been rounded to the nearest $1,000.

2.    Going concern and liquidity

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $23,681,000 since inception and utilized cash of approximately $2,144,000 for operating activities during the two years ended April 30, 2006. The Company has a working capital

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

deficit of approximately $10,214,000, stockholders' deficit of approximately $9,602,000 as of April 30, 2006 and approximately $7,133,000 of debt is currently in default. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan to deal with this uncertainty is to raise capital, attempt to convert some of its debt into equity and to improve operations through building of its customer base and through the new manufacturing agreement with Dicon Technologies ("Dicon") (See
Note 4) and other measures. There can be no assurance that management's plans to raise capital, convert debt to equity or improve operations will be successful. If management's efforts are not successful, the Company may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    Summary of significant accounting policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Revenue Recognition

Revenues are generally recognized as product is shipped to a customer. In cases where a customer requests a development project for a gel or a gel to be used as a component of a new product, the Company will recognize revenue at the time the project is completed.

Accounts Receivable

Accounts receivable are presented net of any allowance for doubtful accounts. The Company periodically evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history, collections and current conditions.

Inventories

Inventories, consisting principally of raw materials, are stated at cost on the first-in, first-out basis, which does not exceed market value. Excess or obsolete inventories are reduced to net realizable value.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated lives of the related assets or the remaining term of the lease, which ever is shorter.

The Company provides for depreciation and amortization over the following estimated useful lives:

            Machinery and equipment                      10 years
            Office equipment and fixtures                3 - 7 years
            Leasehold improvements                       Lease term
            Purchased Technology                         7 years

Loss Per Share

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 128 "Earnings per Share", which requires basic loss per common share to be computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Therefore, basic and diluted loss per share were the same for the years ended April 30, 2006 and 2005.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payors and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk.

Impairment of Long-Lived Assets

Certain long-lived assets of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If an impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether events and circumstances warrant revised estimates of useful lives.

Stock-Based Compensation

The Company complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148.

The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, no compensation cost has been recognized because stock options granted under the plans were at exercise prices which were equal to or above the market value of the underlying stock at date of grant. Had compensation for the Company's stock options been determined as provided by SFAS No. 123 using the Black-Scholes option pricing model, the Company's consolidated net loss would have been adjusted to the pro forma amounts indicated below:

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     2006               2005
                                                                     ----               ----
      Net loss, as reported                                      $ (4,399,000)      $ (8,597,000)
      Stock-based compensation determined under
        fair valued based method, net of related tax effect           (60,000)          (242,000)
                                                                 ------------       ------------
      Net loss, pro forma                                        $ (4,459,000)      $ (8,839,000)
                                                                 ------------       ------------

      Loss per common share, basic and diluted
          As reported                                            $      (0.24)           $ (0.55)
          Pro forma                                              $      (0.24)           $ (0.56)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal year ended April 30, 2005: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and three-year expected lives.

Comprehensive Income

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 governs the financial statement presentation of changes in shareholder's equity resulting from non-owner sources. Accumulated other comprehensive income as reported in the accompanying balance sheets represents unrealized losses on available-for-sale securities. During the year ended April 30, 2006, the Company determined that the impairment of its investment in an available-for-sale security was permanent. Accordingly, this impairment has been charged to operations for the year ended April 30, 2006 with an offsetting reduction of the accumulated other comprehensive loss to zero.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation," and supersedes APB No. 25. Among other items, SFAS No. 123R eliminates the use of APB No. 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments in the financial statements based on the grant date fair value of those awards. The effective date of SFAS No. 123R for the Company is May 1, 2006. The Company has elected to adopt SFAS No. 123R using the "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the consolidated financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123R.

The adoption of this statement has had no effect on net loss and loss per share due to the adoption of the "modified prospective" method for existing options and the fact that no new options have been granted.

4.    Manufacturing Agreement and Related Activities

On October 3, 2005, the Company, on behalf of a wholly-owned subsidiary to be formed, entered into a manufacturing agreement (the "Agreement") with an entity affiliated with a Director of the Company (H.H. Brown Shoe Technologies, Inc. doing business as Dicon). The Agreement grants the Company the exclusive rights to manufacture patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts and to distribute, along with Dicon, these products in North America in consideration of a 7-10% royalty based on sales. The Agreement also provides for a supply agreement between the Company and Dicon. Products to be manufactured under this Agreement will be sold for use in cosmetic, medical, and household markets including the foot-care market under the brand name DRYZ, a registered trademark. In December 2005, FMI Manufacturing, Inc. ("FMI") was formed as a wholly-owned subsidiary of the Company to control this activity and in February 2006, FMI entered into a lease for a manufacturing facility (Note 13). In April 2006, under the Agreement, the Company purchased certain "first line" equipment from Dicon for a purchase price of $270,000. In June 2006, the Company purchased $380,000 of "second line" equipment, paying Dicon $50,000 and entering into a secured three-year note payable to Dicon for the remaining $330,000. FMI's activities have been funded by subsidiary senior secured notes that mature on July 31, 2006 and the equipment note with Dicon, which are discussed in Notes 6 and 7.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.    Property and equipment and purchased technology

Property and equipment

Property and equipment, at cost, consist of the following at April 30, 2006:

         Machinery and equipment                   $ 1,933,000
         Office equipment and fixtures                  97,000
         Leasehold improvements,                       436,000
                                                   -----------
                                                     2,466,000
         Less: accumulated depreciation
            and amortization                        (1,833,000)
                                                   -----------
                                                   $   633,000
                                                   ===========

Capital expenditures associated with the FMI business were approximately $385,000 during the fiscal year ended April 30, 2006. Subsequent to April 30, 2006, the Company exercised its option to purchase an additional approximately $380,000 of equipment for the FMI business, before delivery and installation costs, as discussed in Note 4. Depreciation expense for the years ended April 30, 2006 and 2005 amounted to approximately $161,000 and $166,000, respectively.

Purchased Technology

In 1997 the Company purchased technology for net consideration, as amended, approximating $797,000. For the year ended April 30, 2005 amortization expense related to the purchased technology amounted to approximately $85,000 and it was fully amortized at April 30, 2005.

6.    Short-term financing

Subsidiary Senior Secured Notes

Between December 20, 2005 and April 30, 2006, the Company raised approximately $480,000 by issuing 11% per annum subsidiary senior secured notes of FMI pursuant to a note purchase agreement as amended and restated on February 1, 2006. Such subsidiary senior secured notes are secured by all the assets of FMI and, as amended in May 2006, are due on the earlier of July 31, 2006 or the completion of a financing of at least $500,000. The notes were issued to directors and other related parties, an affiliate as well a third party. $100,000 of the amounts borrowed from the initial investor in the subsidiary senior secured notes may be converted into new instruments upon the completion of a proposed financing. Subsequent to April 30, 2006, additional subsidiary senior secured notes were issued thereby raising the principal amount outstanding to $805,000 at June 23, 2006.

Secured Accounts Receivable and Purchase Order Financing

Beginning in November 2005, the Company began raising short-term financing through financing its accounts receivable. Under this program, specific accounts receivable are sold at a discount and the Company retains the right to repurchase the accounts, subject to a 2% per month financing charge. Additionally, beginning in April 2006, borrowings under this arrangement were extended to customer purchase orders. The Company records this as a financing transaction in which the receivables sold are carried on the consolidated balance sheet and the amount to be repaid is reflected as a short-term debt. At April 30, 2006, approximately $92,000 of this liability was payable to a related party. All accounts receivable sold at April 30, 2006, were subsequently repurchased by the Company.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.    Notes and convertible debentures payable and in default

Note and Interest Payable, in default

On January 24, 1997, HDS entered into a financing agreement with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The agreement consisted of a promissory note in the amount of $600,000 bearing interest at 8% per annum and principal and interest due between three (3) and six (6) years from the anniversary date, depending upon the amount of product the customer ordered from the Company. The note has been amended several times, the most recent of which was on April 21, 2004. In that amendment, the lender agreed to amend and restate the note in the amount of $793,053 upon the completion of the Share Exchange with Nesco which occurred on April 29, 2004. The amended note bore interest at 11%, per annum (the default rate) until an aggregate interest payment of $84,000 was made on July 27, 2004. Thereafter, interest forward until the maturity date, December 31, 2005, is at 8%, per annum payable at maturity. In addition, the lender agreed to release its security position on the collateral 90 days after receipt, on August 13, 2004, of a payment of $200,000 against the principal balance. The balance due on the note at April 30, 2006 is approximately $709,000 consisting of approximately $555,000 in principal and $154,000 of accrued interest.

      This note was not paid on the amended maturity date of December 31, 2005 and is now in default. The Company intends to attempt to negotiate an extension of the term of the debt. Interest expenses for the years ended April 30, 2006 and 2005 approximated $45,000 and $76,000, respectively.

Convertible Debentures, Including Interest and Penalties Payable, in Default

The Company has the following convertible debentures outstanding at April 30, 2006:

                                                                          Registration    Accrued
Due to                           Due date                 Face amount       penalties     interest        Total
------                           --------                 -----------       ---------     --------        -----
Senior secured parties           December 1, 2005          $2,295,000       $ 548,000    $ 170,000     $3,013,000
Officers and related parties     December 31, 2005          2,111,000              --      468,000      2,579,000
Other third parties              December 31, 2005            625,000              --      207,000        832,000
                                                           ----------       ---------    ---------     ----------
         Subtotal                                          $5,031,000       $ 548,000    $ 845,000     $6,424,000
                                                           ==========       =========    =========     ==========

      The original debt discount, and amortization of debt discount for the years ended April 30, 2006 and 2005 and annual interest expense on these instruments follows:

                                                                 Amortization
                                                              Year ended April 30,
                                         Original Debt        --------------------        Annual
   Due to                                  Discount           2006           2005        Interest
   ------                                  --------           ----           ----        --------
   Senior secured parties                 $ 2,112,000      $  952,000    $1,202,000     $184,000
   Officers and related parties             1,287,000         540,000       747,000      169,000
   Other third parties                        571,000         239,000       332,000       50,000
                                          -----------      ----------    ----------     --------
            Total                         $ 3,970,000      $1,731,000    $2,281,000     $403,000
                                          ===========      ==========    ==========     ========

The debt discount has been fully amortized at April 30, 2006.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The conversion features and related warrant exercise prices are as follows:

                                                                         Total
                                                                        shares         Total shares
                                                         Warrant      issuable on     issuable under
            Description            Conversion price       price        conversion        warrants
            -----------            ----------------       -----        ----------        --------
   Senior secured parties               $0.15             $0.25         15,300,000       15,300,000
   Officers and related parties     $0.08 - $0.15         $0.15         21,050,747        2,111,230
   Other third parties                  $0.08             $0.15          7,500,000          625,000
            Total                                                       43,850,747       18,036,230

      These convertible debentures were not paid at their maturity dates in December 2005 and are therefore now in default. The Company is having discussions with the holders regarding an extension of the term of the debt.

      Additional information about the convertible debentures listed above follows:

Convertible Debentures - Senior Secured Parties

In June 2004 the Company borrowed $100,000 under bridge loans bearing interest at 8%. The debt holders were also granted warrants to acquire 666,667 common shares at $0.15 per share. These loans were later converted into convertible debentures in connection with the investment banking agreement discussed below. The fair value of the bridge loan warrants of approximately $40,000 was charged to debt discount in the quarter ended July 31, 2004.

Pursuant to an investment banking agreement entered into on July 1, 2004 with Sloan Securities Corp., the Company sold $2,295,000 principal amount of the Company's 8% senior secured convertible notes due December 1, 2005. Interest on such senior secured convertible notes is payable semi-annually on December 1 and June 1, either in cash or common stock, and such notes are convertible into 15,300,000 shares of common stock at $0.15 per share. The notes are secured by all of the assets of the Company. The notes were issued with a five-year warrant to purchase 1 share of the Company's common stock at $0.25 per share for each share of common stock issuable upon conversion of the senior secured convertible notes. Approximately $1,108,000 of the proceeds was attributed to the fair value of the warrants and $1,004,000 to the intrinsic value of the beneficial conversion feature of the convertible debt, with the remaining balance of $183,000 recorded as long-term debt. On December 1, 2004, the Company issued 390,305 shares of common stock as payment for the interest due in the aggregate of approximately $59,000. In June 2005, the Company issued 618,815 shares of common stock as payment for the interest due in the aggregate of approximately $93,000.

In connection with these notes and a related registration rights agreement, the Company was required to file a registration statement to register the common stock issuable upon the conversion of the notes and exercise of the warrants no later than November 27, 2005, 60 days after the completion of the offering. The Company did not file the required registration statement until January 27, 2005 and damages in the amount of approximately $92,000 (2% per month of the aggregate purchase price) were required to be paid in cash under the terms of the agreement. The holders of the notes agreed to accept this payment in the aggregate of approximately $92,000 in common stock (556,865 shares) of the Company. The fair value of the shares due has been charged to operations and this expense is included in current liabilities as these shares have not been issued as of April 30, 2006. In addition, the Company was required to have the registration statement declared effective no later than June 27, 2005. As the registration statement has not been declared effective, penalties in the amount of 2% per month of the aggregate purchase price are required to be paid in cash under the terms of the agreement. Interest accrues on the unpaid penalties at the rate of 18% per annum for each month that they are unpaid. Penalties and interest of approximately $548,000 have been charged to operations for the year ended April 30, 2006.

Financing fees in connection with this agreement approximated $285,000. In addition, the Company issued the warrants to a broker to acquire 5,052,600 shares of Nesco common stock at an exercise price of $0.15 per share. Such warrants had a fair value at the date of issuance of approximately $407,000. These fees and warrant costs were charged to operations as deferred finance costs over the term of the convertible notes, $294,000 and $398,000 in the years ended April 30, 2006 and 2005, respectively.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Debentures - Officers and Related Party

Related Party - As of April 30, 2004, a related party had loaned HDS an aggregate of $1,308,000. HDS issued a series of convertible debentures in connection with these loans between the period of October 12, 1999 and August 7, 2003. On April 19, 2004, the related party agreed, upon consummation of the Share Exchange, to extend the due dates of these debentures until December 31, 2005 and to exchange these debentures for 8% convertible debt of Nesco based on the same ratios in the Share Exchange (a ratio of approximately 9 Nesco common shares for 1 common share of HDS stock and 36 Nesco common shares for 1 preferred share of HDS stock). On May 25, 2004 the exchange was completed. In consideration for an extension and exchange of the debt, the debt holder was also granted a warrant to acquire one share of Nesco common stock at an exercise price of $0.15 for a term of five years for each dollar of HDS debt. Of the total $1,308,000 debt exchanged, approximately $75,000 was attributed to the fair value of the warrants, $1,121,000 was attributed to the intrinsic value of the beneficial conversion feature and the remaining $112,000 was recorded as a long-term debt.

In addition, in May 2004 this party exchanged an aggregate of 331,500 options and warrants of HDS for an aggregate of 10,566,000 warrants of Nesco based on the same ratios in the Share Exchange. These options/warrants are currently exercisable at prices that range between $0.08 -$0.39 and expire between six and seven years. Compensation expense approximating $889,000 was recorded on May 25, 2004 for the increase in the fair value of these vested HDS options/warrants as a result of the exchange. The increase in the fair value was estimated on the date of the share exchange using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and two to three-year expected lives.

Officers - As of April 30, 2004, HDS had outstanding debt due to two officers in the aggregate of approximately $803,000, which was comprised or approximately $552,000 in unpaid payroll and $251,000 in net notes payable including accrued interest. In April 2004, the officers agreed to exchange this debt for 8% convertible debentures of Nesco in connection with the Share Exchange in May 2004. This debt is convertible into common shares of Nesco at approximately $0.15 per share (the market price on the date of exchange). In consideration for an extension and exchange of the debt, the debt holders were also granted a warrant to acquire one share of Nesco common stock at an exercise price of $0.15 for a term of five years for each dollar of HDS debt. Of the total of approximately $803,000 in debt, approximately $46,000 was attributed to the fair value of the warrants, approximately $46,000 was attributed to the intrinsic value of the beneficial conversion feature and the remaining balance of approximately $711,000 was recorded as long-term debt. In December 2005, one of these officers resigned from the Company.

In addition, one of the officers exchanged an aggregate of 133,334 options of HDS for an aggregate of 1,200,000 warrants of Nesco based on the same ratios in the Share Exchange. These options were exercisable at $0.39 per share until they expired in January 2006. Compensation expense approximating $23,000 was recorded on May 25, 2004 for the increase in the fair value of these vested HDS options/warrants as a result of the exchange.

The increase in the fair value of warrants and options in connection with the above debentures was estimated on the date of the Share Exchange using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and two to three-year expected lives.

Convertible Debentures - Other Third Parties

As of April 30, 2004, HDS had outstanding 8% convertible debentures in the aggregate of $625,000, of which $325,000 were issued to a broker and $300,000 were issued to a series of investors in connection with a private placement in 2002. The debentures were due on October 31, 2003. On April 19, 2004, the debt holders agreed to exchange these debentures for 8% convertible debt of Nesco due on December 31, 2005 based on the same ratios in the Share Exchange (a ratio of approximately 9 Nesco common shares for 1 common share of HDS stock and 36 Nesco common shares for 1 preferred share of HDS stock). On May 25, 2004 the exchange

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

was completed. This debt is convertible at approximately $0.08 per share into an aggregate of approximately 7,500,000 shares of Nesco. In consideration for the extension and exchange of the debt, the debt holders were also granted a warrant to acquire one share of Nesco common stock at an exercise price of $0.15 for a term of five years for each dollar of HDS debt for an aggregate of the issuance of 625,000 warrants. Of the approximately $625,000 of debt exchanged, approximately $36,000 was attributed to the fair value of the warrants, approximately $536,000 was attributed to the intrinsic value of the beneficial conversion feature and the remaining balance of $53,000 was recorded as long-term debt.

In addition, these parties, inclusive of broker warrants, exchanged an aggregate of 431,619 options and warrants of HDS for an aggregate of 11,015,820 warrants of Nesco based on the same ratios in the Share Exchange. These options/warrants are currently exercisable at prices that range between $0.08 -$0.39 and expire between six and seven years. Compensation expense approximating $872,000 was recorded on May 25, 2004 for the increase in the fair value of these vested HDS options/warrants as a result of the exchange.

The increase in the fair value of warrants and options in connection with the above debentures was estimated on the date of the share exchange using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and two to three-year expected lives.

Other Long Term Debt -

On June 23, 2006, the Company executed a secured note payable to Dicon for $330,000 for the purchase of certain equipment. The note bears interest at the prevailing prime rate, adjusted quarterly starting in December 2006, plus 1.5%. Monthly payments of principal and interest become due beginning in September 2006 and continue until maturity at August 31, 2009. Prime rate for the first payment was agreed to be 8% and the initial monthly payments will be approximately $11,000. The Company granted Dicon a first security interest in the underlying equipment which was purchased for a total price of $380,000.

In accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" the Company has determined that the value of its derivative instruments have an immaterial value.

8.    Standby Equity Distribution Agreement and Stock Issuance Costs Expensed

On August 23, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, an investment firm. Under the terms of the agreement, the investment firm committed to purchase up to $10,000,000 of the Company's common stock and the equity line was to be drawn down upon a registration statement covering the shares being declared effective by the Securities and Exchange Commission ("SEC"). As consideration for entering into the Standby Equity Distribution Agreement, the Company granted Cornell Capital Partners, LP 3,266.66 shares of Series B Convertible Preferred Stock (convertible into 2,450,000 common shares) and paid a $70,000 cash consulting fee. In addition, the Company granted the placement agent 66.66 shares of Series B Preferred Stock (convertible into 50,000 common shares). The fair value of the shares ($625,000) as well as $17,500 in fees and the $70,000 cash consulting fee associated with this agreement were recorded on the balance sheet as stock issuance costs in the quarter ended October 31, 2004.

On November 16, 2004 the Company filed a preliminary information statement with the SEC to allow the Company to effect an increase the number of common shares it is authorized to issue. This needed to be completed before the Company could have the required registration statement declared effective by the SEC. On January 27, 2005, a preliminary registration statement was filed. Between December 2004 and November 2005, various comments and responses were exchanged between the SEC and the Company on the information statement and the registration statement. On November 4, 2005, the Company decided to withdraw the registration statement covering the shares to be sold, thereby effectively terminating the planned issuance of shares to Cornell Capital Partners. LP. The Company expensed the approximately $713,000 of stock issuance costs as of April 30, 2005.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.    Customer deposits

At April 30, 2006, of the approximately $846,000 of customer deposits, approximately $839,000 are from one customer. This customer made a non-refundable deposit to be applied to future purchases from the Company until December 31, 2009. To the extent that any portion of the deposits is not used for purchases by the end of calendar year 2009, the deposits would be forfeited.

10.   Due to related party and affiliates

Due to related party and affiliates at April 30, 2006 of approximately $506,000 consists primarily of temporary advances, unpaid rent and real estate taxes due to an entity owned by a related party of the Company. See also, Note 13.

11.   Stockholders' deficit

Capitalization

Our authorized capital consists of 25,000,000 shares of common stock $0.001 par value. Shares outstanding at April 30, 2006 include the current outstanding common shares in the aggregate of 20,136,225 shares less the 2,400,000 shares which are subject to redemption (see Share Exchange below). In addition, we are authorized to issue 850,000 shares of our Series A Convertible Preferred Stock ("Series A Preferred Stock") and 150,000 shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock") respectively. As of April 30, 2006, there were 67,000 shares of our Series A Stock outstanding and 117,054.94 shares of our Series B Preferred Stock outstanding.

Holders of common stock are entitled to one vote for each share of common stock owned on all matters to be voted on by stockholders. Our Articles of Incorporation do not contain any special voting provisions, and no corporate action requires a greater than majority vote of stockholders. Cumulative voting is not permitted in the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefore. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Each share of Series A Preferred Stock shall be automatically converted into 30 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue. Each share of our Series A Preferred Stock shall have 30 votes per share on all matters to be voted on by all stockholders. Each share of Series A Preferred Stock when voting as a class shall be entitled to one vote per share. Until exchange for common shares as contemplated by the exchange agreement, upon any liquidation or dissolution, holders of Series A Preferred Stock shall be entitled to receive $2.00 per share plus an amount equal to all dividends accrued but unpaid.

Each share of Series B Preferred Stock shall be automatically converted into 750 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue sufficient to convert the then outstanding shares of Series B Preferred Stock. Each share of our Series B Preferred Stock shall have 750 votes per share on all matters to be voted on by all stockholders. Each share of Series B Preferred Stock when voting as a class shall be entitled to one vote per share. Shares of Series B Preferred Stock shall rank junior to shares of Series A Preferred Stock.

Stock Options and Warrants

The Company's 1999 Stock Option Plan (the "1999 Plan") provides that key employees are eligible to receive incentive stock options or nonqualified stock options and that directors and advisors shall be eligible to receive nonqualified options. Under the 1999 Plan, the Company may grant options to purchase up to a total of 1,000,000 shares of common stock. As of April 30, 2006, there were 1,000,000 options available for future grants. For options granted to greater than 10% shareholders, the exercise price of the options must be fixed at not less than 110% of the fair market value on the date of grant. The maximum term of these options may not exceed five years from the date of grant.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the options and warrants granted to officers, employees consultants and convertible debt holders for the two year period ended April 30, 2006:

                                                               Number of shares under option/warrant
                                              --------------------------------------------------------------------
                                                                                                HDS Warrants          Weighted
                                                      Nesco                                -----------------------     Average
                                              ----------------------          HDS          Common        Preferred  Exercise price
                                Total         Options       Warrants        Options         Stock          Stock      per share
                                -----         -------       --------        -------         -----          -----      ---------
Outstanding, May 1, 2004      1,070,954             --             --       358,334        167,500        545,120    $   3.26

Options and warrants due
   to reverse acquisition    26,895,866      3,375,000     24,591,820      (358,334)      (167,500)      (545,120)       0.12

Options cancelled              (750,000)      (750,000)            --            --             --             --        0.61

Warrants granted             24,039,484             --     24,039,484            --             --             --        0.21

Options granted               5,180,000      5,180,000             --            --             --             --        0.16
                            -------------------------------------------------------------------------------------------------

Outstanding,
April 30, 2005               56,436,304      7,805,000     48,631,304            --             --             --        0.16

Options expired              (1,050,000)    (1,050,000)            --            --             --             --        0.25
                            -------------------------------------------------------------------------------------------------

Outstanding,
   April 30, 2006            55,386,304      6,755,000     48,631,304            --             --             --    $   0.16
                            =================================================================================================

The following table summarizes information about the stock options and warrants granted to officers, employees, consultants and convertible debt holders at April 30, 2006:

                              Options and Warrants Outstanding       Options and Warrants Exercisable
                              --------------------------------       --------------------------------

                              Number        Weighted       Weighted        Number        Weighted
                            Outstanding      Average       Average       Exercisable     Average
       Range of Exercise    April 30,       Remaining      Exercise       April 30,      Exercise
            Prices             2006           Term          Price           2006          Price
       -----------------       ----           ----          -----           ----          -----
          $0.05 - $0.15     37,348,798      4.3 years       $0.11        35,348,798       $0.10

          $0.25 - $0.39     18,037,506      3.2 years        0.27        18,037,506        0.27
                           --------------------------------------------------------------------

                            55,386,304                      $0.16        53,386,304       $0.16
                           ====================================================================

Share Exchange -

On May 25, 2004, HDS consummated the Share Exchange with Nesco whereby HDS became a majority-owned subsidiary of Nesco, and the holders of HDS common stock and debt acquired a majority interest of Nesco. Because the former HDS stockholders own a majority of the voting stock of Nesco (common stock and Series B preferred stock convertible into common stock), HDS is considered for accounting purposes to be the acquirer in the transaction. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nesco had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the exchange agreement. However, Nesco does not have the required number of authorized shares of common stock to complete the exchange on this basis. As such, it agreed to issue shares of its newly designated Series B Preferred Stock instead of common stock. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of Nesco common stock. Such amendment requires action by, or notification to, shareholders. Such notification has been reflected in a November 16, 2004 preliminary information statement filed with the SEC. The information statement cannot be completed until an amended information statement is filed. Upon completion of this process, the Company will file the Certificate of Amendment and issue the common stock.

At the time of the transaction, HDS common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of Nesco Preferred B Stock, which will be converted into 29,165,250 shares of Nesco common stock (a ratio of approximately 9 Nesco shares for 1 share of HDS stock). The HDS preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of Nesco Preferred B Stock, which will be converted into 10,650,750 shares of Nesco common stock (a ratio of approximately 36 Nesco shares for 1 share of HDS stock). Approximately 97% of the common and 90% of the preferred shareholders have exchanged their shares as of April 30, 2006 which has resulted in approximately 54.1% of Nesco's voting securities outstanding at the time of the exchange owned by HDS stockholders. Assuming that all the remaining HDS shareholders exchange their shares in the future, the former HDS shareholders would own 55.3% of Nesco's voting securities outstanding at the time of the exchange. Upon completion of this exchange, HDS common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of Nesco Preferred B Stock, which will be converted into 40,075,167 shares of Nesco common stock (a ratio of approximately 9 Nesco shares for 1 share of HDS stock). The HDS preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of Nesco Preferred B Stock which will be converted into 18,809,574 shares of Nesco common stock (a ratio of approximately 36 Nesco shares for 1 share of HDS stock). The HDS stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

In addition, Nesco was required to convert its outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of approximately $953,000 agreed to exchange the debt for an aggregate of 20,000 shares of Nesco's Series B Preferred Stock, which is convertible into 15,000,000 shares of Nesco's common stock. Nesco was also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. Certain holders of these special warrants were granted shares of Nesco common stock in the exchange as part of the common advisor shares issued. Nesco's Series A Preferred shareholders also agreed that upon completion of the exchange agreement they would convert their shares to Nesco's common stock and that Nesco would have no further obligations with respect to these preferred shares including payment of any prior preferred share dividends. In addition, Nesco was required to have net cash of approximately $350,000 at the closing of the transaction as part of the terms of the Share Exchange. Nesco provided approximately $208,500 as a bridge loan to HDS prior to April 30, 2004. This bridge loan was applied to the net cash obligation of Nesco, which was satisfied at the closing.

Concurrent with the exchange, Nesco Series A Preferred shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of Nesco Preferred B Stock, which will be converted into 15,375,000 shares of Nesco common stock (a ratio of approximately 30 Nesco common shares for 1 share of Series A preferred stock). As of April 30, 2005, 445,500 shares of Series A Preferred shares have been exchanged for 17,820 shares of Series B Preferred shares.

As part of this transaction, Nesco conditionally transferred its three wholly owned subsidiaries, NAC, IAP and NACE, to a consultant and interim officer of Nesco who resigned his position as officer at the time of the transfer. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify Nesco against any claims and, in exchange therefore, received 3,000,000 shares of common stock of Nesco and certain related registration rights. As additional consideration for the indemnification by the transferee, Nesco agreed that if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000, then the Company will repurchase from the transferee 2,400,000 of the common shares at that amount upon written notice from the transferee requesting such. On May 25, 2005, the Company agreed to extend the put right granted to the transferee until May 25, 2006 subject to the condition that the right may not be exercised until after January 1, 2006. The repurchase of the 2,400,000 common shares, which are subject to redemption by the transferee, are included in current liabilities at an aggregate of $330,000, the maximum amount the Company would be required to pay in the event of redemption. Such repurchase right expired unexercised on May 25, 2006.

In connection with the Share Exchange, Nesco also issued an aggregate of 6,500,000 common shares (with a fair value of approximately $975,000 based on the market price of $0.15 on the date of the exchange) to an advisor, a limited liability corporation owned by an affiliate of an interim officer and consultant, for services rendered in connection with the Share Exchange. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants of Nesco. Nesco also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash received from the Nesco acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the year ended April 30, 2005.

Prior to the transaction, Nesco had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that Nesco increases the number of common shares it is authorized to issue, Nesco would have approximately 106,387,000 shares outstanding as of the exchange date.

In addition to the exchange of shares, all outstanding options/warrants of HDS were exchanged for Nesco options/warrants based on the same ratios as the stock exchange. An aggregate of 525,834 options and warrants for the purchase of HDS common stock were exchanged for an aggregate of 4,732,500 options and warrants for the purchase of common stock of Nesco (a ratio of 9 Nesco common shares for 1 share of HDS common stock). An aggregate of 545,120 options and warrants for the purchase of HDS preferred stock were exchanged for an aggregate of 19,624,320 options and warrants for the purchase of common stock of Nesco (a ratio of 36 Nesco common shares for 1 share of HDS preferred stock). This resulted in the issuance of approximately 24,357,000 Nesco options/warrants. These options/warrants are currently exercisable at prices that range between $0.08 -$0.39 and expire between one and seven years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDS options/warrants as a result of the exchange. The increase in the fair value was estimated on the date of the Share Exchange using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and two to three-year expected lives.

The HDS debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of Nesco common stock at an exercise price of $0.15 for a term of five years for each dollar of HDS debt, for an aggregate issuance of 2,736,212 warrants. The total HDS term debt of approximately $2,736,000 was also exchanged for Nesco convertible debt and the holders may convert this debt to approximately 28,551,000 shares of Nesco common stock. Approximately $156,000 of the total debt exchanged was attributed to the fair value of the warrants and approximately $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of approximately $877,000 was recorded as long-term debt. For the years ended April 30, 2006 and 2005 the amortization of the debt discount approximated $623,000 and $1,080,000, respectively.

Prior to the transaction, Nesco had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above, Nesco had approximately 30,703,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loss Per Share

Basic loss per share excludes dilution and is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Because the Company incurred a net loss, diluted net loss per share was the same as basic net loss per share for the years ended April 30, 2005 and 2004, since the effect of any potentially dilutive securities would be antidilutive.

The loss per common share at April 30, 2006 includes the current outstanding common shares in the aggregate of 20,136,225 shares less the 2,400,000 shares which are subject to redemption (see Share Exchange above). It does not include 117,055 shares of Series B preferred shares which will be converted into 87,791,250 common shares, 67,000 shares of Series A preferred shares which will be converted into 2,010,000 common shares and 2,916,308 common shares for the prior HDS common and preferred holders who have not yet exchanged their shares. Although the Series A and Series B preferred shares will be automatically exchanged for common shares upon the filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue, they have been excluded from loss per common share, in accordance with the Emerging Issues Task Force ("EITF") 03-6 as these securities have no contractual obligation to share in the losses of the Company. The following supplemental pro forma information is presented to illustrate the effects on loss per share of the conversion of the Series A and Series B preferred stock for the years ended April 30, 2006 and 2005.

                                              April 30, 2006     April 30, 2005
                                              --------------     --------------

Net loss                                       $ (4,399,000)     $ (8,597,000)
Weighed average common shares outstanding
  basic and diluted                             111,020,000       104,850,000
Loss per common share, basic and diluted       $       (.04)     $       (.08)

The loss per common shares does not include an aggregate of 55,386,304 warrants and options outstanding and 43,850,747 shares issuable under the terms of convertible debt. The effect of these securities would be antidilutive.

12.   Income taxes

Income taxes have been accounted for under SFAS No. 109. At April 30, 2006, the Company had net operating loss carryforwards of approximately $19,500,000 to offset future income subject to tax. These result in an estimated $6,630,000 of federal, and $1,170,000 million of state, deferred tax assets at April 30, 2006. A full valuation allowance ($7,800,000) has been established for these deferred tax assets since their realization is considered unlikely. The difference between the tax provision at the federal corporation tax statuary rate (34%) and the rate, zero, included in the Company's consolidated financial statements occurs because the Company has not had taxable income and does not have the ability to utilize loss carryforwards.

The increase in valuation allowance of $735,000 and $3,480,000 for the years ended April 30, 2006 and 2005, respectively, is primarily attributable to the Company's additional net operating losses incurred. At April 30, 2006, the Company has federal and state net operating loss carryforwards of approximately $19,500,000, which expire beginning in 2012 (see, however, below).

Changes in the ownership of a majority of the fair market value of the Company's common stock would likely delay or limit the utilization of existing net operating loss carryforwards. The Company believes, based upon limited analysis, that such change may have occurred in 2004. However, the amount of such limitation has not been determined.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.   Commitments and contingencies

Employment Agreements

On May 19, 2004, the Company entered into an employment agreement with an officer. The agreement provides for annual compensation of $120,000 increasing, as amended to $200,000 effective January 1, 2005 with a 10% increase each year on December 31 during the term of the agreement and bonuses to be paid as determined by the Board of Directors. The term of the agreement, as amended, extends until December 31, 2009. In addition, the officer was granted nonqualified options, effective the date of the closing of the Share Exchange, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee of the Company. The options are exercisable at the "Applicable Trading Price" in the Share Exchange which was computed to be $0.15 per share.

Consulting Agreements

On May 25, 2004, the Company entered into a two-year consulting agreement with an affiliate of an interim officer and consultant of Nesco which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the 2,000,000 shares of common stock ($300,000 based on the market price of $0.15 on the date of the agreement) was charged to operations in the quarter ended July 31, 2004. As of the prior fiscal year end, April 30, 2005, the Company had prepaid approximately $23,000 in consulting fees associated with this agreement. At, April 30, 2006, approximately $35,000 was owed under this agreement and on May 25, 2006, the agreement expired.

On May 25, 2004, the Company entered into a one-year advisory services agreement which provided for the issuance of 681,667 shares of common stock and a minimum monthly consulting fee of $6,250 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the shares (approximately $102,000 based on the market price of $0.15 on the date of the agreement) was charged to operations in the quarter ended July 31, 2004. On December 17, 2004, the Company terminated the agreement which was cancelable by either party after six months. On January 5, 2005, the Company issued an aggregate of 908.89 shares of Series B Preferred shares (convertible into 681,667 common shares) as per the agreement.

On November 1, 2004, the Company entered into a one-year advisory services agreement which provides for compensation of $10,000 per month, of which $1,800 was payable in cash and $8,200 was payable, at the Company's discretion, in cash or in common stock of the Company. The common stock payment was based each month on the closing bid price of the Company's common stock on the first day of the month for which payment is due. The consultant has customary piggyback registration rights with respect to any shares issued under this agreement. As of April 30, 2006 the Company has accrued the monthly minimum compensation of $1,800. The fair value of the shares due under the agreement (approximately $98,000, calculated on a monthly basis to be 1,100,837 shares) has been charged to operations and this expense is included in current liabilities as these shares have not been issued as of April 30, 2006. This agreement expired under its terms at October 31, 2005.

On November 15, 2004, the Company entered into a one-year consulting agreement for research and public relations services which provided for the issuance of 276,000 shares of restricted common stock and a one-time consulting fee of $500. The fair value of the shares due under the agreement (approximately $47,000 based on the market price of $0.17 on the date of the agreement) has been charged to operations. This expense was included in current liabilities as these shares had not been issued. In December 2005, the Company issued 368 shares of Series B Preferred shares in settlement of approximately $47,000 of this liability. Such shares are convertible into 276,000 shares of common stock of the Company.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 14, 2004, the Company entered into two four-month consulting agreements for advisory services related to financial matters and marketing. Each agreement provides for the payment of a monthly fee of $7,800 and the issuance of a five-year warrant to purchase 40,000 shares of the common stock of the Company exercisable at the closing price on the date of the agreement ($0.15). The warrants vest at the rate of 10,000 shares per month. The fair value of the warrants ($12,000) were charged to operations in the fiscal year ended April 30, 2005.

On December 20, 2004, the Company entered into a one-year advisory services agreement which provides for compensation in the form of a five year warrant to purchase 204,000 shares of the common stock of the Company at an exercise price of $0.15. The warrants vest at the rate of 1/3 immediately, 1/3 on the six month anniversary of the agreement and 1/3 one year from the agreement date. The fair value of the warrants were charged to operations as they vested including approximately $20,000 and $10,000 in the fiscal years ended April 30, 2006 and 2005, respectively.

Leases, Including Leases With Related Parties

HDS leases with related parties - On January 25, 2002, HDS entered into a lease for a manufacturing facility that was purchased by an entity owned by a related party. This lease, as amended in 2004, provides for minimum monthly rental payments of approximately $14,000 with increases of 5% every two years beginning in February 2006 and expires in 2012.

Additionally, on April 1, 2004, HDS, along with other co-tenants, entered into a month-to-month lease for office space with an entity majority-owned by a director of the Company, which, as amended, provides for a monthly lease payment of approximately $3,000 per month since February 28, 2004.

Foam Manufacturing lease - In February 2006, FMI executed a six year lease for approximately 28,000 square feet of space calling for minimum annual rentals ranging from approximately $160,000 in the initial year to approximately $195,000 in the sixth year plus all costs to operate the premises including utilities, maintenance and taxes. The Company paid a lease deposit of approximately $27,000 to secure its payment of the lease.

Rent expense and minimum lease commitments - Rent expense for the years ended April 30, 2006 and 2005 was approximately $250,000 and $196,000, respectively, including $210,000 and $196,000, respectively, that was payable to related parties. Unpaid rent payable to related parties totaled approximately $312,000 at April 30, 2006 including all of the rent, insurance and taxes charged for the fiscal year ended April 30, 2006 and approximately $101,000 of the rent and insurance charged for the prior year.

Minimum annual lease payments on long term operating leases, excluding utilities, maintenance and taxes are as follows:

                                       Total        FMI Lease       HDS Lease
                                       -----        ---------       ---------
      Year ending April 30,
             2007                 $    332,000   $    161,000    $    170,000
             2008                      340,000        168,000         172,000
             2009                      354,000        175,000         179,000
             2010                      363,000        182,000         181,000
             2011                      379,000        189,000         190,000
             2012                      284,000        146,000         138,000
                                  ------------   ------------    ------------
               Total              $  2,052,000   $  1,021,000    $  1,030,000
                                  ============   ============    ============

Deferred sublease income - On October 1, 1998, Nesco entered into a ten-year lease through September 30, 2008 for the rental of office facilities. The lease provides for escalations for scheduled rent increases and for the Company's proportionate share of increases in real estate taxes and maintenance costs. On March 4, 2000, Nesco entered into a sublease agreement for the October 1998 lease with a company in which a prior major shareholder of Nesco is a stockholder. The sublease expires on September 30, 2008. The sublease rent is being paid directly to the landlord by the sublease tenant.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Aggregate future minimum rental payments and sublease payments under the operating lease set forth above as of April 30, 2006 are as follows:

                                         Rent Payment            Sublease income
                                         ------------            ---------------
      Year ending April 30,
             2007                         $   179,000              $   179,000
             2008                             179,000                  179,000
             2009                              45,000                   45,000
                                          -----------              -----------
               Total                      $   403,000              $   403,000
                                          ===========              ===========

In June 2000, Nesco received a payment for future rent of approximately $398,000 from the subtenant under the sublease with respect to the October 1998 lease. This payment was recorded as deferred sublease income and will be recognized as revenue on a straight-line basis over the lease term. At April 30, 2006, deferred sublease income is approximately $117,000, of which approximately $47,000 is included in accounts payable and accrued liabilities.

Litigation

In June 2006, the Company received a complaint from a law firm seeking payment of approximately $72,000 of fees alleged to be billed to the Company, together with interest and costs. The Company believes this action is subject to the indemnification granted to the Company in connection with the transfer of the former Nesco businesses to a former interim officer (See Share Exchange above). Except for this claim and the claims against former subsidiaries of Nesco, as described in Nesco's April 30, 2004 10-KSB filing, the Company and its subsidiaries were not involved in any other material legal proceedings during the year ended April 30, 2006.

The NAC entities, formerly subsidiaries of Nesco, are subject to a number of claims and alleged violations. Pursuant to the stock purchase and assumption agreement dated as of April 29, 2004, and completed as part of the terms of the Share Exchange with HDS on May 25, 2004, between Nesco and NAC Calabria Acquisition Corporation (the "Purchaser"), the Purchaser became responsible for all liabilities of our previous business conducted by the NAC Entities.

14.   Significant customers

Customers accounting for 10% or more of revenue for the years ended April 30, 2006 and 2005 are as follows:

                                                April 30,
                                                ---------
                                       2006                   2005
                                       ----                   ----
            Customer A               $228,000               $  8,000
            Customer B                173,000                353,000
            Customer C                120,000                107,000
            Customer D                114,000                  6,000
                                     --------               --------
                                     $635,000               $474,000
                                     ========               ========

Accounts receivable from these customers aggregated approximately $39,000 at April 30, 2006. Sales to Dicon under the manufacturing agreement discussed in
Note 4 began in April 2006.

                        This page is intentionally blank

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                   January 31,
                                                                                      2007
                                                                                      ----
                                                                                   (unaudited)
ASSETS
Current assets
  Cash                                                                            $      4,000
  Accounts receivable                                                                  199,000
  Inventories                                                                          221,000
  Prepaid expenses and other current assets                                             14,000
                                                                                  ------------
    Total current assets                                                               438,000

Property and equipment, net of accumulated depreciation
  and amortization of approximately $1,991,000                                         954,000
Other assets - deposits, deferred financing costs and other                             78,000
                                                                                  ------------
                                                                                  $  1,470,000
                                                                                  ============
LIABILITIES AND STOCKHOLDERS'  DEFICIT
Current liabilities
  Current portion of note payable to Dicon                                        $     87,000
  Secured accounts receivable and purchase order financing,
    including $166,000 payable to a related party                                      277,000
  Customer deposits                                                                    940,000
  Accounts payable and accrued expenses                                              1,435,000
  Stock to be issued                                                                    92,000
  Due to related party and affiliates                                                   70,000
                                                                                  ------------
    Total current liabilities                                                        2,901,000
                                                                                  ------------
Non-current liabilities
  Short-term obligations settled or refinanced to long-term
   Convertible debentures, including interest and penalties, in default, settled in February 2007 ($3,664,000 is secured by the assets of the Company and another  $2,707,000 is payable to related
    parties and current or former officers)                                          7,242,000
   Subsidiary senior secured notes payable and interest, including
    $200,000 payable to related parties, settled in February 2007                    1,119,000
   Note and interest payable, in default, settled in February 2007                     743,000
   Due to related party and affiliates, settled in February 2007                       855,000
                                                                                  ------------
    subtotal - short-term obligations settled or refinanced to long-term             9,959,000
Note payable to Dicon                                                                  206,000
Deferred sublease income                                                                35,000
                                                                                  ------------
    Total non-current liabilities                                                   10,200,000
                                                                                  ------------
Commitments and contingencies
Stockholders' deficit
  Series A convertible preferred stock, $.001 par value, authorized
   850,000 shares, 67,000  issued and outstanding                                           --
Series B convertible preferred stock, $.001 par value, authorized
   150,000 shares, 117,055 issued and outstanding                                           --
Common stock, $.001 par value, authorized 25,000,000 shares,
   21,636,225 issued and outstanding                                                    22,000
Additional paid-in-capital                                                          14,504,000
Accumulated deficit                                                                (26,157,000)
                                                                                  ------------
    Total stockholders' deficit                                                    (11,631,000)
                                                                                  ------------
                                                                                  $  1,470,000
                                                                                  ============

See notes to consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                         Nine Months Ended January 31,              Three Months Ended Janaury 31,
                                                         -----------------------------              ------------------------------
                                                           2007                 2006                  2007                 2006
                                                       (unaudited)           (unaudited)           (unaudited)          (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                              $  1,367,000          $     823,000         $     472,000       $     190,000

Cost of revenues                                         2,023,000                773,000               658,000             247,000
                                              --------------------------------------------------------------------------------------

Gross profit (loss)                                       (656,000)                50,000              (186,000)            (57,000)
                                              --------------------------------------------------------------------------------------

Operating expenses
  General and administrative                               898,000                892,000               263,000             228,000
                                              --------------------------------------------------------------------------------------
                                                                --                     --
      Total operating costs                                898,000                892,000               263,000             228,000
                                              --------------------------------------------------------------------------------------

Loss from operations                                    (1,554,000)              (842,000)             (449,000)           (285,000)
                                              --------------------------------------------------------------------------------------

Other income (expenses)
  Sublease income                                           35,000                 35,000                12,000              12,000
  Amortization of debt discount                                 --             (1,730,000)                   --            (327,000)
  Interest  and other expense                             (306,000)              (223,000)             (110,000)            (71,000)
  Interest expense, related parties                       (141,000)              (132,000)              (47,000)            (47,000)
  Amortization of financing costs                               --               (294,000)                   --             (41,000)
  Penalties under registration rights
    agreement                                             (510,000)              (388,000)             (178,000)           (146,000)
                                              --------------------------------------------------------------------------------------

                                                          (922,000)            (2,732,000)             (323,000)           (620,000)
                                              --------------------------------------------------------------------------------------

Net loss                                              $ (2,476,000)         $  (3,574,000)        $    (772,000)      $    (905,000)
                                              ======================================================================================

Weighted average common shares
  Basic and diluted                                     19,950,000             17,600,000            20,234,000          17,700,000
                                              --------------------------------------------------------------------------------------

Net loss per common share
  Basic and diluted                                   $      (0.12)         $       (0.20)        $       (0.04)      $       (0.05)
                                              ======================================================================================

See notes to consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                   Nine months Ended January 31,
                                                                                                   -----------------------------
                                                                                                    2007                   2006
                                                                                                    ----                   ----
                                                                                                (unaudited)             (unaudited)
Cash flows from operating activities
  Net loss                                                                                     $  (2,476,000)         $  (3,574,000)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Stock-based compensation charge                                                                   19,000                 70,000
    Depreciation and amortization                                                                    170,000                125,000
    Amortization of debt discount                                                                         --              1,730,000
    Amortization of financing costs                                                                       --                294,000
  Changes in operating assets and liabilities:
    Accounts receivable                                                                             (114,000)                30,000
    Inventories                                                                                     (120,000)                    --
    Prepaid expenses and other current assets                                                          5,000                 30,000
    Accrued penalties and interest (included in convertible debentures)                              510,000                388,000
    Customer deposits                                                                                 93,000                     --
    Accounts payable, accrued expenses and other                                                     816,000                294,000
    Interest payable                                                                                 409,000                248,000
    Due to affiliates                                                                                148,000                149,000
    Deferred sublease income                                                                         (35,000)               (35,000)
                                                                                        --------------------------------------------
Net cash used in operating activities                                                               (575,000)              (251,000)
                                                                                        --------------------------------------------
Cash flows from investing activities
  Deposit on lease and purchase of equipment                                                        (146,000)              (162,000)
                                                                                        --------------------------------------------
Net cash used in investing activities                                                               (146,000)              (162,000)
                                                                                        --------------------------------------------
Cash flows from financing activities
  Proceeds from issuance of subsidiary senior secured notes                                          560,000                175,000
  Proceeds from accounts receivable financing                                                        622,000                159,000
  Payments of accounts receivable financing                                                         (484,000)               (86,000)
  Payments from affiliate                                                                                 --                165,000
                                                                                        --------------------------------------------
Net cash provided by financing activities                                                            698,000                413,000
                                                                                        --------------------------------------------

Net decrease in cash                                                                                 (23,000)                    --
Cash
  Beginning of period                                                                                 27,000                 22,000
                                                                                        --------------------------------------------
  End of period                                                                                $       4,000          $      22,000
                                                                                        ============================================

Supplemental disclosure of cash flow information,
  Cash paid during the period for interest                                                     $          --          $       1,000
                                                                                        ============================================
Supplemental disclosure of non-cash investing and financing
activities:
  Note payable to Dicon for purchase of equipment                                              $     330,000          $          --
                                                                                        ============================================
  Reclassify expired stock repurchase obligation to equity                                     $     330,000          $          --
                                                                                        ============================================
  Common stock issued in connection with stock to be issued                                    $      98,000          $          --
                                                                                        ============================================
  Stock issued for interest payment on convertible debentures                                  $          --          $      93,000
                                                                                        ============================================

See notes to consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------

Nine months ended January 31, 2007 (unaudited)

                                                          Nesco
                                   Series A             Series B
                                  Convertible          Convertible
                                Preferred Stock      Preferred Stock          Common Stock            Additional
                               ----------------     -----------------      -----------------            Paid-in         Accumulated
                               Shares    Amount     Shares     Amount      Shares       Amount          Capital           Deficit
                               ------    ------     ------     ------      ------       ------        ----------        -----------
Balances, May 1, 2006          67,000    $   --    117,055    $    --    17,736,225   $  18,000     $ 14,061,000      $ (23,681,000)

Expiration of share
  repurchase obligation                                                   2,400,000       2,000          328,000
Stock compensation
  charge                                     --                    --                        --           19,000
Shares issued (see Note 10)                  --                    --     1,500,000       2,000           96,000
Net loss                                                                                                                 (2,476,000)
                               -----------------------------------------------------------------------------------------------------

Balances, January 31, 2007,
  (unaudited)                  67,000    $   --    117,055    $    --    21,636,225   $  22,000     $ 14,504,000      $ (26,157,000)
                               =====================================================================================================

See notes to consolidated financial statements.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The accompanying interim condensed consolidated financial statements and the accompanying notes included herein have been prepared by the Company, without audit, in accordance with the instructions for Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and therefore do not include all information and notes normally provided in the annual consolidated financial statements. These interim condensed consolidated financial statements should, therefore, be read in conjunction with the audited consolidated financial statements and the notes thereto of the Company for the year ended April 30, 2006. These statements reflect all adjustments which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of the results for the three and nine months ended January 31, 2007 and 2006. The results of operations for the three and nine months ended January 31, 2007 and 2006 are not necessarily indicative of the results for the full year.

Note 2. Discussion of the Company's Activities; Liquidity and Going Concern

Organization - Nesco Industries, Inc. (hereinafter referred to as "Nesco," we or, together with its wholly-owned subsidiaries, the "Company") is a Nevada corporation whose principal business is conducted through its wholly-owned subsidiaries, Hydrogel Design Systems, Inc. ("HDS") and, since January 2006, Foam Manufacturing, Inc. ("FMI"). HDS is engaged in the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic consumer products. FMI is engaged in the manufacture and sale of patented hydrophilic urethane foam products, polyurethane gels and moisture managed foam footwear inserts for use in the cosmetic, medical, and household markets. The Company acquired the rights to produce the FMI products during October 2005, by agreement granting it the exclusive rights to manufacture and distribute these products in North America as described further in Note 4 to the Company's consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended April 30, 2006.

Liquidity and Going Concern - At January 31, 2007, the Company had $4,000 of cash and an accumulated deficit of approximately $26,157,000, a working capital deficit of approximately $2,463,000 and, for the nine months then ended, incurred a net loss of approximately $2,476,000 and used approximately $721,000 of cash in operations and investing activities. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's plan to deal with this uncertainty is to raise capital, refinance the convertible debt and notes payable and to improve operations through its ongoing activities and the new activities of FMI (which has not yet achieved profitability). On February 15, 2007, the Company issued approximately $4,456,000 of new senior secured convertible notes payable in exchange for gross proceeds of approximately $4,150,000 and was successful in restructuring approximately $9,959,000 of short term obligations, including all of its overdue debt. Such short term obligations and overdue debt were settled by the payment of approximately $2,428,000 in cash, promises to pay an additional approximately $321,000 in cash over time and committing to issue approximately 1,073,440,000 shares of common stock and five-year warrants to purchase approximately 397,030,000 shares of common stock as described further in Notes 6 and 11 to the condensed consolidated financial statements. The February 2007 financing and debt restructuring provides the Company with additional working capital in the short term but is not sufficient to fund its operations over the coming twelve months. As such, management plans to raise additional capital that will be necessary to operate the business over the next twelve months. However, there can be no assurance that managements' plan to raise capital or improve operations can result in the Company's continued operation as a going concern.

The accompanying interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The interim condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Manufacturing Agreement and Related Activities and Concentrations

On October 3, 2005, the Company entered into a manufacturing agreement (the "Agreement") with an entity affiliated with a director of the Company ("Dicon") as described in its Annual Report on Form 10-KSB for the year ended April 30, 2006. Pursuant to that agreement, in June 2006, the Company paid $50,000 in cash and executed a three year note payable to Dicon for $330,000 in connection with the purchase of additional equipment contemplated to be purchased under the agreement. As of January 31, 2007, such additional equipment was not yet operational as significant electrical and other work necessary to its installation is not scheduled to be completed until the quarter ending April 30, 2007.

The Company has been purchasing a significant amount of its materials requirements under the Agreement with Dicon directly from Dicon. As such, the Company owes Dicon approximately $304,000 for materials at January 31, 2007. To date, Dicon has allowed the Company to pay under extended credit terms due to the early start-up of production. Additionally, Dicon is FMI's main customer constituting virtually all of FMI's approximately $648,000 sales, and approximately 47% of consolidated sales, in the nine months ended January 31, 2007. Amounts receivable from Dicon are approximately $24,000 at January 31, 2007. Customer deposits includes approximately $100,000 for amounts advanced by Dicon for products billed but not yet shipped at January 31, 2007.

Note 4. Short Term Financing

Accounts Receivable Financing - Beginning in November 2005, the Company began raising short-term financing by accounts receivable financing. Under this program, specific accounts receivable are sold at a discount and the Company retains the right to repurchase the accounts, subject to a 2% per month financing charge. Additionally, beginning in April 2006, borrowings under this arrangement were extended to customer purchase orders. The Company records this as a financing transaction in which the receivables sold are carried on the condensed consolidated balance sheet and the amount of the repayment is reflected as a short-term debt. At January 31, 2007, approximately $166,000 of this liability was payable to a related party.

Note 5. Long-Term Debt

Note Payable to Dicon - On June 23, 2006, the Company executed a secured note payable to Dicon for $330,000 in connection with the purchase of certain equipment. The note bears interest at the prevailing prime rate, adjusted quarterly starting in December 2006, plus 1.5%. Monthly payments of principal and interest began in September 2006 and continue until maturity at August 31, 2009. Prime rate for the first payment was agreed to be 8% and the initial monthly payments are approximately $11,000. The Company granted Dicon a first security interest in the underlying equipment which was purchased for a total price of $380,000. See also, Notes 6 and 11.

Note 6 - Short Term Obligations Settled or Refinanced to Long Term After January 31, 2007

The Company's intention has been to refinance or restructure certain obligations which were overdue. On February 15, 2007, the Company issued new 9% senior secured convertible notes payable for $4,456,000 yielding gross proceeds of approximately $4,150,000. In connection with the financing, the Company settled approximately $9,959,000 of existing obligations (as described below) in exchange for an aggregate $2,428,000 in cash, future payments of approximately $321,000, 1,073,440,000 shares of common stock and five year warrants to purchase 397,030,000 shares of common stock at $0.0046.

7,242,000 of Convertible Debentures, Including Interest and Penalties Payable, in Default, settled for cash, common stock and warrants - The Company had the following convertible debentures outstanding at January 31, 2007:

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                         Registration      Accrued
                                 Due date                 Face amount      penalties       interest         Total
                                 --------                 -----------      ---------       --------         -----
Senior secured parties           December 1, 2005         $ 2,295,000     $1,059,000     $  311,000      $3,665,000

Officers and related parties     December 31, 2005          2,111,000             --        596,000       2,707,000

Other third parties              December 31, 2005            625,000             --        245,000         870,000
                                                           ----------     ----------     ----------      ----------
         Subtotal                                          $5,031,000     $1,059,000     $1,152,000      $7,242,000
                                                           ==========     ==========     ==========      ==========

These debts were settled on February 15, 2007 as follows:

                                                                      Cash to be      Common       Common stock
                                         Total                         paid over   shares to be   issuable under
                                      outstanding     Cash paid         2 years       issued       new warrants
                                      -----------     ---------         -------       ------       ------------
Senior secured parties                $ 3,665,000    $ 2,100,000       $      --     55,309,000               --
Officers and related parties:
     Former officer                       534,000         50,000          50,000             --        7,000,000
     Officer                              443,000             --              --     20,000,000

     Other related parties              1,730,000             --              --    173,151,000               --
                                       ----------     ----------       ---------    -----------       ----------

            Subtotal                    2,707,000         50,000          50,000    193,151,000        7,000,000
                                       ----------     ----------       ---------    -----------       ----------

Other third parties                       870,000             --              --     86,903,000        8,690,000
                                       ----------     ----------       ---------    -----------       ----------
         Subtotal                      $7,242,000     $2,150,000       $  50,000    335,363,000       15,690,000
                                       ==========     ==========       =========    ===========       ==========

The new warrants are exercisable at $0.0046 per share until February 14, 2012.

The registration penalties accrued at 2% per month until January 31, 2007, plus interest on the unpaid penalties at 18% per annum, due to the Company's failure to satisfy certain registration rights obligations to the senior secured parties.

The original debt discount and quarterly amortization of debt discount (in the three and nine months ended January 31, 2006) and interest expense on these instruments follows:

                                      Original Debt                    Quarterly
   Due to                               Discount       Amortization     Interest
   ------                               --------       ------------     --------
   Senior secured parties             $ 2,112,000       $ 409,000        $46,000
   Officers and related parties         1,287,000         203,000         42,000
   Other third parties                    571,000          90,000         13,000
                                      -----------       ---------       --------
       Total                          $ 3,970,000       $ 702,000       $101,000
                                      ===========       =========       ========

The debt discount has been fully amortized as of December 31, 2005 and so there is no amortization in the nine months ended January 31, 2007.

Financing fees aggregating approximately $285,000, and warrants with a fair value of approximately $407,000 at date of issuance, were incurred in connection with the convertible debentures issued to the senior secured parties. Such costs were amortized to operations at the rate of approximately $126,000 per quarter through December 1, 2005, the maturity date of the debt.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The conversion features and related warrant exercise prices are as follows:

                                                                   Total shares      Total shares
                                                       Warrant     issuable on      issuable under
   Description                     Conversion price     price       conversion       warrants (a)
   -----------                     ----------------     -----       ----------       ------------
   Senior secured parties               $0.15           $0.25       15,300,000        15,300,000
   Officers and related parties     $0.08 - $0.15       $0.15       21,050,747         2,111,230
   Other third parties                  $0.08           $0.15        7,500,000           625,000
                                                                    ----------        ----------
       Total                                                        43,850,747        18,036,230
                                                                    ==========        ==========

(a) Shares issuable under warrants and the exercise price of these warrants are subject to antidilution adjustment as a result of the February 15, 2007 financing and such calculations have not yet been made by the Company.

In June 2005, the Company issued 618,815 shares of common stock as payment for the interest due in the aggregate of approximately $93,000. Certain registration rights penalties due at January 27, 2005 in the amount of approximately $92,000 were settled with the Company's agreement to issue 556,865 shares of its common stock. Such amount is included in current liabilities with common stock to be issued on the condensed consolidated balance sheet.

Additional information about the convertible debentures listed above is contained in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2006.

$743,000 Note and Interest Payable, in default, settled in cash -

On January 24, 1997, HDS entered into a promissory note with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The note has been amended several times, the most recent of which was on April 21, 2004, and thereafter bore interest (payable at maturity) at 8% per annum and was due on December 31, 2005 as discussed further in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2006.

This note was not paid on the maturity date of December 31, 2005 and is in default at January 31, 2007. Interest expense approximates $11,000 per quarter in all periods presented for this note.

The balance due on the note at January 31, 2007, approximately $743,000 consisting of approximately $555,000 in principal and $188,000 of accrued interest, was settled on February 15, 2007 in exchange for the payment of $200,000 in cash.

$855,000 Due to Related Party and Affiliates, settled in common stock and notes
- Due to related party and affiliates at January 31, 2007 consisted of: approximately $240,000 of temporary advances due to an entity owned by a related party, approximately $341,000 of unpaid rent and real estate taxes on our principal manufacturing facility due to an entity majority-owned by a related party of the Company and approximately $271,000 payable to the Company's Chief Executive Officer for unpaid salary from October 2005 through January 31, 2007. The amounts due for temporary advances ($240,000) and the amount due for unpaid rent and real estate taxes ($341,000) were settled on February 15, 2007 in exchange for 265,350,000 shares of common stock and warrants to purchase 137,098,000 shares of common stock at $0.0046 which expire on February 14, 2012. The amount owed to the Company's Chief Executive Officer ($271,000) was deferred for payment until August 2009 ($136,000) and February 2010 ($136,000).

$1,119,000 of Subsidiary Senior Secured Notes settled in common stock and cash - During the nine months ended January 31, 2007, the Company raised approximately $560,000 by issuing additional 11% per annum subsidiary senior secured notes of FMI pursuant to a note purchase agreement as amended and restated on February 1, 2006. Such amount raises the total amount outstanding under such agreement to approximately $1,040,000. Such subsidiary senior secured notes were secured by all the assets of FMI and, as amended in October 2006, were due on the earlier of January 31, 2007 or the completion of a financing of at least $500,000. The notes were issued to directors and other related parties as well as third parties. In connection with the issuance of new senior secured convertible notes in February 2007 as described in Note 11, the subsidiary senior secured note holders agreed to: (a) forgo any interest beyond January 31, 2007 (b) convert their outstanding principal of $1,040,000 into 472,727,000 shares of common stock of the Company and warrants to purchase 244,242,000 shares at $0.0046 until February 14, 2012 and (c) the payment, in cash, of approximately $78,000 of interest.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Customer Deposits

At January 31, 2007, approximately $831,000 of the $940,000 of customer deposits represents deposits from one customer to be applied against future purchase orders. The deposit is non-refundable but applicable to future purchases from the Company until December 31, 2009. To the extent that any portion of the deposits is not used for purchases by the end of calendar year 2009, the deposits will be forfeited. Also included in Customer deposits is approximately $100,000 for product billed but not shipped to Dicon.

Note 8. Stockholders' Deficit

May 25, 2004 Share Exchange - On May 25, 2004, HDS consummated a share exchange agreement (the "Share Exchange") with Nesco whereby HDS became a majority-owned subsidiary of Nesco, and the holders of HDS common stock and debt acquired a majority interest of Nesco as described in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2006. The Company had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the Share Exchange. However, the Company did not have the required number of authorized shares of common stock to complete the exchange on this basis. As such, it agreed to issue shares of its newly designated Series B Preferred Stock instead of common stock. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of common stock. Such amendment requires action by, or notification to, stockholders, which notification has been reflected in a November 16, 2004 preliminary information statement filed with the SEC in connection with an increase in the authorized common stock of the Company to 400,000,000 and the change of the Company's name to Aquamatrix Inc. The information statement was completed and mailed to stockholders on March 5, 2007 and the related actions (increase in authorized common stock and name change) will be effective on March 26, 2007 or thereafter, at which time the Company will file the Certificate of Amendment and issue the common stock and operate under the name of Aquamatrix Inc.

As part of the Share Exchange transaction, Nesco conditionally transferred its three wholly-owned subsidiaries to a consultant and interim officer of Nesco who resigned his position as officer at the time of the transfer. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify Nesco against any claims and, in exchange therefore, received 3,000,000 shares of common stock of Nesco and certain related registration rights. As additional consideration for the indemnification by the transferee, Nesco agreed that if the transferee could not in good faith resell the shares of common stock in an arm's length transaction during, as amended, the twenty-four month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus certain outstanding legal fees or (ii) $330,000, then the Company would repurchase from the transferee 2,400,000 of the common shares at that amount upon written notice from the transferee requesting such repurchase. Such repurchase right expired unexercised on May 25, 2006. As such, the Company's obligation to repurchase the 2,400,000 common shares was included in current liabilities at an aggregate of $330,000 (the maximum amount the Company would be required to pay in the event of redemption) until the expiration of this obligation on May 25, 2006 at which time the liability was reclassified to common stock and additional paid-in-capital.

Loss per Common Share - Basic loss per common share excludes dilution and is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Because the Company incurred a net loss, diluted net loss per common share was the same as basic net loss per common share for the three and nine months ended January 31, 2007 and 2006, since the effect of any potentially dilutive securities would be antidilutive.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The loss per common share at January 31, 2006 includes the then outstanding common shares in the aggregate of 20,136,225 shares less the 2,400,000 shares which were subject to redemption (see "May 25, 2004 Share Exchange" above). At January 31, 2007, such 2,400,000 are no longer subject to redemption and are therefore included, subsequent to May 25, 2006, in the calculation of loss per common share. The loss per common share for the three months ended January 31, 2007 and 2006 does not include 117,055 and 116,687 shares, respectively, of Series B preferred shares which will be converted into 87,791,250 and 87,515,250 common shares, respectively, 67,000 shares of Series A preferred shares which will be converted into 2,010,000 common shares, and 2,916,308 common shares for the prior HDS common and preferred holders who have not yet exchanged their shares. Although the Series A and Series B preferred shares will be automatically exchanged for common shares upon the filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue, they have been excluded from loss per common share, in accordance with the Emerging Issues Task Force ("EITF") 03-6 as these securities have no contractual obligation to share in the losses of the Company.

The following supplemental pro forma information is presented to illustrate the effects of the conversion of Series A and Series B preferred stock to common stock for the three and nine months ended January 31, 2007 and 2006:

                                                        Nine months ended                     Three months ended
                                                            January                                January
                                              ---------------------------------       ---------------------------------
                                                   2007               2006                2007                2006
                                              -------------       -------------       -------------       -------------
Net Loss                                      $  (2,476,000)      $  (3,574,000)      $    (772,000)      $    (905,000)
Weighed average common shares
 Outstanding, Basic and diluted                 112,670,000         110,200,000         112,950,000         110,300,000
Loss per common share, basic and diluted      $        (.02)      $        (.03)      $        (.01)      $        (.01)

The loss per common share does not include an aggregate of 56,436,304 warrants and options outstanding and 43,850,747 shares issuable under the terms of convertible debt. The effect of these securities would be antidilutive. See also, Notes 6 and 11.

Stock Based Compensation - The Company has a stock-based employee compensation plan. Prior to May 1, 2006, the Company used the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for its plans. In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation," and supersedes APB No. 25. Among other items, SFAS No. 123R eliminates the use of APB No. 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments in the financial statements based on the grant date fair value of those awards. The effective date of SFAS No. 123R for the Company is May 1, 2006. The Company has elected to adopt SFAS No. 123R using the "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the consolidated financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date and for all unvested share-based payments granted before the effective date.

The following table illustrates the effect on net loss and loss per common share for the three and nine months ended January 31, 2006 as if the Company had applied the fair value recognition provisions of FASB Statement 123, "Accounting for Stock-Based Compensation".

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                     Nine              Three
                                                  months ended      months ended
                                                  January 31,        January 31,
                                                      2006              2006
                                                  -----------       -----------
Net loss, as reported                             $(3,574,000)      $  (905,000)
Add: Total stock-based employee compensation
expense determined under fair value based
method, net of related tax effects                     45,000            15,000
                                                  -----------       -----------
Pro forma net loss                                $(3,589,000)      $  (920,000)
                                                  ===========       ===========

Net loss as reported                              $     (0.20)      $     (0.05)
                                                  ===========       ===========
Pro-forma net loss per common share               $     (0.20)      $     (0.05)
                                                  ===========       ===========

Note 9. Significant Customers

Customers accounting for 10% or more of revenue for the three and nine months ended January 31, 2007 and 2006 are as follows:

                                        Nine months               Three Months
                                        January 31,               January 31,
                                        -----------               -----------
                                     2007         2006         2007         2006
                                     ----         ----         ----         ----
Customer A                            47%           0%          44%           0%
Customer B                            13%          13%          28%          17%
Customer C                            10%          23%           7%          11%
Customer D                             5%          10%           4%           6%
Customer E                             3%          20%           7%           0%
                                     ----         ----         ----         ----
                                      78%          62%          90%          44%
                                     ====         ====         ====         ====

Accounts receivable from these customers aggregated approximately $242,000 at January 31, 2007.

Note 10. Commitments and Contingencies

Employment Agreement

On May 19, 2004, as amended on November 22, 2004, the Company entered into a five-year employment agreement with its chief executive officer calling for annual compensation of $120,000 until December 31, 2004, $200,000 effective January 1, 2005 and 10% increases each year on December 31, during the term of the agreement. See the Company's Annual Report on Form 10-KSB for the year ended April 30, 2006 for a more complete description of this agreement including bonus and stock option provisions. Beginning in October 2005, the Company ceased making payments on this agreement due to its cash deficiency. Services continued to be provided and accruals continued to be made for unpaid compensation. At January 31, 2007, approximately $271,000 was included in accounts payable and accrued expenses for unpaid compensation under such employment agreement. See Notes 6 and 11 regarding the rescheduling of this obligation in February 2007.

Consulting Agreements

On November 1, 2004, the Company entered into a one-year advisory services agreement which provides for compensation of $10,000 per month, of which $1,800 was payable in cash and $8,200 was payable, at the Company's discretion, in cash or in common stock of the Company. The common stock payment was based each month on the closing bid price of the Company's common stock on the first day of the month for which payment is due. The consultant has customary piggyback registration rights with respect to any shares issued under this agreement. The fair value of the shares due under the agreement (approximately $98,000,

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

calculated on a monthly basis to be 1,100,837 shares) has been charged to operations and this amount had been included in current liabilities as these shares have not been issued at January 31, 2007. This agreement expired at the end of its term on November 1, 2005. In November 2006, this consultant filed a claim against the Company to receive its accrued but unpaid compensation. In January 2007, such litigation was settled in exchange for the issuance of 1,500,000 shares and the payment of approximately $16,000. The difference between value of the shares delivered (1,500,000) and the amount previously accrued for a lower amount of shares to deliver (1,110,837) is not significant.

On December 20, 2004, the Company entered into a one-year advisory services agreement which provides for compensation in the form of a five year warrant to purchase 204,000 shares of the common stock of the Company at an exercise price of $0.15. The warrants vest at the rate of 1/3 immediately, 1/3 on the six month anniversary of the agreement and 1/3 one year from the date of the agreement. The fair value of the warrants vested (approximately $30,000) were charged to operations in the aggregate of approximately $10,000 in the prior fiscal year and approximately $10,000 each in the quarters ended July 31, 2005 and January 31, 2006.

Also see the Company's Annual Report on Form 10-KSB for the year ended April 30, 2006 for additional information regarding consulting agreements.

Litigation

During August 2006, the Company was served with a judgment filed with the Clerk of Southern District of New York on March 13, 2006 in the amount of approximately $227,000 in favor of a bonding company and against the Company and its former subsidiary National Abatement Corp. who were all named as Defendants/Judgment Debtors in a matter filed against our former subsidiary National Abatement Corp., the Company and the bonding company. The original judgment was for approximately $380,000 (including the approximately $227,000 that was satisfied by the bonding company). In an unrelated matter, in June 2006, a complaint was filed against the Company in the Court of Common Pleas of Philadelphia County, Pennsylvania seeking recovery of approximately $72,000 of legal fees, plus interest and other costs, alleged to be owed since 1999.

The Company believes that the above matters, which are related to business activities prior to its merger in 2004, are covered by the indemnification provided under the Share Exchange completed on May 25, 2004. The Company is presently communicating with counsel, the judgment creditor and the indemnifying party as well as the Plaintiff in the Pennsylvania matter. However, given the aggregate amounts and complexity of these matters, the Company believes that it may have to settle or satisfy such matters. Settlement discussions have commenced. While the amount of any settlement and the extent of recoveries that could be expected under indemnification are uncertain, the Company has accrued approximately $100,000 during the nine months ended January 31, 2007 as its estimate of settlement and legal costs that may not be recoverable under indemnification.

Except for the above and claims against former subsidiaries of Nesco, as described in the Company's April 30, 2006 10-KSB filing, the Company and its subsidiaries were not involved in any other material legal proceedings during the three and nine months ended January 31, 2007.

The NAC entities, formerly subsidiaries of Nesco, are subject to a number of claims and alleged violations. Pursuant to the stock purchase and assumption agreement dated as of April 29, 2004, and completed as part of the terms of the Share Exchange with HDS on May 25, 2004, between Nesco and NAC Calabria Acquisition Corporation (the "Purchaser"), the Company believes the Purchaser became responsible for all liabilities of our previous business conducted by the NAC Entities. See, however, Note 8.

Note 11. Financing and restructuring completed subsequent to January 31, 2007

Issuance of new senior secured convertible notes in February 2007 -

On February 15, 2007, the Company consummated a financing transaction with certain unaffiliated accredited institutional investors (the "Investors") from

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

which the Company received gross proceeds of approximately $4,150,000. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, the Company issued senior secured convertible promissory notes to the Investors in the aggregate original principal amount of approximately $4,456,000 million (the "Notes"), five-year warrants (the "Warrants") to purchase an aggregate of approximately 480,000,000 shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. As security for our obligations, we, along with our subsidiaries, HDS, FMI and Converting Sciences, Inc. (together, our "Subsidiaries") entered into a Security Agreement with a collateral agent appointed by the Investors, pursuant to which the Company and its subsidiaries granted a security interest in all of our assets to the Investors. Subsidiaries are also parties to a guaranty pursuant to which they have agreed to unconditionally guaranty the Company's obligations under the Notes and the Warrants and the documents entered into by us in connection with the sale of the Notes and the Warrants. We also entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale the shares of our common stock into which the Notes are convertible and the shares of our common stock for which the Warrants are exercisable.

We have used or will use the proceeds from the financing for the payment of fees and expenses relating to the financing, for general working capital and for the settlement or repayment of certain pre-existing indebtedness (the "Indebtedness"). The Indebtedness that has been repaid with proceeds from the financing includes payments totaling approximately $2.1 million pursuant to the settlement agreements entered into with the holders of our senior secured convertible notes, a payment of $200,000 in settlement of the principal and interest owed on a debenture held by a secured creditor, an initial payment of $50,000 in settlement of the principal and interest owed on a debenture held by a former officer and director and payment of approximately $78,000 of interest on certain senior secured subsidiary notes payable that were converted to common stock as discussed in Note 6. The balance of the proceeds will be used to pay transaction expenses and for working capital.

The following is a summary description of certain of the agreements entered into in connection with the transaction described.

Securities Purchase Agreement - The Securities Purchase Agreement provides for the sale, in two closings, of up to an aggregate amount of $5,000,000 principal amount of the Notes for which the purchaser will pay approximately $0.93 for each $1.00 principal amount of Notes purchased. In the initial closing, which occurred on February 15, 2007, we sold approximately $4,456,000 principal amount of Notes and issued five year Warrants to purchase approximately 480,000,000 shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. In any second closing, which may occur at any time prior to our filing a registration statement to cover the resale of shares of common stock to be issued upon conversion of the Notes or exercise of the Warrants, we may sell up to $544,000 principal amount of Notes at the Purchase Price of $0.9300 for each $1.00 of principal amount of Notes and Warrants to acquire up to approximately 58,600,000 shares of Common Stock. The Securities Purchase Agreement provides to the Investors, for so long as the Notes remain outstanding, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

Notes - The Notes bear interest at the rate of 9% per year, payable monthly in arrears, commencing March 1, 2007. We will be required to make monthly principal payments on the Notes beginning on April 1, 2008. Subject to certain mandatory prepayment provisions and events of default, unpaid principal and interest due under the Notes will become due and payable on February 15, 2009. Each Note is convertible, at the option of the holder, into approximately 960,000,000 shares of our common stock at a price of $0.00464 per share (the "Conversion Price"), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

Generally, the Notes provide for optional redemption by us at a redemption price equal to the greater of (i) 120% of the face amount redeemed (110% of the face amount redeemed for the first six months immediately following the date of issuance) and (ii) the product of (A) the remaining amount of the Note to be redeemed (including accrued and unpaid interest and late charges) divided by the conversion price in effect at the time of redemption and (B) the Weighted Average Price (as defined in the Note) at the time of such redemption.

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Note issued to one participant lender provides for optional redemption by us only if (i) the Equity Payment Conditions (as defined in such Note) have all been met for each of the prior twenty (20) Trading Days, and (ii) the Market Price (as defined) of the Common Stock for each of the prior twenty (20) Trading Days exceeds 200% of the initial Conversion Price for that Note. If these conditions are and remain satisfied, that Note may be redeemed by us at a redemption price of 120% of the outstanding principal amount of the Note being redeemed (110% of the of the outstanding principal amount redeemed for the first six months immediately following the date of issuance), plus any accrued and unpaid Interest, fees and penalties. In addition, the holder of that Note will have the option to participate in any optional redemption being made by us with respect to the other Notes.

Events of default will result in a default rate of interest of 18% per year and the holder may require that the Note be redeemed at the Event of Default Redemption Price (as defined in the Note). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Note also provides that in the event of a Change of Control (as defined in the Note), the holder may require that such holder's Note be redeemed at the Change of Control Redemption Price (as defined in the Note).

Warrants - The Warrants are exercisable at a price of $0.00464 per share for a period of five years from the date of issuance. The Warrants may also be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Warrants, issuances of convertible securities with a conversion price below the exercise price of the Warrants.

Registration Rights Agreement - The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Notes and the Warrants within 75 calendar days after the first closing date. We are required to cause such registration statement to become effective on or before the date which is 90 calendar days after the filing of such registration statement. In addition to it being an event of default under the Notes, if we fail to file such registration statement in the time frame required, fail to cause it to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, we will be required to make certain Registration Delay Payments (as defined in the Registration Rights Agreement), which shall not exceed, in the aggregate, 10% of the aggregate Purchase Price (as defined in the Note). Any amount we would owe in excess of that cap would cause the exercise price of the Warrants to immediately be reduced.

Settlement of Overdue Indebtedness in February 2007 -

Contemporaneously with the closing of the financing, we settled certain of our outstanding Indebtedness and obtained the release of security interests in favor of the holders of the Indebtedness in exchange for the commitment to issue 1,073,440 shares of common stock, warrants to purchase 397,030,000 shares of common stock, cash of $2,428,000 and promises to pay of $321,000 as described above and further in Note 6.

Summary -

Subsequent to the transactions described above and in Note 6, the Company's common stock includes the following:

                                                                                  Shares subject to
                                                                  Common            Warrants and
                                                                  Shares            Convertibles
                                                                  ------            ------------
Outstanding at January 31, 2007                                   21,636,000        56,436,000(b)
Outstanding Preferred A shares, automatically convert (a)          2,010,000
Outstanding Preferred B shares, automatically convert (a)         90,708,000
Stock to be issued                                                   557,000
                                                               -------------      -------------
     Subtotal                                                    114,911,000        56,4366,000
Shares in February 2007 settlement of debts                    1,073,440,000        397,030,000
Shares issuable on conversion of February 2007 notes             960,345,000
Shares issuable under February 2007 warrants issued              480,000,000
                                                               -------------      -------------
     Total                                                     1,188,351,000      1,893,811,000
                                                               =============      =============

(a) These shares automatically convert to common stock pursuant to their terms once an increase to the authorized common stock becomes effective after March 26, 2007 pursuant to a notice to shareholders.
(b) The price and number of shares underlying these outstanding warrants are subject to adjustment for anti-dilution as a result of the February 2007 financing and stock issuances. The amount of such adjustment has not yet been determined by the Company,

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of both the convertible notes and the related warrants, the Company has an obligation to make a cash payment, as defined in the related note and warrant agreements, to the holders of the convertible notes or warrants if the holders exercise their right to convert the notes or exercise the warrants and we subsequently fail to deliver a certificate representing the shares to be issued upon such exercise during a defined period after such notes have been converted or warrants have been exercised. Accordingly, we believe that generally accepted accounting principles will require us to account for the fair value of the potential liability under the convertible notes and warrants and to revalue such liability at the end of each quarterly reporting period. Further, the Emerging Issues Task Force ("EITF") has recently released EITF 0019B which requires companies to compute the likelihood of a liability under registration rights agreements such as the one entered into in the February 2007 financing discussed above. The Company has not yet completed such calculations.

Change in Authorized Capitalization, Reverse Split and Change in Company Name from Nesco to Aquamatrix -

The Company did not have a sufficient number of authorized common shares to issue all of the shares under the February 2007 settlement of debts and the convertible notes and related warrants. As such, pursuant to an Information Statement originally filed with the SEC in 2004 in connection with the 2004 Share Exchange as discussed in Note 8, the Company's authorized shares were increased to 400,000,000 shares effective on March 28, 2007 and on that date the Company's name was changed from Nesco Industries, Inc. to Aquamatrix, Inc.

================================================================================

                                19,929,187 Shares


                                     [LOGO]
                                   AQUAMATRIX
                      Innovations in Hydrophilic Technology


                                  Common Stock


                                  _____________

                                   PROSPECTUS
                                  _____________


                                [________], 2007

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Our articles of incorporation limit the liability of directors and officers for breaches of fiduciary duties other than with respect to the distribution of unlawful dividends or acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Under our bylaws, we are required to indemnify any officer or director who is made a party to a proceeding, including any lawsuit, because of his position, to the extent such person is not otherwise indemnified and to the extent that such indemnification is not otherwise prohibited by law. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all reasonable expenses incurred, including attorney's fees. Chapter 78 of the Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

      The indemnification provisions in the bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except for the SEC registration fee and the NASD filing fee. We do not expect our expenses in connection with this offering to exceed $________.

      SEC registration fee...........................       $  *
      NASD filing fee................................          *
      Printing expenses..............................          *
      Legal fees and expenses........................          *
      Accounting fees and expenses...................          *
      Blue Sky fees and expenses.....................          *
      Miscellaneous..................................          *
                                                            ----
         Total.......................................       $  *
                                                            ====

----------
*     To be completed by amendment.

Item 27. Exhibits

3.1 Articles of Incorporation of Aquamatrix, Inc. as amended (to be filed by amendment)

3.2 Bylaws of Aquamatrix, Inc. (filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the SEC on November 30, 1999 and incorporated herein by reference).

3.3 Certificate of Designation of 10% Series A Convertible Preferred Stock (filed as an Exhibit to the Company's Annual Report on Form 10-KSB filed with the SEC on August 13, 2002 and incorporated herein by reference).

3.4 Amendment to Certificate of Designation of 10% Series A Convertible Preferred Stock (filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004 and incorporated herein by reference).

3.5 Certificate of Designation of Series B Preferred Stock (filed as an Exhibit to the Company's Current Report on Form 8-K filed with the SEC on June 9, 2004 and incorporated herein by reference).

4.1 Securities Purchase Agreement, dated as of February 15, 2007, among the Company and the investors named therein (filed as an Exhibit to the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.2 Form of Note (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.3 Form of Warrant (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.4 Registration Rights Agreement, dated as of February 15, 2007, among the Company and the investors named therein (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

5 Opinion of Barack Ferrazzano Kirschbaum Nagelberg & Perlman LLP regarding legality (to be filed by amendment).

10.1 Share Exchange Agreement by and among HDS, Nesco, HDS Signatory Stockholders and Nesco Signatory Stockholders dated April 29, 2004 (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on June 9, 2004, and incorporated herein by reference herein).

10.2 Stock Purchase and Assumption Agreement dated as of May 13, 2004 as amended between Company and NAC Calabria Acquisition Corporation (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.3 Accounts Receivable Transfer Agreement dated as of May 28, 2004 as Registrant and the NAC entities (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.4 Employment Agreement between Company and Matthew Harriton dated as of May 19, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.5 Stock Option Agreement between Company and Matthew Harriton dated as of May 25, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.6 Amended and Restated Employment Agreement between Company and Matthew Harriton dated as of November 22, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on March 22, 2005, and incorporated herein by reference).

10.7 Advisory Services Agreement between Company and JMK Associates dated as of May 25, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on March 22, 2005, and incorporated herein by reference).

10.8 Securities Purchase Agreement between Company and Sloan Securities Corp. dated as of July 1, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.9 Standby Equity Distribution Agreement between Company and Cornell Capital Partners, LP dated as of August 23, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.10 Registration Rights Agreement between Company and Cornell Capital Partners, LP dated as of August 23, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.11 Placement Agent Agreement between Company and Newbridge Securities Corporation, Cornell Capital Partners, LP dated as of August 23, 2004 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.12 Agreement between H.H. Brown Shoe Technologies, Inc. doing business as Dicon Technologies, Hydrogel Design Systems, Inc. and a wholly owned subsidiary of Hydrogel Design Systems, Inc. to be formed and dated October 3, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.13 Addendum to Agreement between H.H. Brown Shoe Technologies, Inc. doing business as Dicon Technologies, Hydrogel Design Systems Inc. and a wholly owned subsidiary of Hydrogel Design Systems, Inc. to be formed and dated January 18, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.14 Amended and Restated Note Purchase Agreement by and Between Foam Manufacturing, Inc., Chicago Investments, Inc. and The Additional Investors Party Hereto, dated February 1, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.15 Commercial lease dated February 1, 2006 between Hamilton Transit Corporate Center and Foam Manufacturing Inc. (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.16 Promissory Note dated June 23, 2006 between Hydrogel Design Systems, Inc. and Foam Manufacturing Inc. in favor of H.H. Brown Shoe Technologies, Inc. (doing business as Dicon Technologies, Inc.) and related Security Agreement dated June 23, 2006 (filed as an Exhibit to the Company's Form 10-KSB for the year ended April 30, 2006 filed with the SEC on July 31, 2007, and incorporated herein by reference).

10.17 Security Agreement dated June 23, 2006 between Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and H.H. Brown Shoe Technologies, Inc. (doing business as Dicon Technologies, Inc.) and related Security Agreement dated June 23, 2006 (filed as an Exhibit to the Company's Form 10-KSB for the year ended April 30, 2006 filed with the SEC on July 31, 2007, and incorporated herein by reference).

21          Subsidiaries of Aquamatrix, Inc.

23.1        Consent of Rothstein Kass & Company, P.C.

23.2 Consent of Barack Ferrazzano Kirschbaum Nagelberg & Perlman LLP (to be included in Exhibit 5).

24          Powers of Attorney (set forth on signature page to Registration
            Statement).

Item 28. Undertakings

      The undersigned Registrant hereby undertakes the following:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of May, 2007.

                                       AQUAMATRIX, INC.


                                       By: /s/ Matthew Harriton
                                           -------------------------------------
                                           Matthew Harriton
                                           President and Chief Executive Officer
                                           (Principal executive, financial and
                                           accounting officer)

      We, the undersigned directors of Aquamatrix, Inc., and each of us, do hereby constitute and appoint Matthew Harriton, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any other registration statements related to the offering that is the subject of this registration statement filed pursuant to Rule 462; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 1st day of May, 2007 in the capacities indicated.

          Signature                                    Title
          ---------                                    -----


    /s/ Arlen Reynolds                          Director, Chairman
-----------------------------
      Arlen Reynolds


   /s/ Matthew Harriton          Director, President and Chief Executive Officer
-----------------------------
     Matthew Harriton


      /s/ Joel S. Kanter                             Director
-----------------------------
      Joel S. Kanter


     /s/ Gene E. Burleson                            Director
-----------------------------
     Gene E. Burleson

                                  EXHIBIT LIST

3.1 Articles of Incorporation of Aquamatrix, Inc. as amended (to be filed by Amendment).

3.2 Bylaws of Aquamatrix, Inc. (filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the SEC on November 30, 1999 and incorporated herein by reference).

3.3 Certificate of Designation of 10% Series A Convertible Preferred Stock (filed as an Exhibit to the Company's Annual Report on Form 10-KSB filed with the SEC on August 13, 2002 and incorporated herein by reference).

3.4 Amendment to Certificate of Designation of 10% Series A Convertible Preferred Stock (filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004 and incorporated herein by reference).

3.5 Certificate of Designation of Series B Preferred Stock (filed as an Exhibit to the Company's Current Report on Form 8-K filed with the SEC on June 9, 2004 and incorporated herein by reference).

4.1 Securities Purchase Agreement, dated as of February 15, 2007, among the Company and the investors named therein (filed as and Exhibit to the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.2 Form of Note (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.3 Form of Warrant (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

4.4 Registration Rights Agreement, dated as of February 15, 2007, among the Company and the investors named therein (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007 and incorporated herein by reference).

5 Opinion of Barack Ferrazzano Kirschbaum Nagelberg & Perlman LLP regarding legality (to be filed by amendment).

10.1 Share Exchange Agreement by and among HDS, Nesco, HDS Signatory Stockholders and Nesco Signatory Stockholders dated April 29, 2004 (filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on June 9, 2004, and incorporated herein by reference herein).

10.2 Stock Purchase and Assumption Agreement dated as of May 13, 2004 as amended between Company and NAC Calabria Acquisition Corporation (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.3 Accounts Receivable Transfer Agreement dated as of May 28, 2004 as Registrant and the NAC entities (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.4 Employment Agreement between Company and Matthew Harriton dated as of May 19, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.5 Stock Option Agreement between Company and Matthew Harriton dated as of May 25, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004, and incorporated herein by reference).

10.6 Amended and Restated Employment Agreement between Company and Matthew Harriton dated as of November 22, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on March 22, 2005, and incorporated herein by reference).

10.7 Advisory Services Agreement between Company and JMK Associates dated as of May 25, 2004 (filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on March 22, 2005, and incorporated herein by reference).

10.8 Securities Purchase Agreement between Company and Sloan Securities Corp. dated as of July 1, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.9 Standby Equity Distribution Agreement between Company and Cornell Capital Partners, LP dated as of August 23, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.10 Registration Rights Agreement between Company and Cornell Capital Partners, LP dated as of August 23, 2004 (filed as Exhibits with the Company's Registration Statement on Form SB-2 filed with the SEC on January 31, 2005, and incorporated herein by reference).

10.11 Placement Agent Agreement between Company and Newbridge Securities Corporation, Cornell Capital Partners, LP dated as of August 23, 2004 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.12 Agreement between H.H. Brown Shoe Technologies, Inc. doing business as Dicon Technologies, Hydrogel Design Systems, Inc. and a wholly owned subsidiary of Hydrogel Design Systems, Inc. to be formed and dated October 3, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.13 Addendum to Agreement between H.H. Brown Shoe Technologies, Inc. doing business as Dicon Technologies, Hydrogel Design Systems Inc. and a wholly owned subsidiary of Hydrogel Design Systems, Inc. to be formed and dated January 18, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.14 Amended and Restated Note Purchase Agreement by and Between Foam Manufacturing, Inc., Chicago Investments, Inc. and The Additional Investors Party Hereto, dated February 1, 2006 (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.15 Commercial lease dated February 1, 2006 between Hamilton Transit Corporate Center and Foam Manufacturing Inc. (filed as an Exhibit to the Company's Form 10-QSB for the three and six months ended October 31, 2005 filed with the SEC on April 28, 2006, and incorporated herein by reference).

10.16 Promissory Note dated June 23, 2006 between Hydrogel Design Systems, Inc. and Foam Manufacturing Inc. in favor of H.H. Brown Shoe Technologies, Inc. (doing business as Dicon Technologies, Inc.) and related Security Agreement dated June 23, 2006 (filed as an Exhibit to the Company's Form 10-KSB for the year ended April 30, 2006 filed with the SEC on July 31, 2007, and incorporated herein by reference).

10.17 Security Agreement dated June 23, 2006 between Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and H.H. Brown Shoe Technologies, Inc. (doing business as Dicon Technologies, Inc.) and related Security Agreement dated June 23, 2006 (filed as an Exhibit to the Company's Form 10-KSB for the year ended April 30, 2006 filed with the SEC on July 31, 2007, and incorporated herein by reference).

21          Subsidiaries of Aquamatrix, Inc.

23.1        Consent of Rothstein Kass & Company, P.C.

23.2 Consent of Barack Ferrazzano Kirschbaum Nagelberg & Perlman LLP (to be included in Exhibit 5).

24          Powers of Attorney (set forth on signature page to Registration
            Statement).